UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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FOOT LOCKER, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ANNUAL MEETING
OF SHAREHOLDERS

Proxy Statement

330 West 34th Street
New York, New York 10001

Notice of 2016 Annual Meeting of Shareholders

Date and Time:	May 18, 2016 at 9:00 a.m., Eastern Daylight Time (“EDT”)
Location:	AMC Loews Theatre, 312 West 34th Street, New York, New York 10001 (please see Page 93 for directions to the location of the 2016 Annual Meeting of Shareholders)
Record Date:	Shareholders of record as of March 21, 2016 can vote at this meeting
Items of Business:	•	Elect six members to the Board of Directors (the “Board”) to serve for one-year terms
	•	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2016 fiscal year
	•	Reapprove the performance goals under the Foot Locker Annual Incentive Compensation Plan, as Amended and Restated (the “Annual Bonus Plan”)
	•	Approve the Foot Locker Long-Term Incentive Compensation Plan, as Amended and Restated (the “LTIP”)
	•	Approve, on an advisory basis, our named executive officers’ compensation
	•	Vote, on an advisory basis, on whether the shareholder vote to approve our named executive officers’ compensation should occur every 1, 2, or 3 years
	•	Transact such other business as may properly come before the meeting and at any adjournment or postponement
Proxy Voting:	Your vote is important to us. Whether or not you plan to attend the 2016 Annual Meeting in person, please promptly vote by telephone or by Internet, or by completing, signing, dating, and returning your proxy card or vote instruction form so your shares will be represented at the 2016 Annual Meeting.

Sheilagh M. Clarke

Secretary

April 8, 2016

Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting of Shareholders to be Held on May 18, 2016

The Company’s Proxy Statement and 2015 Annual Report on Form 10-K are available at http://materials.proxyvote.com/344849

330 West 34th Street
New York, New York 10001

Proxy Statement Summary

We provide this summary of our Notice of 2016 Annual Meeting of Shareholders and Proxy Statement. Proxies are being solicited by the Board of Directors of Foot Locker, Inc. (“Foot Locker” or the “Company”) to be voted at our 2016 Annual Meeting of Shareholders. As this is a summary, please refer to the complete Proxy Statement and 2015 Annual Report on Form 10-K before you vote.

2016 Annual Meeting of Shareholders

Date and Time:

May 18, 2016
at 9:00 a.m. EDT

Location:

AMC Loews Theatre
312 West 34th Street
New York, New York 10001

Record Date:

March 21, 2016

	Board’s Voting
Proposal	Recommendation	Page

Proposal 1	FOR EACH NOMINEE	1
Election of six directors to serve for one-year terms

Proposal 2	FOR	76

Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2016 fiscal year

Proposal 3	FOR	78

Reapproval of the performance goals under the Foot Locker Annual Incentive Compensation Plan, as Amended and Restated

Proposal 4	FOR	81

Approval of the Foot Locker Long-Term Incentive Compensation Plan, as Amended and Restated

Proposal 5	FOR	85

Advisory approval of our named executive officers’ compensation

Proposal 6	FOR EVERY ONE YEAR	87
Advisory vote on whether the shareholder vote to approve our named executive officers’ compensation should occur every 1, 2, or 3 years

On or about April 8, 2016, we started mailing to most of our shareholders in the United States a Notice Regarding the Availability of Proxy Materials.

2016 Proxy Statement | i

Director Nominees

Six directors are standing for election for one-year terms at this meeting. The table below provides summary information about each of the nominees for director. Please see Pages 2 through 8 for additional information about each nominee and Pages 17 through 20 for additional information about the Committees of the Board.

					Committee
					Membership**
Name and Primary Occupation	Age*	Director Since	Independent	Other Public Company Boards	Audit	Finance	Compensation	Nominating	Executive

Maxine Clark
Founder, Retired Chairman and Chief Executive Bear of Build-A-Bear Workshop, Inc.	67	2013		Build-A-Bear Workshop, Inc. Gymboree Corp.	•	•

Alan D. Feldman
Retired Chairman, President and Chief Executive Officer of Midas, Inc.	64	2005		GNC Holdings, Inc. John Bean Technologies Corporation		•			•

Jarobin Gilbert, Jr.
President and Chief Executive Officer of DBSS Group, Inc.	70	1981		None	•			•

Richard A. Johnson
President and Chief Executive Officer of Foot Locker, Inc.	58	2014		H&R Block Inc.					•

Guillermo G. Marmol
President of Marmol & Associates	63	2011		Principal Solar, Inc. Vitamin Shoppe, Inc.		•			•

Dona D.Young
Retired Chairman, President and Chief Executive Officer of The Phoenix Companies, Inc.	62	2001		Aegon N.V.			•		•

Committee Chair
•	Committee Member
*	The ages shown are as of April 8, 2016.
**	See Pages 17 through 20 for additional information about the Committees of the Board.

ii | 2016 Proxy Statement

Board of Directors Highlights

Non-Executive
	Board of Directors		Chairman of the Board

Maxine Clark	Richard A. Johnson	Steven Oakland	Nicholas DiPaolo
Nicholas DiPaolo	Guillermo G. Marmol	Cheryl Nido Turpin
Alan D. Feldman	Matthew M. McKenna	Dona D. Young
Jarobin Gilbert, Jr.

Diversity			Independence	2015 Attendance

50% are female or ethnically diverse	3 are women	1 is African American	All directors are independent, except the CEO (9 out of 10 directors are independent)	100% Attendance at Board and Committee Meetings in 2015

1 is Hispanic

Named Executive Officers

Richard A. Johnson	President and Chief Executive Officer
Lauren B. Peters	Executive Vice President and Chief Financial Officer
Robert W. McHugh	Executive Vice President—Operations Support
Jeffrey L. Berk	Senior Vice President—Real Estate
Pawan Verma	Senior Vice President and Chief Information Officer
Ken C. Hicks	Retired Executive Chairman

Fiscal 2015 Results

Our 2015 fiscal year was an outstanding year for Foot Locker. It was the fifth consecutive year that the Company’s sales and profit results represented the highest levels ever achieved in our history as an athletic footwear and apparel business. Our strong 2015 fiscal year results included:

•	Net income, on a non-GAAP* basis, of $606 million;

•	Earnings of $4.29 per share, on a non-GAAP* basis, a 20% increase over 2014 and the sixth consecutive year with a double-digit annual increase;

•	An end-of-year market capitalization of $9.3 billion, a 24% increase over year-end 2014;

•	Returning $558 million to our shareholders through dividend payments of $139 million and share repurchases of $419 million; and

•	Total Shareholder Return (stock price appreciation plus reinvested dividends) of 28.9% compared to (12.5)% for the S&P 400 Retailing Index.

*A reconciliation to GAAP is provided on Pages 16 through 17 of our 2015 Annual Report on Form 10-K.

2016 Proxy Statement | iii

Proposal 1: Election of Directors

General

The Board has fixed the number of directors at 10. At our 2014 Annual Meeting, shareholders approved a proposal to declassify the Board beginning in 2015. Consequently, the six directors whose terms of office expire at this Annual Meeting are each standing for election for a one-year term. The four directors whose terms of office continue until 2017 will remain in office until the expiration of their current terms and, if nominated to stand for re-election, will be nominated to stand for one-year terms.

We have refreshed our Board over the past five years, as five highly-qualified directors were added to the Board, and four directors retired. In May 2015, the Board elected Nicholas DiPaolo as Non-Executive Chairman of the Board. Mr. DiPaolo previously served as the lead director. We believe that the Board possesses the appropriate mix of diversity in terms of gender, age, ethnicity, skills, business experience, service on our Board and the boards of other organizations, and viewpoints.

Nominees

Maxine Clark, Alan D. Feldman, Jarobin Gilbert, Jr., Richard A. Johnson, Guillermo G. Marmol, and Dona D. Young will be considered for election as directors to serve for one-year terms expiring at the 2017 Annual Meeting. Each nominee has been nominated by the Board for election and has consented to serve. Ms. Clark, Mr. Feldman, Mr. Gilbert, and Mr. Johnson were elected to serve for their present terms at the 2015 Annual Meeting, and Mr. Marmol and Mrs. Young were elected to serve for their present terms at the 2013 Annual Meeting. The four remaining directors will continue to serve until the expiration of their terms at the 2017 Annual Meeting. If, prior to the 2016 Annual Meeting, any nominee is unable to serve, then the persons designated as proxies for this meeting (Sheilagh M. Clarke, John A. Maurer, and Lauren B. Peters) will have full discretion to vote for another person to serve as a director in place of that nominee.

Director Qualifications

In March 2015, the Company announced an updated set of growth initiatives, and a revised strategic framework, intended to further elevate our long-term financial performance for the period from 2015 through 2020 (the “2015-20 Long-Term Objectives”). In light of the 2015-20 Long-Term Objectives, the Nominating and Corporate Governance Committee (the “Nominating Committee”) reviewed and updated the director skill set matrix and then evaluated each of the directors’ skills, experience, and qualifications under the updated matrix, which is shown on Page 8.

The Board, acting through the Nominating Committee, considers its members, including those directors being nominated for reelection to the Board at the 2016 Annual Meeting, to be qualified for service on the Board due to a variety of factors reflected in each director’s education, areas of expertise, and experience serving on the boards of directors of other organizations during the past five years. Generally, the Board seeks individuals of broad-based experience who have the background, judgment, independence, and integrity to represent the shareholders in overseeing the Company’s management in their operation of the business rather than specific, niche areas of expertise. Within this framework, specific items relevant to the Board’s determination for each director are listed in each director’s biographical information beginning on Page 2. The ages shown are as of April 8, 2016. There are no family relationships among our directors or executive officers.

The Board recommends that shareholders vote
FOR the election of each of the
six identified nominees to the Board.

2016 Proxy Statement | 1

Proposal 1

Nominees for Director
Terms Expiring in 2017

Maxine Clark Founder and retired Chief Executive Bear of Build-A-Bear Workshop, Inc. Age: 67 Director since: 2013 Independent Committees: Audit, Finance

Ms. Clark served as Chief Executive Bear of Build-A-Bear Workshop, Inc. (international retail company) from her founding the company in 1997 to her retirement in June 2013, and served as its Chairman from April 2000 until November 2011. Following her retirement, Ms. Clark served as a consultant to Build-A-Bear Workshop until January 2014. Ms. Clark is a director of Build-A-Bear Workshop, Inc. and Gymboree Corp. She serves as chairwoman of the St. Louis Regional Educational and Public Television Commission (KETC/-Channel 9 Public Television), director of PBS, director of the Barnes-Jewish Hospital in St. Louis, director of the Goldfarb School of Nursing at Barnes-Jewish College, and a board member of the KIPP St. Louis Public Charter School. She is a past trustee of the International Council of Shopping Centers.

Skills and Qualifications

Ms. Clark has extensive experience in both domestic and international retailing, including founding and leading Build-A-Bear Workshop, serving as President of Payless ShoeSource, Inc., and serving for 19 years as an executive of The May Department Stores Company. She adds significant experience to our Board in strategic planning, real estate, digital technology, and marketing. Her retail and business background, as well as her financial expertise, are particularly useful for her service as a member of the Finance and Strategic Planning Committee (the “Finance Committee”) and the Audit Committee.

Alan D. Feldman Retired Chairman, President and Chief Executive Officer of Midas, Inc. Age: 64 Director since: 2005 Independent Committees: Compensation (Chair), Finance, Executive

Mr. Feldman served as Chairman, President and Chief Executive Officer of Midas, Inc. (automotive repair and maintenance services) from May 2006 to April 2012, and as President and Chief Executive Officer of Midas, Inc. from January 2003 to April 2006. He was an independent consultant from March 2002 to January 2003. Mr. Feldman previously served as an executive at PepsiCo, Inc., Pizza Hut, Inc., and McDonald’s Corporation. Mr. Feldman is a director of John Bean Technologies Corporation and GNC Holdings, Inc. and is a member of the Foundation Board of the University of Illinois. He was a director of Midas, Inc. from January 2003 to April 2012.

Skills and Qualifications

Mr. Feldman is a recognized business leader with a broad base of experience in independent, franchised retail operations, brand management, and customer relations. He previously served as Chairman, President and Chief Executive Officer of Midas, Inc. and currently serves on the boards of two other public companies, John Bean Technologies Corporation and GNC Holdings, Inc. Mr. Feldman’s leadership skills, his retail knowledge, financial expertise, and executive experience provide particularly useful background for his service as a member of the Finance Committee and as Chair of the Compensation and Management Resources Committee (the “Compensation Committee”).

2 | 2016 Proxy Statement

Proposal 1

Nominees for Director
Terms Expiring in 2017

Jarobin Gilbert, Jr. President and Chief Executive Officer of DBSS Group, Inc. Age: 70 Director since: 1981 Independent Committees: Audit, Nominating

Mr. Gilbert has served as President and Chief Executive Officer of DBSS Group, Inc. (management, planning, and trade consulting services) since 1992. He served as Non-Executive Chairman of the Atlantic Mutual Companies to 2010. He was a director of PepsiAmericas, Inc. from 1994 to 2010, and a director of Midas, Inc. from 1998 to April 2012.

Skills and Qualifications

Mr. Gilbert has extensive international experience, serving as a business consultant, with particular emphasis on international business arrangements in Europe. During the time he has served on our Board, he has developed considerable knowledge of our businesses, company history, and corporate governance. Mr. Gilbert’s multilingual capabilities and multicultural European business background are particularly useful given our global business operations and strategic priority of pursuing European expansion opportunities. He has served on the boards of several public companies, emphasizing in these roles executive succession and diversity, and he chaired the audit committees of PepsiAmericas, Inc. and Midas, Inc. He is a member of The American Council on Germany. Mr. Gilbert’s prior board service also includes serving as lead director and non-executive chairman of a mutual insurance company.

Richard A. Johnson President and Chief Executive Officer of Foot Locker, Inc. Age: 58 Director since: 2014 Committee: Executive

Mr. Johnson has served as the Company’s President and Chief Executive Officer since December 2014. Mr. Johnson served as Executive Vice President and Chief Operating Officer from May 2012 to November 2014. He served as Executive Vice President and Group President—Retail Stores from July 2011 to May 2012; President and Chief Executive Officer of Foot Locker U.S., Lady Foot Locker, Kids Foot Locker, and Footaction from January 2010 to June 2011; President and Chief Executive Officer of Foot Locker Europe from August 2007 to January 2010; and President and Chief Executive Officer of Footlocker.com/Eastbay from April 2003 to August 2007. Mr. Johnson has been a director of H&R Block Inc. since September 2015. He was previously a director of Maidenform Brands, Inc. from January 2013 to October 2013.

Skills and Qualifications

Mr. Johnson has extensive experience as a retail company executive, including 19 years at the Company. He serves as our President and Chief Executive Officer. Mr. Johnson has led all of the Company’s major businesses in the United States, International, and Direct-to-Customer and has extensive knowledge of all facets of the Company’s business. He has played an integral role in developing and executing the Company’s strategic plans. He also has experience serving as a director of a public company through his current service as a director of H&R Block Inc. and past service at Maidenform Brands, Inc.

2016 Proxy Statement | 3

Proposal 1

Nominees for Director
Terms Expiring in 2017

Guillermo G. Marmol President of Marmol & Associates Age: 63 Director since: 2011 Independent Committees: Audit (Chair), Finance, Executive

Mr. Marmol has served as President of Marmol & Associates (consulting firm that provides advisory services and investment capital to early stage technology companies) since March 2007 and, prior to that, from October 2000 to May 2003. He served as Division Vice President and a member of the Executive Committee of Electronic Data Systems Corporation, a global technology services company, from June 2003 to February 2007, and as a director and Chief Executive Officer of Luminant Worldwide Corporation, an internet professional services company, from July 1998 to September 2000. He served as Vice President and Chair of the Operating Committee of Perot Systems Corporation, an information technology and business solutions company, from December 1995 to June 1998. He began his career at McKinsey & Company, a management consulting firm, from 1990 to 1995 rising to Senior Partner, and was a leader of the organization and business process redesign practices. Mr. Marmol is a director of Vitamin Shoppe, Inc., Principal Solar Inc., and KERA/KXT North Texas Public Broadcasting Inc., and he is a member of the Board of Trustees and Chair of the Finance Committee of the Center for a Free Cuba. Mr. Marmol was a director of Information Services Group, Inc. (to April 2013).

Skills and Qualifications

Mr. Marmol has a significant background in information technology and systems, which continues to be highly important to the Company as we enhance our technology and systems and build a more powerful digital business to connect with our customers. He also serves as a director of two other public companies,Vitamin Shoppe, Inc. and Principal Solar, Inc.Through his long tenure as a management consultant focusing on strategic analysis and business processes, he brings valuable knowledge and expertise to his service on the Board, as Chair of the Audit Committee, and on the Finance Committee.

4 | 2016 Proxy Statement

Proposal 1

Nominees for Director
Terms Expiring in 2017

Dona D. Young Retired Chairman, President and Chief Executive Officer of The Phoenix Companies, Inc. Age: 62 Director since: 2001 Independent Committees: Compensation, Nominating (Chair), Executive

Mrs.Young retired in April 2009 as Chairman, President and Chief Executive Officer of The Phoenix Companies, Inc. (at the time an insurance and asset management company) after a nearly 30-year career. She currently engages in independent strategic advising and consulting with a focus on corporate social responsibility and board governance issues. She also engages in CEO coaching and counseling. She is a member of the Supervisory Board of Aegon N.V. (a multinational life insurance, pension, and asset management company), a trustee of the Saint James School in Saint James, Maryland, and Save the Children in Westport, Connecticut where she serves as Vice Chair of the Audit Committee. She has previously served as a director of The Phoenix Companies, Inc.,Wachovia Corporation, Sonoco Products Company, and Wittenberg University in Springfield, Ohio.

Skills and Qualifications

Mrs.Young brings significant financial, business, governance, and legal experience to our Board. Her long experience in the financial services sector, including service as both Chief Executive Officer and General Counsel of Phoenix, has exposed Mrs.Young to a number of areas, including financial reporting, leadership and talent development, and risk management.As an executive and board member, she also has extensive transactional experience, including mergers and acquisitions, divestitures, spin-offs, and restructurings. Mrs.Young’s recognized leadership skills and broad corporate governance experience, including with regard to board succession planning, board composition, and executive leadership are useful for her service as Chair of the Nominating Committee and a member of the Compensation Committee. Mrs.Young serves as a member of the Supervisory Board and a member of both the risk committee and the audit committee of Aegon N.V. Mrs.Young has had experience serving as an independent director on the boards of two other public companies, as well as on the boards of non-profit organizations. Mrs.Young is a faculty member of the National Association of Corporate Directors Board Advisory Services. She was a 2013 National Association of Corporate Directors Board Leadership Fellow and a 2012 Advanced Leadership Fellow at Harvard University. Mrs.Young was named to the NACD Directorship 100 for 2015.

2016 Proxy Statement | 5

Proposal 1

Directors Continuing in Office
Terms Expiring in 2017

Nicholas DiPaolo Retired Vice Chairman of Bernard Chaus, Inc. Age: 74 Director since: 2002 Independent Committees: Compensation, Finance, Executive (Chair)

Mr. DiPaolo served as Vice Chairman of Bernard Chaus, Inc. (apparel designer and manufacturer) from November 2000 to June 2005 and as Chief Operating Officer of Bernard Chaus from November 2000 to October 2004. Mr. DiPaolo previously served as a director of Bernard Chaus, Inc. (to June 2005), JPS Industries, Inc. (to April 2013), and R.G. Barry Corporation (to September 2014).

Skills and Qualifications

Mr. DiPaolo has extensive experience as a senior executive of companies involved in the design and production of apparel, product development, and related financial matters. He served for four years as the Vice Chairman and Chief Operating Officer of Bernard Chaus, Inc., an apparel designer and manufacturer, and earlier in his career, as Chairman, President and Chief Executive Officer of Salant Corporation, a diversified apparel company, which is particularly useful background given the focus on building apparel penetration under the Company’s long-term strategic plan. He previously served on the boards of other public companies, namely JPS Industries, Inc. and R.G. Barry Corporation. Mr. DiPaolo’s recognized leadership skills and his broad base of business experience, depth of knowledge and experience with regard to financial matters, the retail industry, product development and apparel, as well as our business, make him particularly suitable to serve as our Non-Executive Chairman.

Matthew M. McKenna Senior Advisor to the U.S. Secretary of Agriculture Age: 65 Director since: 2006 Independent Committees: Audit, Finance (Chair), Executive

Mr. McKenna has served as Senior Advisor to the U.S. Secretary of Agriculture since July 2013. He was President and Chief Executive Officer of Keep America Beautiful, Inc. (non-profit community improvement and educational organization) from January 2008 to June 2013. He was Senior Vice President of Finance of PepsiCo, Inc. (global snack and beverage company) from August 2001 through December 2007. Mr. McKenna serves on the board of MTC Productions, Inc., a non-profit affiliate of the Manhattan Theater Club. He is also an adjunct professor at Fordham University School of Law in New York City. Mr. McKenna was a director of PepsiAmericas, Inc. from 2001 to 2010.

Skills and Qualifications

Mr. McKenna has extensive legal, corporate taxation and financial expertise, having served as a partner at an international law firm in New York City, and as a senior financial officer of PepsiCo, Inc., which is particularly useful background for his service as Chair of the Finance Committee and as a member of the Audit Committee. In addition, Mr. McKenna has government experience based on his current position as Senior Advisor to the U.S. Secretary of Agriculture. He also brings the perspective of the non-profit sector from his previous positions as President and Chief Executive Officer of Keep America Beautiful, Inc., Chairman of Ignatian Volunteer Corps., and an adjunct professor at Fordham University.

6 | 2016 Proxy Statement

Proposal 1

Directors Continuing in Office
Terms Expiring in 2017

Steven Oakland President, Coffee and Foodservice of The J.M. Smucker Company Age: 55 Director since: 2014 Independent Committees: Compensation, Nominating

Mr. Oakland has served as President, Coffee and Foodservice of The J.M. Smucker Company (“Smucker’s”) (manufacturer and marketer of branded food products) since April 2015. He previously served as President, International Food Service of Smucker’s from May 2011 to March 2015; and President, U.S. Retail—Smucker’s Jif, and Hungry Jack from August 2008 to May 2011. Mr. Oakland has spent most of his career at Smucker’s, serving in increasingly senior positions, including General Manager of Smucker’s Canadian operations from 1995 to 1999. Effective May 1, 2016, Mr. Oakland will assume the position of Vice Chair and President, U.S. Food and Beverage of Smucker’s. He serves on the board of MTD Products, Inc., a privately-held company.

Skills and Qualifications

Mr. Oakland brings to our Board a broad-based business background and extensive experience in domestic and international consumer products operations, with particular strength in customer engagement, marketing, brand-building, and strategic planning.Additionally, Mr. Oakland is actively involved in management resources issues and governance matters as a senior executive of a public company, which provides relevant expertise to both our Compensation Committee and Nominating Committee, of which he is a member.Through his senior executive position at Smucker’s, Mr. Oakland also has risk management and business development / mergers and acquisitions experience.

Cheryl Nido Turpin Retired President and Chief Executive Officer of the Limited Stores Age: 68 Director since: 2001 Independent Committees: Compensation, Nominating

Ms.Turpin served as President and Chief Executive Officer of the Limited Stores (retail merchants), a division of Limited Brands, Inc., from June 1994 to August 1997. Prior to that, she served as President and Chief Executive Officer of Lane Bryant, a subsidiary of The Limited Stores, Inc., from January 1990 to June 1994. Ms.Turpin served as a director of The Warnaco Group, Inc. from 2004 to February 2013, and as a director of Stage Stores, Inc. from 2010 to 2011.

Skills and Qualifications

Ms.Turpin brings to our Board long experience as a retail executive, most recently as President and Chief Executive Officer of Limited Stores, where she worked in a multi-divisional retail structure such as that of our Company. She previously served as a director of two other public companies,The Warnaco Group, Inc. and Stage Stores, Inc., and she served as chair of the compensation committees of those companies. Her strong retail and brand marketing background strongly complements the expertise of the Board, and her past service as chair of the compensation committees of other public retail companies provides particularly useful background for her service on our Compensation Committee.

2016 Proxy Statement | 7

Proposal 1

Summary of Director Qualifications and Experience

	Maxine	Nicholas	Alan D.	Jarobin	Richard A.	Guillermo G.	Matthew M.	Steven	Cheryl Nido	Dona D.
	Clark	DiPaolo	Feldman	Gilbert, Jr.	Johnson	Marmol	McKenna	Oakland	Turpin	Young
Accounting or Financial expertise gained from experience as a CEO, audit professional, or finance executive is important because it assists our directors in understanding and overseeing our financial reporting and internal controls	•	•	•	•	•	•	•			•
Broad-Based Business expertise provides a depth of experience from which to draw on in evaluating issues, deliberating, decision-making, and making business judgments	•	•	•	•	•	•	•	•	•	•
Business Development / Mergers and Acquisitions experience is important because it helps in assessing potential growth opportunities		•	•	•	•	•	•	•	•	•
Chief Executive experience is important because directors who have served as CEOs of public or substantial privately-held companies have experience working, communicating, and engaging with a variety of important external stakeholder groups, such as investors, shareholders, bondholders, and investment analysts	•	•	•		•	•	•			•
Digital and Channel Connectivity experience is important to the Company as we build a more powerful digital experience for our customers	•				•	•
Information Security experience is relevant given the importance to the Company of protecting both the Company’s and our customers’ information						•
International experience is important in understanding and reviewing our business and strategy outside of the United States, particularly in Europe as it is a strategic priority				•	•			•		•
Retail, Brand Marketing, and Social Media experience gives directors a practical understanding of developing, implementing, and assessing our marketing and customer engagement strategies	•	•	•		•			•	•
Risk Management experience is critical to the Board’s role in overseeing the risks facing the Company		•	•		•	•	•	•		•
Strategic Planning and Analysis experience provides a practical understanding of developing, implementing, and assessing the metrics of our long-term financial objectives and strategic priorities	•	•	•		•	•	•	•		•
Target Market experience is relevant to an understanding of our business and strategy as our brands keenly focus on their target customers	•				•			•	•
Technology and Systems experience is relevant given the importance of technology to the retail marketplace, our internal operations, and our customer engagement initiatives					•	•

8 | 2016 Proxy Statement

Corporate Governance

The Board is committed to good corporate governance and has adopted Corporate Governance Guidelines and other policies and practices to guide the Board and senior management.

Board Diversity

We believe that the Board possesses the appropriate mix of diversity in terms of gender, age, ethnicity, skills, business experience, service on our Board and the boards of other organizations, and viewpoints. We have refreshed our Board over the past five years, as five highly-qualified directors were added to the Board, and four directors retired. In May 2015, the Board elected Nicholas DiPaolo as Non-Executive Chairman of the Board. Mr. DiPaolo previously served as the lead director.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines. The Board periodically reviews the guidelines and may revise them when appropriate. The Corporate Governance Guidelines are available on the corporate governance section of the Company’s corporate website at http://www.footlocker-inc.com/investors.cfm?page=corporate-governance. You may also obtain a printed copy of the guidelines by writing to the Secretary at the Company’s headquarters.

Committee Charters

The Board has adopted charters for the Audit Committee, the Compensation Committee, the Finance Committee, and the Nominating Committee. Copies of the charters for these committees are available on the corporate governance section of the Company’s corporate website at http://www.footlocker-inc.com/investors.cfm?page=corporate-governance. You may also obtain printed copies of these charters by writing to the Secretary at the Company’s headquarters.

Policy on Voting for Directors

Our Corporate Governance Guidelines provide that if a nominee for director in an uncontested election receives more votes “withheld” from his or her election than votes “for” election, then the director must offer his or her resignation for consideration by the Nominating Committee. The Nominating Committee will evaluate the resignation, weighing the best interests of the Company and its shareholders, and make a recommendation to the Board on the action to be taken. For example, the Nominating Committee may recommend (i) accepting the resignation, (ii) maintaining the director but addressing what the Nominating Committee believes to be the underlying cause of the withheld votes, (iii) resolving that the director will not be re-nominated in the future for election, or (iv) rejecting the resignation. When making its determination, the Nominating Committee will consider all factors that it deems relevant, including (i) any stated reasons why shareholders withheld votes from the director, (ii) any alternatives for curing the underlying cause of the withheld votes, (iii) the director’s tenure, (iv) the director’s qualifications, (v) the director’s past and expected future contributions to the Board and to the Company, and (vi) the overall composition of the Board, including whether accepting the resignation would cause the Company to fall below the minimum number of directors required under the Company’s By-laws or fail to meet any applicable U.S. Securities and Exchange Commission (the “SEC”) or New York Stock Exchange (the “NYSE”) requirements. We will promptly disclose the Board’s decision on whether to accept the director’s resignation, including, if applicable, the reasons for rejecting the offered resignation.

2016 Proxy Statement | 9

Corporate Governance

Director Independence

The Board believes that a significant majority of its members should be independent, as determined by the Board based on the criteria established by the NYSE. Each year, the Nominating Committee reviews any relationships between outside directors and the Company that may affect independence. Currently, one of the ten members of the Board serves as an officer of the Company, and the remaining nine directors are independent under the criteria established by the NYSE. Please see Pages 15 through 16 for more information regarding director independence.

Committee Rotation

As a general principle, the Board believes that the periodic rotation of committee assignments on a staggered basis is desired and provides an opportunity to foster diverse perspective and develop breadth of knowledge within the Board.

Independent Board Leader

Our Board is led by Nicholas DiPaolo, who serves as our independent Non-Executive Chairman of the Board. The Board believes that Mr. DiPaolo is well-suited to serve in this role, given his business and financial background, his depth of knowledge of the Company, and his prior leadership role as lead director from 2012 through 2015. As Non-Executive Chairman, Mr. DiPaolo has the following roles and responsibilities:

•	advises our Chief Executive Officer and other members of senior management, as appropriate;

•	develops, with our Chief Executive Officer, the agenda for each Board meeting;

•	chairs all meetings of our Board;

•	serves as principal liaison between our independent directors and our Chief Executive Officer;

•	chairs executive sessions of the Board and meetings of the independent directors, both of which are held in conjunction with each quarterly Board meeting; and

•	leads the annual performance evaluation of our Chief Executive Officer.

Board Leadership Structure

Our Board evaluates, from time to time as appropriate, whether the same person should serve as Chairman and Chief Executive Officer, or whether the positions should be split, in light of all relevant factors and circumstances, and what it considers to be in the best interests of the Company and our shareholders. Since May 2015, the positions of Chairman and Chief Executive Officer have been separated, with Nicholas DiPaolo serving as Non-Executive Chairman, and Richard A. Johnson serving as Chief Executive Officer. The Board has utilized various leadership structures since 2001, as shown below:

Date	Leadership Structure
March 2001 – February 2004	Positions separated, with an independent director serving as Non-Executive Chairman
February 2004 – August 2009	Positions combined, with an independent lead director
August 2009 – January 2010	Positions separated, with the former Chairman and Chief Executive Officer serving as Executive Chairman and an independent director serving as lead director
January 2010 – December 2014	Positions combined, with an independent lead director
December 2014 – May 2015	Positions separated, with the former Chairman and Chief Executive Officer serving as Executive Chairman, and an independent director serving as lead director
May 2015 – Present	Positions separated, with an independent director serving as Non-Executive Chairman

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Corporate Governance

The Board believes that based on the Company’s facts and circumstances, its current leadership structure is appropriate.

Executive Sessions of Non-Management Directors

The Board holds regularly scheduled executive sessions of non-management directors in conjunction with each quarterly Board meeting. Nicholas DiPaolo, as Chairman, presides at these executive sessions.

Board Evaluations

Each year, the Board and its committees conduct self-evaluations. The Nominating Committee oversees the evaluation process and reviews the procedures, which may vary from year to year, in advance of each year’s evaluation process. The self-evaluation process is designed to elicit candid feedback regarding the areas where the Board and its committees could improve their effectiveness. In addition, in 2015, the Nominating Committee engaged a third party to conduct a survey of the directors with regard to the assessment process and other governance areas and report to the full Board on the survey results and benchmark information.

Board Members’ Attendance at Annual Meetings

Although we do not have a policy on our Board members’ attendance at annual shareholders’ meetings, we encourage each director to attend these important meetings. The annual meeting is normally scheduled on the same day as a quarterly Board meeting. In 2015, all of the directors then serving attended the annual shareholders’ meeting.

Director Orientation and Education

We have an orientation program for new directors that is intended to educate a new director on the Company and the Board’s practices. At the orientation, the newly elected director generally meets with the Company’s Chief Executive Officer, Chief Financial Officer, General Counsel and Secretary, and other senior officers of the Company, to review the Company’s business operations, financial matters, investor relations, corporate governance policies, composition of the Board and its committees, and succession and development plans. Additionally, he or she has the opportunity to visit our stores at the Company’s New York headquarters, or elsewhere, with a senior division officer for an introduction to store operations. We also provide the Board with educational training from time to time on subjects applicable to the Board and the Company, including with regard to retailing, accounting, financial reporting, and corporate governance, using both internal and external resources.

Payment of Directors Fees in Stock

The non-employee directors receive one-half of their annual retainer fees, including committee chair retainer fees, in shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), with the balance payable in cash. Directors may elect to receive up to 100% of their annual retainer fees in stock.

Director Retirement

The Board has established a policy in its Corporate Governance Guidelines that directors retire from the Board at the annual meeting of shareholders following the director’s 72nd birthday. As part of the Nominating Committee’s regular evaluation of the Company’s directors and the overall needs of the Board, the Nominating Committee may ask a director to remain on the Board for an additional period of time beyond age 72, or to stand for re-election after reaching age 72. For any director over age 72, the Nominating Committee evaluates that director each year in light of the retirement policy to consider his or her continued service on the Board. The Nominating Committee and the Board reviewed the continued service of our Non-Executive Chairman, Nicholas DiPaolo, age 74, on the Board and have asked him to continue his service through the end of his term in 2017.

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Corporate Governance

Change in a Director’s Principal Employment

The Board has established a policy whereby a director is required to advise the Chair of the Nominating Committee of any change to his or her principal employment. If requested by the Chair of the Committee, after consultation with the members of the Committee, the director will submit a letter of resignation to the Chair of the Committee, and the Committee would then meet to consider whether to accept or reject the letter of resignation.

Risk Oversight

The Board has oversight responsibilities regarding risks that could affect the Company. This oversight is conducted primarily through the Audit Committee. The Audit Committee has established procedures for reviewing the Company’s risks. These procedures include regular risk monitoring by management to update current risks and identify potential new and emerging risks, quarterly risk reviews by management with the Audit Committee, and an annual risk report to the full Board. The Audit Committee Chair reports on the committee’s meetings, considerations, and actions to the full Board at the next Board meeting following each committee meeting. In addition, the Compensation Committee considers risk in relation to the Company’s compensation policies and practices. The Compensation Committee’s independent compensation consultant provides an annual report to the committee on risk relative to the Company’s compensation programs.

The Company believes that this process for risk oversight is appropriate in light of the Company’s business, size, and active senior management participation, including by the Chief Executive Officer, in managing risk and holding regular discussions on risk with the Audit Committee, the Compensation Committee, and the Board.

Stock Ownership Guidelines

We have Stock Ownership Guidelines that cover the Board, the Chief Executive Officer, and Other Principal Officers. For non-employee directors, the guideline is four times their annual retainer fee; for the Chief Executive Officer, the guideline is six times his annual base salary; and for Other Principal Officers, the guideline is a multiple of their base salaries.

Shares of unvested restricted stock, unvested restricted stock units (“RSUs”), and deferred stock units are counted towards beneficial ownership. Performance-based RSUs are counted once earned. Stock options and shares held through the Foot Locker 401(k) Plan are disregarded in calculating beneficial ownership for purposes of the Stock Ownership Guidelines.

Non-employee directors and executives who are covered by the guidelines are required to be in compliance within five years after the effective date of becoming subject to these guidelines. In the event of any increase in the required ownership level, whether as a result of an increase in the annual retainer fee or base salary or an increase in the required ownership multiple, the target date for compliance with the increased ownership guideline is five years after the effective date of such increase.

All non-employee directors and executives who were required to be in compliance with the guidelines as of the end of the 2015 fiscal year are in compliance. The Company measures compliance with the guidelines at the end of each fiscal year based on the market value of the Company’s stock, with the compliance determination at that point in time applying for the next fiscal year, regardless of fluctuations in the Company’s stock price.

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Corporate Governance

If a director or covered executive fails to be in compliance with the guidelines by the required compliance date, he or she must hold the net shares obtained through future stock option exercises and the vesting of restricted stock and RSUs, after payment of applicable taxes, until coming into compliance with the guidelines. In order to take into consideration fluctuations in the Company’s stock price, any person who has been in compliance with the guidelines as of the end of at least one of the two preceding fiscal years and who has not subsequently sold shares will not be subject to this holding requirement. For non-employee directors, the Nominating Committee will consider a director’s failure to comply with the Stock Ownership Guidelines when considering that director for reelection.

Political Contributions

Our Code of Business Conduct prohibits making contributions on behalf of the Company to political parties, political action committees, political candidates, or holders of public office. The Company is a member of several trade associations which, as part of their overall activities, may engage in advocacy activities with regard to issues important to the retail industry or the business community generally.

Communications with the Board

The Board has established a procedure for shareholders and other interested parties to send communications to the non-management members of the Board. Shareholders and other interested parties who wish to communicate directly with the non-management directors of the Company should send a letter to the Board of Directors, c/o Secretary, Foot Locker, Inc., 330 West 34th Street, New York, New York 10001.

The Secretary will promptly send a copy of the communication to the independent Board leader, who may direct the Secretary to send a copy of the communication to the other non-management directors and may determine whether a meeting of the non-management directors should be called to review the communication.

A copy of the Procedures for Communications with the Board is available on the corporate governance section of the Company’s corporate website at http://www.footlocker-inc.com/investors.cfm?page=corporate-governance. You may obtain a printed copy of the procedures by writing to the Secretary at the Company’s headquarters.

Retention of Outside Advisors

The Board and all of its committees have authority to retain outside advisors and consultants that they consider necessary or appropriate in carrying out their respective responsibilities. The independent accountants are retained by, and report directly to, the Audit Committee. In addition, the Committee is responsible for the selection, assessment, and termination of the internal auditors to which the Company has outsourced a portion of its internal audit function, which is ultimately accountable to the Audit Committee. Similarly, the consultant retained by the Compensation Committee to assist in the evaluation of senior executive compensation reports directly to that committee.

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Corporate Governance

Code of Business Conduct

The Company has adopted a Code of Business Conduct for directors, officers, and employees, including its Chief Executive Officer, Chief Financial Officer, and Chief Accounting Officer. A copy of the Code of Business Conduct is available on the corporate governance section of the Company’s corporate website at http://www.footlocker-inc.com/investors.cfm?page=corporate-governance. You may obtain a printed copy of the Code of Business Conduct by writing to the Secretary at the Company’s headquarters.

Any waivers of the Code of Business Conduct for directors and executive officers must be approved by the Audit Committee. The Company promptly discloses amendments to the Code of Business Conduct and any waivers of the Code of Business Conduct for directors and executive officers on the corporate governance section of the Company’s corporate website at http://www.footlocker-inc.com/investors.cfm?page=corporate-governance.

Related Person Transactions

We individually inquire of each of our directors and executive officers about any transactions in which the Company and any of these related persons or their immediate family members are participants. We also make inquiries within the Company’s records for information on any of these kinds of transactions. Once we gather the information, we then review all relationships and transactions in which the Company and any of our directors, executive officers, their immediate family members or five-percent shareholders are participants to determine, based on the facts and circumstances, whether the Company or the related persons have a direct or indirect material interest. The General Counsel’s office coordinates the related person transaction review process. The Nominating Committee reviews any reported transactions involving directors and their immediate family members in making its recommendation to the Board on the independence of the directors. The Company’s written policies and procedures for related person transactions are included within the Corporate Governance Guidelines and Foot Locker’s Code of Business Conduct. There were no related person transactions in 2015.

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Board of Directors

Organization and Powers

The Board has responsibility for establishing broad corporate policies, reviewing significant developments affecting the Company, and monitoring the general performance of the Company. Our By-laws provide for a Board consisting of between 7 and 13 directors. The exact number of directors is determined from time to time by the entire Board. The Board has fixed the number of directors at 10.

The Board held five meetings during 2015. All of our directors attended at least 75% of the meetings of the Board and committees on which they served in 2015.

Directors’ Independence

A director is not considered independent under NYSE rules if he or she has a material relationship with the Company that would impair his or her independence. In addition to the independence criteria established by the NYSE, the Board has adopted categorical standards to assist it in making its independence determinations regarding individual directors. These categorical standards are contained in the Corporate Governance Guidelines, which are posted on the Company’s corporate website at http://www.footlocker-inc.com/investors.cfm?page=corporate-governance.

The Board has determined that the following categories of relationships are immaterial for purposes of determining whether a director is independent under the NYSE listing standards:

Categorical Relationship	Description

Investment Relationships with the Company	A director and any family member may own equities or other securities of the Company.

Relationships with Other Business Entities	A director and any family member may be a director, employee (other than an executive officer), or beneficial owner of less than 10% of the shares of a business entity with which the Company does business, provided that the aggregate amount involved in a fiscal year does not exceed the greater of $1 million or 2% of either that entity’s or the Company’s annual consolidated gross revenue.

Relationships with Not-for-Profit Entities	A director and any family member may be a director or employee (other than an executive officer or the equivalent) of a not-for-profit organization to which the Company (including the Foot Locker Foundation) makes contributions, provided that the aggregate amount of the Company’s contributions in any fiscal year do not exceed the greater of $1 million or 2% of the not-for-profit entity’s total annual receipts.

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Board of Directors

The Board, upon the recommendation of the Nominating Committee, has determined that the following directors are independent under the NYSE rules because they have no material relationship to the Company that would impair their independence:

Maxine Clark	Jarobin Gilbert, Jr.	Steven Oakland
Nicholas DiPaolo	Guillermo G. Marmol	Cheryl Nido Turpin
Alan D. Feldman	Matthew M. McKenna	Dona D. Young

In making its independence determination, the Board reviewed recommendations of the Nominating Committee and considered Dona D. Young’s relationship as a non-employee member of the Supervisory Board of a company with which our European subsidiary does business. The Board has determined that this relationship meets the categorical standard for Relationships with Other Business Entities and is immaterial with respect to determining independence.

The Board also considered, in making its independence determination, Matthew M. McKenna’s relationship as an adjunct professor of Fordham University School of Law because the Foot Locker Foundation awarded a $5,000 scholarship to a Fordham University student. The Board has determined that this relationship meets the categorical standard for Relationships with Not-for-Profit Entities and is immaterial with respect to determining independence.

Ken C. Hicks served as a director during 2015 until his retirement from the Company in May 2015. The Board determined, on the recommendation of the Nominating Committee, that Mr. Hicks was not independent because he was an executive officer of the Company while serving as a director.

The Board has determined that all members of the Audit Committee, the Compensation Committee, the Finance Committee, and the Nominating Committee are independent as defined under the NYSE listing standards and the director independence standards adopted by the Board.

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Board of Directors

Committees of the Board

The Board has delegated certain duties to committees, which assist the Board in carrying out its responsibilities. There are five standing committees of the Board. Each independent director serves on at least two committees. The current committee memberships, the number of meetings held during 2015, and the functions of the committees are described below.

Audit Committee Guillermo G. Marmol, Chair	Key Oversight Responsibilities			Members:
	•	appoints the independent accountants		Clark, Gilbert, Marmol, McKenna 9 meetings in 2015
	•	approves the independent accountants’ compensation
	•	assists the Board in fulfilling its oversight responsibilities in the following areas:
		o	accounting policies and practices
		o	the integrity of the Company’s financial statements
		o	compliance with legal and regulatory requirements
		o	risk oversight
		o	the qualifications, independence, and performance of the independent accountants
		o	the qualifications, performance, and compensation of the internal auditors
	•	establishes procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, or auditing matters

This committee consists of four independent directors, as independence is defined under the SEC and NYSE rules applicable to audit committee members. All of the members meet the expertise requirements under the NYSE rules. The Board has determined that Mr. McKenna qualifies as an “audit committee financial expert,” as defined by the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), through his relevant experience as a former senior financial executive of a large multinational corporation. Mr. McKenna is independent under the applicable NYSE and Exchange Act rules.

The Audit Committee Report appears on Page 77.

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Board of Directors

Compensation and Management Resources Committee Alan D. Feldman, Chair	Key Oversight Responsibilities		Members:
	•	determines the compensation of the Chief Executive Officer	DiPaolo, Feldman, Oakland, Turpin, Young 5 meetings in 2015
	•	reviews and approves all compensation for the Company’s executive management group, which consists of the executive officers and corporate officers
	•	determines significant elements of the compensation of the chief executives of our operating divisions
	•	responsible for decisions regarding equity compensation for other employees
	•	assesses risk in relation to the Company’s compensation policies and practices
	•	administers the Company’s various compensation plans, including the incentive plans, the equity-based compensation plans, and the employees’ stock purchase plan (other than the Company’s 2007 Stock Incentive Plan (the “Stock Incentive Plan”), committee members are ineligible to participate in these compensation plans)
	•	reviews and makes recommendations to the Board concerning executive development and succession
	•	meets jointly with the Nominating Committee to review non-employee directors’ compensation and make recommendations to the Board concerning the form and amount of non-employee directors’ compensation

This committee consists of five independent directors, as independence is defined under the NYSE rules applicable to compensation committee members.

Please see the Compensation Discussion and Analysis (“CD&A”) on Pages 28 through 44 for a discussion of the Compensation Committee’s procedures for determining compensation.

Finance and Strategic Planning Committee Matthew M. McKenna, Chair	Key Oversight Responsibilities		Members:
	•	reviews the overall strategic and financial plans, including capital expenditure plans, proposed debt or equity issues, and the capital structure	Clark, DiPaolo, Feldman, Marmol, McKenna 4 meetings in 2015
	•	considers and makes recommendations to the Board concerning dividend payments and share repurchases
	•	reviews acquisition and divestiture proposals

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Board of Directors

Nominating and Corporate Governance Committee Dona D. Young, Chair	Key Oversight Responsibilities		Members:
	•	oversees corporate governance matters affecting the Company, including developing and recommending criteria and policies relating to service and tenure of directors	Gilbert, Oakland, Turpin, Young 5 meetings in 2015
	•	establishes criteria for Board candidates
	•	retains the services of a third-party search firm from time to time to identify potential director candidates
	•	selects new director nominees to recommend to the Board and considers the re-nomination of existing directors by considering a variety of factors that it believes contribute to an individual’s ability to be an effective director, as well as the overall effectiveness of the Board, including an individual’s understanding of business, finance, corporate governance, marketing, and other disciplines relevant to the oversight of a large public company; understanding of our industry; independence; integrity; personal and professional ethics; business judgment; the ability and willingness to devote sufficient time to Board responsibilities; educational and professional background; international experience; personal accomplishment; community involvement; cultural and ethnic diversity; and other skills, experience, and qualifications as may be relevant
	•	reviews membership on the Board committees and, after consultation with the Non-Executive Chairman and the Chief Executive Officer, makes recommendations to the Board annually regarding committee members and committee chair assignments
	•	meets jointly with the Compensation Committee to review non-employee directors’ compensation and make recommendations to the Board concerning the form and amount of non-employee directors’ compensation

Shareholders who wish to recommend candidates may contact the Nominating Committee in the manner described on Page 13 under Communications with the Board. Shareholder nominations must be made according to the procedures required under, and within the timeframe described in, the By-laws and on Page 88. Shareholder-recommended candidates and shareholder nominees whose nominations comply with these procedures will be evaluated by the Nominating Committee in the same manner as the Company’s nominees.

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Board of Directors

Executive	Key Oversight Responsibilities		Members:
Committee	•	shares all of the powers of the Board during intervals between Board meetings, except for certain matters reserved to the Board	DiPaolo, Feldman,
Johnson, Marmol,
Nicholas DiPaolo,			McKenna, Young
Chair
No meetings in 2015

Compensation and Management Resources Committee Interlocks and Insider Participation

Nicholas DiPaolo, Alan D. Feldman, Steven Oakland, Cheryl Nido Turpin, and Dona D. Young served on the Compensation Committee during 2015. None of the committee members was an officer or employee of the Company or any of its subsidiaries, and there were no interlocks with other companies within the meaning of the SEC’s proxy rules.

Directors’ Compensation and Benefits

Non-employee directors are paid an annual retainer fee and meeting fees for attendance at each Board and committee meeting. The Non-Executive Chairman and the committee chairs are each paid additional retainer fees for service in these capacities. We do not pay additional compensation to any director who is also an employee of the Company for service on the Board or any committee. The independent compensation consultant retained by the Compensation Committee conducts an annual review and analysis of the directors’ compensation program and makes recommendations to the Compensation Committee and Nominating Committee, jointly, with regard to the program structure. Below is a summary of the fees paid to the non-employee directors in 2015:

Summary of Directors’ Compensation
Annual Retainer:	$130,000 payable 50% in cash and 50% in Common Stock. Directors may elect to receive up to 100% of their annual retainer, including their committee chair retainer, in Common Stock. We calculate the number of shares paid to the directors for their annual retainer by dividing their retainer fee by the closing price of a share of Common Stock on the last business day preceding the July payment date.

Committee Chair Retainers:	$25,000:	Audit Committee Chair
	$25,000:	Compensation Committee Chair
	$15,000:	Finance Committee Chair
	$15,000:	Nominating Committee Chair
	N/A:	Executive Committee Chair

The committee chair retainers are paid in the same form as the annual retainer.

Non-Executive Chairman Retainer:	$125,000 payable in cash.

Meeting Fees:	$2,000 per Board and committee meeting attended.

RSUs:	1,024 RSUs. The number of RSUs granted in 2015 was calculated by dividing $65,000 by the closing price of a share of Common Stock on the date of grant ($63.49). The RSUs will vest in May 2016, one year following the date of grant. Each RSU represents the right to receive one share of Common Stock on the vesting date.

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Board of Directors

Deferral Election

Non-employee directors may elect to receive all or a portion of the cash component of their annual retainer fee, including committee chair retainers, in the form of deferred stock units or to have these amounts placed in an interest account. Directors may also elect to receive all or part of the stock component of their annual retainer fee in the form of deferred stock units. The interest account is a hypothetical investment account bearing interest at the rate of 120% of the applicable federal long-term rate, compounded annually, and set as of the first day of each plan year. A stock unit is an accounting equivalent of one share of Common Stock.

Miscellaneous

Directors and their immediate families are eligible to receive the same discount on purchases of merchandise from our stores, catalogs, and Internet sites that is available to employees. We reimburse non-employee directors for reasonable expenses incurred in attending Board and committee meetings, including their transportation, hotel accommodations, and meals.

Fiscal 2015 Director Compensation

The amounts paid to each non-employee director for fiscal 2015, including amounts deferred under the Company’s Stock Incentive Plan, and the RSUs granted to each director are reported in the tables below:

Director Compensation

(a)	(b)	(c)		(d)
	Fees Earned	Stock
	or Paid in	Awards		Total
Name	Cash ($)	($)(1)(2)		($)
M. Clark	103,000	130,014		233,014
N. DiPaolo	187,905	139,596		327,501
A. Feldman	105,536	168,527	(3)	274,063
J. Gilbert, Jr.	105,000	130,014		235,014
G. Marmol	115,536	142,478		258,014
M. McKenna	44,099	209,957		254,056
S. Oakland	62,500	163,609	(3)	226,109
C. Turpin	95,000	171,751	(3)	266,751
D. Young	94,960	191,946	(3)	286,906

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Board of Directors

Notes to Director Compensation Table

(1)	Column (c) reflects the following three items:

Retainer fees paid in stock or deferred by the director

The fiscal 2015 grant date fair value for the portion of the annual retainer fees, including committee chair retainer fees, paid in shares of Common Stock or deferred by the director, is shown in the following table:

			Grant Date
		Deferred	Fair Value
Name	Shares (#)	Stock Units (#)	($)
M. Clark	970	—	65,000
N. DiPaolo	1,113	—	74,582
A. Feldman	1,156	—	77,464
J. Gilbert, Jr.	970	—	65,000
G. Marmol	1,156	—	77,464
M. McKenna	2,163	—	144,943
S. Oakland	—	1,455	97,500
C. Turpin	970	—	65,000
D. Young	—	1,082	72,500

Stock portion of retainer fee. We made the annual stock payment to each director on July 1, 2015. Under the terms of the Stock Incentive Plan, the stock payment was valued at the closing price of a share of Common Stock on June 30, 2015, which was $67.01. The 2015 grant date fair value is equal to the number of shares received or deferred by the director multiplied by $67.01, calculated in accordance with stock-based compensation accounting rules (ASC Topic 718). Two directors, who deferred the stock portion of their annual retainer, were credited with deferred stock units on the annual payment date valued at $67.01 per unit.

Cash portion of retainer fee. For fiscal 2015, one director deferred part of the cash portion of her annual retainer fee and was credited during the fiscal year with deferred stock units on the quarterly cash retainer payment dates, valued at the fair market value on the payment dates, as follows: January 2, 2015 ($56.04; pro rated for 2 months of 2015 fiscal year), April 1, 2015 ($62.52), July 1, 2015 ($67.97), October 1, 2015 ($71.15), and January 4, 2016 ($65.31; pro rated for one month of 2015 fiscal year). The 2015 grant date fair value is equal to the number of deferred stock units received multiplied by the fair market value on the payment dates, calculated in accordance with stock-based compensation accounting rules (ASC Topic 718).

Dividend equivalents

The fiscal 2015 grant date fair value for dividend equivalents credited in the form of additional stock units to four directors during the year on the quarterly dividend payment dates, valued at the fair market value of the Common Stock on the dividend payment dates, is shown in the following table:

	05/01/15	07/31/15	10/30/15	01/29/16
	FMV: $60.28	FMV: $70.55	FMV: $67.75	FMV: $67.56
Name	(#)	(#)	(#)	(#)
A. Feldman	107	92	96	97
S. Oakland	—	5	5	5
C. Turpin	172	148	154	155
D. Young	221	193	202	204

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Board of Directors

The total number of Deferred Stock Units credited to directors’ accounts for fiscal 2015, including the dividend equivalents and the units credited representing 2015 retainer fees reported in the above two tables, and the total number of units held at the end of fiscal 2015, is shown in the following table:

	Total Deferred Stock Units
	Credited for	Held at
Name	2015 (#)	1/30/16 (#)
A. Feldman	393	26,291
S. Oakland	1,471	1,471
C. Turpin	629	42,125
D. Young	1,902	55,252

Restricted Stock Units

The fiscal 2015 grant date fair value for the RSUs granted to the non-employee directors in 2015 is shown in the table below. The number of RSUs granted was calculated by dividing $65,000 by $63.49, which was the closing price of a share of Common Stock on the date of grant. The RSUs will vest in May 2016. The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions, please refer to Note 22 to the Company’s financial statements in our 2015 Annual Report on Form 10-K. The following table shows the aggregate number of RSUs granted in 2015 and the number of RSUs outstanding at the end of the 2015 fiscal year:

		Grant Date	RSUs
		Fair Value	Outstanding on
Name	RSUs Granted (#)	($)	1/30/2016 (#)
M. Clark	1,024	65,014	1,024
N. DiPaolo	1,024	65,014	1,024
A. Feldman	1,024	65,014	1,024
J. Gilbert, Jr.	1,024	65,014	1,024
G. Marmol	1,024	65,014	1,024
M. McKenna	1,024	65,014	1,024
S. Oakland	1,024	65,014	1,024
C. Turpin	1,024	65,014	1,024
D. Young	1,024	65,014	1,024

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Board of Directors

(2)	No stock options were granted to the non-employee directors in 2015. The following table provides information on the number of stock options outstanding for each of the non-employee directors, if applicable, at the end of the 2015 fiscal year, all of which were exercisable:

Stock
Options Outstanding
Name	on 1/30/2016 (#)
N. DiPaolo	2,208
A. Feldman	2,208
J. Gilbert, Jr.	2,208
M. McKenna	4,287
C. Turpin	2,208
D. Young	2,208

(3)	Stock payment deferred in the form of stock units under the Stock Incentive Plan.

Directors’ Retirement Plan

The Directors’ Retirement Plan was frozen as of December 31, 1995. Consequently, only Jarobin Gilbert, Jr. is entitled to receive a benefit under this plan after he completes his service as a director because he completed at least five years of service as a director prior to December 31, 1995. The retirement benefit under this plan is $24,000 per year, payable quarterly for the lesser of 10 years after the director leaves the Board or until his death.

Directors and Officers Indemnification and Insurance

We have purchased directors and officers liability and corporation reimbursement insurance from a group of insurers comprising ACE American Insurance Co., Zurich American Insurance Co., Arch Insurance Co., St. Paul Mercury Insurance Co., Freedom Specialty Insurance Co., Berkley Insurance Co., Navigators Insurance Co., Aspen American Insurance Co., XL Insurance Bermuda Ltd., Illinois National Insurance Co., and Endurance American Insurance Co. These policies insure the Company and all of the Company’s wholly-owned subsidiaries. They also insure all of the directors and officers of the Company and the covered subsidiaries. The policies were written for a term of 12 months, from October 12, 2015 until October 12, 2016. The total annual premium for these policies, including fees and taxes, is $932,121. Directors and officers of the Company, as well as all other employees with fiduciary responsibilities under the Employee Retirement Income Security Act of 1974, as amended, are insured under policies issued by a group of insurers comprising Arch Insurance Co., St. Paul Mercury Insurance Co., Federal Insurance Co., and ACE American Insurance Co., which have a total premium, including fees and taxes, of $380,945 for the 12-month period ending October 12, 2016.

The Company has entered into indemnification agreements with its directors and officers, as approved by shareholders at the 1987 Annual Meeting.

24 | 2016 Proxy Statement

Beneficial Ownership of the Company’s Stock

Directors and Executive Officers

The table below shows the number of shares of Common Stock reported to us as beneficially owned by each of our directors and named executive officers as of March 21, 2016. The table also shows beneficial ownership by all directors, named executive officers, and executive officers as a group as of that date, including shares of Common Stock that they have a right to acquire within 60 days after March 21, 2016 by the exercise of stock options.

Ken C. Hicks, the Company’s retired Executive Chairman, beneficially owned 1% of the total number of outstanding shares of Common Stock as of March 21, 2016. No other director, named executive officer, or executive officer beneficially owned 1% or more of the total number of outstanding shares as of March 21, 2016. Each person has sole voting and investment power for the number of shares shown unless otherwise noted.

	Common Stock	Stock Options
	Beneficially Owned	Exercisable Within	RSUs and
	Excluding	60 Days After	Deferred
	Stock Options	3/21/2016	Stock Units	Total
Name	(#) (a)	(#)	(#) (b)	(#)
Jeffrey L. Berk	28,539	144,666	6,892	180,097
Maxine Clark	6,067	—	1,024	7,091
Nicholas DiPaolo	72,394 (c)	2,208	1,024	75,626
Alan D. Feldman	55,488	2,208	27,315	85,011
Jarobin Gilbert, Jr.	16,668	2,208	1,024	19,900
Ken C. Hicks	565,805	800,000	36,207	1,402,012
Richard A. Johnson	278,527	443,299	17,190	739,016
Guillermo G. Marmol	24,900	—	1,024	25,924
Robert W. McHugh	136,319	199,332	9,240	344,891
Matthew M. McKenna	58,844	4,287	1,024	64,155
Steven Oakland	2,060	—	2,495	4,555
Lauren B. Peters	117,114	229,332	7,759	354,205
Cheryl Nido Turpin	48,650	2,208	43,149	94,007
Pawan Verma	20,490	—	—	20,490
Dona D. Young	37,169	2,208	56,276	95,653
All 21 directors and executive officers as a group, including the named executive officers	1,667,579	2,060,086	240,543	3,968,208 (d)

2016 Proxy Statement | 25

Beneficial Ownership of the Company’s Stock

Notes to Beneficial Ownership Table

(a)	This column includes shares held in the Company’s 401(k) Plan and, where applicable, executives’ unvested shares of restricted stock as listed below over which they have sole voting power but no investment power:

Unvested Shares
Name	of Restricted Stock (#)
R. Johnson	78,520
L. Peters	20,000
R. McHugh	20,000
J. Berk	—
P. Verma	20,490

(b)	This column includes (i) the number of deferred stock units credited as of March 21, 2016 to the directors’ accounts who elected to defer all or part of their annual retainer fee, and (ii) time-vested RSUs. The deferred stock units and RSUs do not have current voting or investment power.
(c)	Includes 1,050 shares held by his spouse.
(d)	This number represents approximately 2.9% of the shares of Common Stock outstanding at the close of business on March 21, 2016.

Persons Owning More Than Five-Percent of the Company’s Common Stock

The table below provides information on shareholders who beneficially own more than 5% of our Common Stock as of December 31, 2015 according to reports filed with the SEC. To the best of our knowledge, there are no other shareholders who beneficially own more than 5% of a class of the Company’s voting securities.

	Amount and Nature of	Percent of
Name and Address of Beneficial Owner	Beneficial Ownership (#)	Class
BlackRock, Inc.	10,659,943(a)	7.8%(a)
55 East 52nd Street
New York, New York 10055
The Vanguard Group, Inc.	10,538,271(b)	7.67%(b)
100 Vanguard Boulevard
Malvern, Pennsylvania 19355
FMR LLC	7,391,515(c)	5.384%(c)
245 Summer Street
Boston, Massachusetts 02210

26 | 2016 Proxy Statement

Beneficial Ownership of the Company’s Stock

Notes to Table on Persons Owning More than Five-Percent of the Company’s Common Stock

(a)	Reflects shares beneficially owned as of December 31, 2015 according to Amendment No. 6 to Schedule 13G filed with the SEC. As reported in this schedule, BlackRock, Inc., a parent holding company, holds sole voting power with respect to 9,709,431 shares and sole dispositive power with respect to 10,659,943 shares.
(b)	Reflects shares beneficially owned as of December 31, 2015 according to Amendment No. 4 to Schedule 13G filed with the SEC. As reported in this schedule, The Vanguard Group, an investment adviser, holds sole voting power with respect to 134,406 shares, sole dispositive power with respect to 10,391,565 shares, and shared dispositive power with respect to 146,706 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 92,606 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 95,900 shares as a result of its serving as investment manager of Australian investment offerings.
(c)	Reflects shares beneficially owned as of December 31, 2015 according to Schedule 13G filed with the SEC. Each of FIAM LLC (formerly known as Pyramis Global Advisors, LLC), Fidelity Institutional Asset Management Trust Company (formerly known as Pyramis Global Advisors Trust Company), FMR Co., Inc, and Strategic Advisers, Inc. beneficially owns shares, with FMR Co., Inc. beneficially owning 5% or more of the shares outstanding. Abigail P. Johnson is a Director, the Vice Chairman, the Chief Executive Officer and the President of FMR LLC. Neither FMR LLC nor Ms. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our directors, executive officers, and persons who own more than 10% of the Company’s Common Stock file reports of ownership and changes in ownership of Foot Locker’s Common Stock with the SEC. Based solely on our review of copies of such forms furnished to the Company and written representations that no other reports were required during the 2015 fiscal year, we believe that during the 2015 fiscal year, the persons subject to Section 16(a) reporting complied with all applicable SEC filing requirements, except that one Form 4 to report an open market sale of 2,987 shares by Peter D. Brown, a retired officer, from his 401(k) Plan account and one Form 4 to report a sale of 11,953 shares by Robert W. McHugh under a Rule 10b5-1 trading plan were inadvertently filed late due to administrative errors.

2016 Proxy Statement | 27

Executive Compensation

Compensation and Risk

The Company has completed a risk-related review and assessment of our compensation program and considered whether our executive compensation is reasonably likely to result in a material adverse effect on the Company. As part of this review, the independent compensation consultant to the Compensation Committee reviewed risk in relation to the Company’s compensation policies and practices with the Company’s human resources executives directly involved in compensation matters. The consultant reviewed the compensation policies and practices in effect for corporate and division employees through the manager level, store managers, and store associates and reviewed the features we have built into the compensation programs to discourage excessive risk taking by employees, including a balance between different elements of compensation, differing time periods for different elements, consistent Company-wide programs, plan performance targets based on the corporate budgeting process, and stock ownership guidelines for senior management.

Compensation Discussion and Analysis

This CD&A focuses on how our named executive officers were compensated for 2015 and how their 2015 compensation aligns with our pay for performance philosophy. We also discuss actions taken in 2015, as well as certain changes to the program effective beginning in 2016, that relate to an understanding of the executives’ compensation. Our CD&A is divided into the following five sections: Executive Summary, Our Compensation Program Design and Structure, Compensation Program Changes for 2016, Procedures for Determining Compensation, and Additional Information.

We have six named executive officers included in this CD&A and the related compensation tables. Our named executive officers include Ken C. Hicks, our retired Executive Chairman, who retired from the Company in May 2015.

Richard A. Johnson	President and Chief Executive Officer
Lauren B. Peters	Executive Vice President and Chief Financial Officer
Robert W. McHugh	Executive Vice President—Operations Support
Jeffrey L. Berk	Senior Vice President—Real Estate
Pawan Verma	Senior Vice President and Chief Information Officer
Ken C. Hicks	Retired Executive Chairman

Executive Summary

Our executive compensation program is designed to attract, motivate, and retain talented executives in order to achieve the Company’s short- and long-term strategic priorities and deliver value to our shareholders. To accomplish this, we have a compensation program for our executives that ties pay closely to our business strategy and Company performance. The more senior an executive’s position, the greater the portion of his or her compensation that is tied to performance. The Compensation Committee, which is comprised of five independent directors, oversees the executive compensation program.

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Executive Compensation

Our Key Compensation Governance Policies

What We Do	What We Do Not Do

  Closely align executive pay with performance

  Set rigorous, objective performance goals

  Maintain a clawback policy

  Impose and monitor meaningful stock ownership guidelines

  Require a one-year time-based vesting period for earned LTIP payouts following attainment of performance goals

  Include double-trigger change-in-control provisions in employment agreements and equity awards

  Mitigate undue risk in compensation programs

  Provide reasonable perquisites

  Retain independent compensation consultant to advise the Compensation Committee

  Hold annual “Say-on-Pay” advisory vote

  No tax gross-ups for perquisites or change in control payments

  No hedging of the Company’s shares

  No repricing of stock options without shareholder approval

  No dividends or dividend equivalents on time-vested or unearned performance RSUs

  No stock options granted below fair market value

2015 Performance Highlights

Our 2015 fiscal year was an outstanding year for Foot Locker. It was the fifth consecutive year that the Company’s sales and profit results represented the highest levels ever achieved in our history as an athletic footwear and apparel business. Our strong 2015 fiscal year results included:

•	Net income, on a non-GAAP* basis, of $606 million;

•	Earnings of $4.29 per share, on a non-GAAP* basis, a 20% increase over 2014 and the sixth consecutive year with a double-digit annual increase;

•	An end-of-year market capitalization of $9.3 billion, a 24% increase over year-end 2014;

•	Returning $558 million to our shareholders through dividend payments of $139 million and share repurchases of $419 million; and

•	Total Shareholder Return (stock price appreciation plus reinvested dividends) of 28.9% compared to (12.5)% for the S&P 400 Retailing Index.

*	A reconciliation to GAAP is provided on Pages 16 through 17 of our 2015 Annual Report on Form 10-K.

In 2015, the Company introduced a revised long-term strategic framework, which is depicted below. This framework established priorities over the near-term, intermediate-term, and long-term to enhance our performance and set even more challenging long-term financial objectives.

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Executive Compensation

Strategic Framework	Priorities

•  Drive performance in the Core Business with compelling customer engagement

•  Expand our leading position in the Kids’ business

•  Aggressively pursue European Expansion opportunities

•  Build our Apparel penetration and profitability

•  Build a more powerful Digital business with customer-focused channel connectivity

•  Deliver exceptional growth in our Women’s business

•  Build on our industry-leading team by embracing the power of our People

Results

In the first year of working towards our current long-term objectives under our new strategic plan, we already achieved one of the objectives, and made significant progress on the others, as shown in the chart below:

				2015-20
				Long-Term
Financial Metrics	2009	2014	2015	Objectives
Sales (billions)	$4.9	$7.2	$7.4	$10
Sales Per Gross Square Foot	$333	$490	$504	$600
Adjusted Earnings Before Interest and Taxes (EBIT) Margin	2.8%	11.4%	12.8%	12.5%
Adjusted Net Income Margin	1.8%	7.3%	8.2%	8.5%
Return on Invested Capital (ROIC)	5.3%	15.0%	15.8%	17%

The chart above reflects non-GAAP results. There is a reconciliation to GAAP on Pages 16 through 17 of our 2015 Annual Report on Form 10-K.

Impact of Company Performance on Incentive Pay

As a result of our very strong performance in 2015, above-target awards were earned under both of our performance-based programs—the Annual Bonus Plan and the long-term incentive plan (“LTIP”), as discussed further in this CD&A.

Please see Pages 34 through 37 and the Summary Compensation Table on Page 45 for more details on these incentive programs and the named executive officers’ earned awards under the plans.

30 | 2016 Proxy Statement

Executive Compensation

2015 Say-on-Pay Shareholder Vote

At our 2015 Annual Meeting, 96% of shareholders voting on the advisory vote on executive compensation supported the executive compensation program. The Compensation Committee considered the results of the 2015 Say-on-Pay vote and our shareholders’ strong support of our executive compensation program in reviewing the executive compensation program for 2016. In light of this, the Compensation Committee decided to retain the general program design, which ties executive pay closely with Company performance. In the future, the Compensation Committee will continue to consider the executive compensation program in light of changing circumstances and shareholder feedback. Our Say-on-Pay vote is currently held on an annual basis, consistent with the views expressed by a majority of our shareholders.

2015 Compensation Decisions

The Compensation Committee made certain compensation decisions for our named executive officers in 2015, including setting and approving incentive compensation performance goals, which are described below. We had certain leadership changes during 2015 that impacted our named executive officers: Ken C. Hicks retired as Executive Chairman in May 2015, and we hired Pawan Verma as our new Senior Vice President and Chief Information Officer in August 2015.

Base Salaries

As part of its annual review of compensation, the Compensation Committee approved base salary increases for Mr. Johnson and Ms. Peters as of May 1, 2015 of 5% and 7.1%, respectively, based on each executive’s performance and a position-oriented analysis of market salaries. Based on the salary ranges for their positions, Mr. McHugh and Mr. Berk did not receive salary increases. Due to Mr. Hicks’ planned retirement in May 2015, he did not receive a salary increase.

Mr. Verma joined the Company in August 2015, and his base salary was established at that time based upon the salary range for his position and his prior experience and compensation level.

Annual Bonus Plan

At the beginning of 2015, the Compensation Committee established a performance target under the Annual Bonus Plan based on the Company achieving pre-tax income of $866.5 million, a 6.8% increase over 2014 non-GAAP pre-tax income, in line with the Company’s financial plan and strategic objectives. Based on adjusted pre-tax income of $941.8 million, each of our named executive officers earned a bonus of 132.6% of their respective target awards under the Annual Bonus Plan for 2015.

Mr. Hicks’ annual bonus was prorated, reflecting his retirement in May 2015. While Mr. Verma joined the Company in August 2015, under the terms of his employment, he received an annual bonus based on the full 2015 plan year. Please see Pages 34 through 35 and the Summary Compensation Table on Page 45 for more details on the Annual Bonus Plan and the named executive officers’ earned payouts.

Long-Term Incentive Program

Our long-term incentive program includes (i) the performance-based LTIP delivered in cash under this plan and equity under the Stock Incentive Plan, and (ii) long-term equity awards under the Stock Incentive Plan in the form of stock options, time-based restricted stock and RSUs. Performance-based LTIP awards and stock options are granted annually, while time-vested restricted stock and RSU awards are granted in special circumstances, such as for new hires, promotions, or retention purposes.

LTIP. At the beginning of 2014, the Compensation Committee established performance targets for the 2014-15 performance period under the LTIP. The targets that the Compensation Committee established were based on the Company achieving average annual net income of $495.2 million (which accounts for 70% of the payout) and ROIC of 14.4% (which accounts for 30% of the payout). Based on actual results for the performance period, each of our named executive officers earned a

2016 Proxy Statement | 31

Executive Compensation

payout of 162.9% of his or her respective target award. The amounts earned for this two-year performance period will not be paid to participants until 2017, following the completion of a one-year time-based vesting period. Mr. Verma received a prorated award under the LTIP for the 2014-15 performance period. Please see Pages 35 through 37 and the Summary Compensation Table on Page 45 for more details on the LTIP and the named executive officers’ earned payouts.

In 2015, the Compensation Committee established LTIP performance targets for the 2015-16 performance period based on net income (70%) and ROIC (30%). Since this performance period is still on-going, the Committee will determine whether payouts have been earned following the end of the Company’s 2016 fiscal year. If awards are earned for the 2015-16 performance period, payment will be made to participating executives in 2018, following the completion of a one-year time-based vesting period.

Stock Options. The Compensation Committee granted stock options to each of the named executive officers, other than Mr. Hicks and Mr. Verma, as part of its normal annual compensation review in 2015. In deciding to grant the stock options and determining the number of shares, the Compensation Committee considered each executive’s position and the competitive market for equivalent talent. These awards are shown in the chart below. All of the stock options have a three-year vesting schedule, with one-third of each option grant vesting on the first, second, and third anniversary of the grant date, subject to continuous service through each vesting date. The values shown for the stock option grants are based on a Black-Scholes value of $16.01 on the date of grant.

		Stock Options
	Stock Options	Black-Scholes Value
Named Executive Officer	(#)	($)
R. Johnson	207,900	3,328,479
L. Peters	32,000	512,320
R. McHugh	32,000	512,320
J. Berk	16,000	256,160

Time-Vested Restricted Stock and RSU Awards. Other than with regard to Mr. Verma, as described below, no awards of time-vested restricted stock or RSUs were granted to the named executive officers in 2015.

New Chief Information Officer

We hired Pawan Verma as Senior Vice President and Chief Information Officer, replacing the former Senior Vice President and Chief Information Officer who retired during 2015. Mr. Verma was recruited from outside the Company and, in connection with his employment, the Compensation Committee approved a compensation package that reflects the competition for talent in information technology, security, and strategy, particularly in retail companies. When Mr. Verma joined us in August 2015, the Compensation Committee set his annual base salary at $450,000. As additional sign-on compensation to compensate him for what he forfeited when he terminated his employment with his prior employer, Mr. Verma (1) received a cash sign-on bonus of $300,000 when he commenced employment, (2) was granted equity awards in the form of stock options and restricted stock having a value on the date of grant of $225,105 and $1.5 million, respectively, and (3) was eligible to receive an annual bonus at target of 50% of base salary for the full 2015 fiscal year. The sign-on stock option and restricted stock awards each have a three-year vesting schedule, with one-third of each award vesting on the first, second, and third anniversary of the grant date, subject to continuous service through each vesting date.

		Stock Options	Restricted	Restricted
	Stock Options	Black-Scholes Value	Stock	Stock Value
Named Executive Officer	(#)	($)	(#)	($)
P. Verma	11,346	225,105	20,490	1,500,073

32 | 2016 Proxy Statement

Executive Compensation

Our Compensation Program Design and Structure

Pay Components and Mix

The key concepts underlying our compensation program are alignment with our business strategy, alignment with shareholders interests, strong relationship to Company performance, and balance among compensation elements. Consistent with these key compensation concepts, a significant portion of compensation for our executives is performance-based. For 2015, of the total direct compensation delivered to our CEO and other named executive officers, 87% of the CEO’s compensation and 73% on average of the other named executive officers’ compensation (excluding the retired Executive Chairman) were performance based. The variability in performance-based compensation directly ties the executives’ pay to our performance, including our financial results, strategic priorities and stock price performance. The payment of a base salary provides a balance between fixed, cash compensation and compensation at risk through Company performance.

CEO	Average of Other Named Executive Officers’
2015 Total Direct Compensation*	2015 Total Direct Compensation*

Performance-Based Compensation=85%	Performance-Based Compensation=66%
(Excludes Retired Executive Chairman)

*	Total Direct Compensation includes salary, Annual Bonus, and long-term incentives (“LTI”) (consisting of LTIP, stock options, and, where applicable, restricted stock).

Benchmarking Approach

We have established benchmarks for compensation, including cash and equity, for each named executive officer. These benchmarks are reviewed annually and are based upon compensation for comparable positions in a peer group consisting of publicly-traded global retail companies with revenues of approximately one-third to two and one-half times the Company’s revenue. We also use the peer group data to assess the competitiveness of total direct compensation awarded to our senior executives and as a data point in designing compensation plans, benefits, and perquisites.

The Compensation Committee has determined that the companies comprising our peer group reflect the appropriate peer group for executive compensation purposes based upon the nature of their businesses, their revenues, and the pool from which they recruit their executives. The companies included in our peer group for 2015 compensation decisions were:

Abercrombie & Fitch Co.	Caleres, Inc.	Genesco Inc.
American Eagle Outfitters, Inc.	Dick’s Sporting Goods Inc.	L Brands, Inc.
Ann Inc.*	DSW Inc.	Petsmart, Inc.*
Ascena Retail Group, Inc.	The Finish Line Inc.	RadioShack Corp.*
Autozone, Inc.	GameStop Corp.	Ross Stores, Inc.
Bed, Bath & Beyond Inc.	The Gap Inc.	Williams-Sonoma, Inc.

*	Removed from peer group in 2015.

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Executive Compensation

In May 2015, we made several changes to the peer group. We added one company, specialty retailer Signet Jewelers Limited. We removed Ann Inc. and Petsmart, Inc. since they were no longer publicly-traded companies, and RadioShack Corp. due to its market value and business situation in 2015.

The goal of the Compensation Committee is to provide competitive total compensation opportunities for the named executive officers that vary with Company performance. The Compensation Committee uses the peer group benchmark information as a reference point in evaluating executive compensation, assessing the competitiveness of total direct compensation awarded to our senior executives and designing compensation plans, benefits, and perquisites, but it does not attempt to match the compensation of each executive position in the Company precisely with that of an equivalent position in the peer group. In general, the Compensation Committee attempts to position an executive’s total compensation between the median and 75th percentile of comparable positions at peer companies, consistent with the Company’s revenue in relation to the peer companies. The Compensation Committee also considers other factors, including performance, responsibility, experience, tenure, and market positioning, when determining compensation.

Components of Our Executive Compensation Program

The goal of the Compensation Committee is to align the compensation program with our business strategy and our shareholders’ interests. In order to achieve these objectives, our executive compensation program includes a mix of annual and long-term compensation, as well as a mix of cash and equity compensation. The components of our executive compensation program are:

•	Base Salary

•	Annual Bonus

•	Long-Term Incentive Program

•	Retirement and Other Benefits

•	Perquisites

Base Salary

Base salaries represent the fixed portion of total direct compensation for our executives. We pay base salaries to provide our named executive officers with market-competitive fixed compensation that is appropriate to their position, experience, and responsibilities. Base salaries aid in attracting and retaining talented executives. The Compensation Committee annually reviews the named executive officers’ salaries. Annual salary increases are not automatic. Salary adjustments are made after consideration of pay for similar positions among our peer group, internal pay equity, and scope of responsibilities for each position. Base salaries of named executive officers rarely change materially from year-to-year unless there has been a promotion, other change in responsibility, or other special factors apply.

Performance-Based Annual Cash Bonus

We pay performance-based annual cash bonuses to our named executive officers under the Annual Bonus Plan in order to incentivize them to work toward the Company’s achievement of annual performance goals established by the Compensation Committee. Payments are calculated as a percentage of actual base salary earned by the executive during the year.

34 | 2016 Proxy Statement

Executive Compensation

Our Annual Bonus Plan is formula driven, with targets established by the Compensation Committee based upon the business plan and budget reviewed and approved each year by our Finance Committee and the Board. Our Annual Bonus Plan allows the Compensation Committee, in establishing performance targets under the plan, to choose one or more performance measures from a list of factors that have been approved by shareholders. The Compensation Committee established a performance target under the Annual Bonus Plan for the named executive officers for 2015 based upon the Company’s achievement of a prescribed level of pre-tax income. All bonus targets and calculations are based on the results of continuing operations. The Annual Bonus Plan for the named executive officers makes bonus payments based upon the Company’s results, without individual performance adjustments. Executives who do not receive a “meets expectations” rating or higher in their annual performance review are ineligible to receive an annual bonus payment.

The Company achieved adjusted pre-tax income of $941.8 million in 2015, a 16.2% increase over 2014, which resulted in above-target annual cash bonuses being earned by each of the named executive officers. The Annual Bonus Plan targets, the actual amount of adjusted pre-tax profit achieved for 2015, and the corresponding payout percentages were as follows:

	Threshold	Target	Maximum	Actual
Pre-tax profit	$779.9 million	$866.5 million	$1,039.9 million	$941.8 million
Payout as Percentage of Target Award	25%	100%	175%	132.6%

Bonus payouts are calculated on the basis of straight-line interpolation between the threshold, target, and maximum points. If the Company does not achieve threshold performance, then no annual bonus is paid.

Target payments under the Annual Bonus Plan for the named executive officers, and actual payments for 2015 based upon the Company’s performance, are shown in the chart below. The amount shown for Mr. Hicks is prorated, reflecting his retirement in 2015. Under the terms of Mr. Verma’s employment agreement, he received an annual bonus based on the full year 2015. The Company paid Mr. Verma a prorated bonus under the Annual Bonus Plan, reflecting his plan participation beginning in August 2015 when he commenced employment, and paid him the difference between the prorated bonus amount and the annual bonus that he would have received under the plan if he had participated in the plan for the entire year ($155,095) outside of the Annual Bonus Plan. The actual 2015 payout amount shown in the table for Mr. Verma reflects the prorated payment under the Annual Bonus Plan.

	Target as a	Actual 2015
	Percentage of	Payout	Actual 2015
	Base Salary	Percentage	Payout ($)
R. Johnson	125%	165.75%	1,719,656
L. Peters	65%	86.19%	512,831
R. McHugh	65%	86.19%	580,059
J. Berk	50%	66.30%	323,891
P. Verma	50%	66.30%	143,255
K. Hicks	125%	165.75%	481,135

Long-Term Incentive Program

Our long-term incentive program consists of the (i) performance-based LTIP delivered in cash under this plan and equity under the Stock Incentive Plan, and (ii) long-term equity awards under the Stock Incentive Plan, in the form of stock options, restricted stock or time-vested RSUs. We provide long-term incentives and make these awards to our named executive officers in order to incentivize them to work toward the Company’s achievement of performance goals established by the Compensation Committee for each performance period. We provide equity-based long-term incentives to our named executive officers in order to provide alignment with shareholder value creation and enhance the retentive value of our compensation program. The long-term incentive program is the responsibility of the Compensation Committee, which is composed entirely of independent directors.

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Executive Compensation

LTIP

The LTIP is designed to reward executives for achieving multi-year performance targets. Our LTIP is formula-driven, with targets established by the Compensation Committee based upon financial targets included in the business plan reviewed and approved each year by our Finance Committee and Board. The LTIP pays out based upon the Company’s results, without individual performance adjustments. Key design features of the LTIP are:

Mix of Cash and RSUs. Awards are denominated 50% in cash, payable under the LTIP, and 50% in RSUs, payable under the Stock Incentive Plan. The same performance target is established for both the cash and RSU portions of the award. Beginning with the 2016-17 performance period, the payout mix for these awards will be shifted to 75% RSUs and 25% cash.

Two-Year Performance Period and Additional One-Year Vesting Period. The performance period is two years; however, while award payouts are calculated following the end of the two-year performance period, payments require continued employment and are subject to forfeiture, as well as stock price fluctuations, for another year—that is, payments are not made until the end of a three-year period.

Net Income and ROIC Targets. The performance targets are based on net income (70%) and ROIC (30%) that are contained in the business and financial plan adopted by the Finance Committee and the Board for the performance period.

Target Awards are Percentage of Base Salary. The target awards are expressed as a percentage of initial base salary—that is, the base salary paid to the executive following any salary adjustments that take place on May 1 of the first year of the performance period, adjusted only for promotion-related salary increases. Mr. Johnson has a 175% bonus target as Chief Executive Officer; prior to his promotion to Chief Executive Officer during the 2014-15 performance period, Mr. Johnson’s target payout was 100% of his initial base salary. The target award for the other named executive officers, excluding Mr. Hicks, is established by level of position and is 75% of initial base salary. When Mr. Hicks retired as Chief Executive Officer in December 2014, his bonus target was continued at 175% in his position as Executive Chairman through May 2015.

The Compensation Committee established the net income and ROIC targets in 2014 for the 2014-15 performance period. The Company achieved average annual net income of $562.6 million and ROIC of 15.6% for this performance period, which resulted in above-target LTIP awards being earned by the named executive officers. The LTIP awards are denominated 50% in cash and 50% in RSUs and will be paid out in 2017, following a one-year time-based vesting period. The targets, along with the adjusted actual performance for the period, and the calculation of ROIC are shown in the charts below:

	Threshold	Target	Maximum	Actual
Average Annual Net Income (weighted 70%)	$431.2 million	$495.2 million	$594.3 million	$562.6 million
Two-Year Average ROIC (weighted 30%)	12.9%	14.4%	16.7%	15.6%
Payout as Percentage of Target Award	25%	100%	200%	162.9%

For the 2014-15 performance period, LTIP payouts were subject to a “performance gate,” which provided that no amounts would be paid out under the plan unless the Company’s average annual after-tax income for the performance period exceeded the Company’s after-tax income in the year prior to the commencement of the performance period. Once this performance level is achieved, LTIP payouts are calculated on the basis of straight-line interpolation between the threshold, target, and maximum points. If the Company does not achieve threshold performance, then no LTIP is paid.

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ROIC Calculation for LTIP. Return on Invested Capital, or ROIC, is a non-GAAP financial measure. For purposes of calculating this long-term incentive, we define ROIC as follows:

ROIC =	Operating Profit After Taxes
Average Invested Capital

Operating Profit after Taxes (Numerator) =		Average Invested Capital (Denominator) =
Pre-tax income		Average total assets
+/– interest expense/income		–	average cash, cash equivalents, and short-term investments
+ implied interest portion of operating lease payments		–	average year-end inventory
+/– Unusual/non-recurring items		–	non-interest-bearing current liabilities
+	LTIP award expense	+	13-month average inventory
=	Earnings before LTIP award expense, interest and taxes	+	average estimated asset base of capitalized operating leases
–	Estimated income tax expense
=	Operating Profit After Taxes	=	Average Invested Capital

Certain items used in the calculation of ROIC for bonus purposes, such as the implied interest portion of operating lease payments, certain unusual or non-recurring items, average estimated asset base of capitalized operating leases, and 13-month average inventory, while calculated from our financial records, cannot be calculated from our audited financial statements. Prior to the Compensation Committee determining whether bonus targets have been achieved, the Company’s independent registered public accounting firm, at the request, and for the restricted use, of the Compensation Committee, reviews the bonus calculations. There is a calculation of basic ROIC, which is not precisely the same as the calculation used for incentive compensation purposes because of the exclusion of certain items (please see Page 44 for a discussion of disregarded items, and a reconciliation to GAAP, on Pages 16 through 17 of our 2015 Annual Report on Form 10-K).

For the 2014-15 performance period, LTIP awards were denominated 50% in cash and 50% in RSUs. There is an additional one-year vesting period, so that the payouts earned for the 2014-15 performance period will not be made to executives until 2017. The RSUs allocated to each executive were valued at the closing price on the date of grant in March 2014. The target payment level, actual percentage payout, and cash and RSUs earned, based on the Company’s actual performance measured against the performance goals are shown in the chart below. The information shown for Mr. Johnson reflects both his initial target LTIP award opportunity (100%) and his increased target LTIP award opportunity (175%) as Chief Executive Officer, prorated based on the period of time he served in each position. The earned payouts to Mr. Verma and Mr. Hicks for 2014-15 were calculated on a pro rata basis due to their service for a portion of the performance period.

	Target as a	Actual as a
	Percentage of	Percentage of
	Initial Base Salary	Initial Base Salary	Cash Earned ($)	RSUs Earned (#)
R. Johnson	100%	162.9%	312,542	6,934
	175%	285.1%	834,080	14,802
L. Peters	75%	122.2%	345,145	7,657
R. McHugh	75%	122.2%	411,119	9,120
J. Berk	75%	122.2%	298,427	6,620
P. Verma	75%	122.2%	65,703	898
K. Hicks	175%	285.1%	1,018,713	22,598

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Long-Term Equity Awards

Equity awards are generally designed to reward executives for increasing our return to our shareholders through increases in our stock price and are made under the Stock Incentive Plan, which has been approved by our shareholders. Equity awards may, in addition, serve to help retain key executives.

Stock Options

We grant stock options to our named executive officers to align their interests more closely with those of our shareholders. The Compensation Committee awards stock options with exercise prices equal to the fair market value of our stock on the date of grant. Therefore, executives who receive stock options will only realize value if there is appreciation in the share price.

Stock option grants of the same value are normally made each year to executives holding comparable positions, with larger awards being made to those with greater responsibility. The Compensation Committee determines the number of options granted on a fixed value basis, using Black-Scholes values. Under the Stock Incentive Plan, fair market value is defined as the closing price on the grant date. Options normally vest at the rate of one-third of the total grant per year over the first three years of the ten-year option term, subject to continuous service through each vesting date and accelerated vesting in certain limited circumstances. The Compensation Committee does not normally consider an executive’s gains from prior stock awards in making new awards.

In 2015, when determining the number of stock options to grant on the annual grant date, the Compensation Committee considered an assumed Black-Scholes value based on the closing price of a share of the Company’s Common Stock in the 20 trading-day period ending 10 days prior to the date the Committee met to authorize these awards. The option exercise price, as well as the actual Black-Scholes value of the awards, is based upon the closing price of a share of the Company’s Common Stock on the grant date. In 2016, the Compensation Committee used the closing stock price on the annual grant date to determine the Black-Scholes value to simplify the methodology and to better align the accounting value of stock options with the reported value.

Restricted Stock and Restricted Stock Units

We normally make restricted stock or time-vested RSU awards only in special circumstances, such as related to promotions, recruitment, special performance, or retention, rather than as part of an executive’s normal compensation. Restricted stock and RSUs are valued based upon the share price at the time of grant.

Retirement and Other Benefits

Retirement Plan and Excess Cash Balance Plan

All U.S.-based associates of the Company who meet the eligibility requirements are participants in the Foot Locker Retirement Plan (the “Retirement Plan”). The Retirement Plan and the method of calculating benefits payable under it are described on Pages 60 through 61. All of the named executive officers, other than Mr. Verma, who has not yet met the service requirement for eligibility, and Mr. Hicks, who has retired, are participants in the Retirement Plan. The Internal Revenue Code limits the amount of compensation that may be taken into consideration in determining an individual’s retirement benefits. Therefore, those participants in the Retirement Plan whose compensation exceeds the Internal Revenue Code limit are also participants in the Excess Cash Balance Plan, described on Page 61, which provides a benefit equal to the difference between the amount a participant receives from the Retirement Plan and the amount the participant would have received were it not for the Internal Revenue Code limits. The Retirement Plan and Excess Cash Balance Plan take into account only base salary and annual bonus in determining pension benefits. Therefore, long-term incentives, stock options, and stock awards have no effect on the calculation of benefits or payments under these plans.

401(k) Plan

The Company has a 401(k) Plan that is available to employees whose primary place of employment is in the United States. The 401(k) Plan limits participation to employees who have attained at least the age of twenty-one and have completed one year of service consisting of at least 1,000 hours. All of the named executive officers, other than Mr. Verma, who has not yet met the service requirement for eligibility, Mr. Hicks, who has retired, and Mr. Berk, participate in the 401(k) Plan.As of January 1, 2016, the 401(k) Plan allows eligible employees to contribute up to 40% of their compensation on a pre-tax basis, subject to a maximum of $18,000. The Company matches 25% of employees’ pre-tax contributions on up to the first 4% of the employees’ compensation (subject to certain limitations). The Summary Compensation Table on Page 45 includes, under All

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Other Compensation, the amount of the Company match for each of the named executive officers. Beginning with the 2015 plan year, the matching contribution is made in cash. Prior to this, it was made with Company Stock. The matching contributions are vested incrementally over the first 5 years of participation.

Supplemental Executive Retirement Plan

The Company maintains a Supplemental Executive Retirement Plan (the “SERP”), described on Page 61, for certain senior officers of the Company and other key employees, including the named executive officers. Mr. Hicks participated in the SERP prior to his retirement. The SERP is an unfunded plan that sets an annual target incentive award for each participant consisting of a percentage of base salary and annual bonus based on the Company’s performance against target. Contributions range from 4% to 12% of salary and annual bonus, depending on the Company’s performance against an established target, with an 8% contribution being made for target performance. The Compensation Committee establishes the SERP target each year, and it is normally the same as the performance target under the Annual Bonus Plan. In addition, performance-based participant accounts accrue interest at the rate of 6% annually. The SERP also provides for the continuation of medical and dental insurance benefits following retirement to vested participants who were participants in the SERP prior to the start of the 2014 fiscal year when this benefit was closed to new participants.

Based upon the Company’s performance in 2015, a credit of 9.7% of 2015 base salary and annual bonus was made to the SERP for each of the named executive officers. Credits to the SERP are based only on base salary and annual bonus; therefore, long-term incentives, stock options, and stock awards have no effect on the calculation of benefits or payments under this plan. As of the end of 2015, the account balances of the named executive officers ranged from approximately $34,855 for Mr. Verma to $1,680,213 for Mr. Johnson. Under the terms of the SERP, executives are vested in their account balances based upon a combination of age and service. As of the end of 2015, all of the named executive officers, other than Mr. Verma, who has not yet met the age and service requirements, were vested in the SERP. Upon his retirement in May 2015, Mr. Hicks became eligible to receive payment under the SERP according to the terms of the plan.

Perquisites

We provide the named executive officers with certain perquisites, which the Compensation Committee believes to be reasonable and consistent with its overall objective of attracting and retaining talented executives. The Company provides the named executive officers with an automobile allowance, financial planning, medical expense allowance, annual physical, supplemental long-term disability insurance, and life insurance. In addition, the Company reimburses Mr. Johnson, and reimbursed Mr. Hicks prior to his retirement, for reasonable expenses of using car service for transportation in the New York metropolitan area. We do not provide a gross-up to executives for the income tax liability they incur due to their receipt of these perquisites. Under our relocation policy applicable to all executives, we provide a gross-up to executives for moving and other relocation expenses that we reimburse, and under that policy we provided a gross-up to Mr. Verma related to the relocation of his principal residence to the New York metropolitan area in 2015.

Compensation Program Changes for 2016

The Compensation Committee has reviewed the executive compensation program for 2016 and, following its review, made certain changes to the LTIP design, which we describe below. The purpose of these changes is to continue to incentivize strong performance and provide the executives with competitive total compensation opportunities appropriate to their positions, while further aligning their interests with our shareholders.

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Increased Equity Portion of LTIP Payout Vehicle Mix

The vehicle mix for earned awards beginning with the 2016-17 performance period under the LTIP will be increased to 75% RSUs and decreased to 25% cash to further emphasize the equity component of any earned payout. Currently, the vehicle mix is 50% RSUs and 50% cash. We believe that this change will further align our executives’ interests with our shareholders’ because a greater proportion of the payout value is subject to fluctuations in our stock price.

Instituted an LTIP Performance Floor

In making decisions for the 2016 compensation program, the Compensation Committee considered various factors (such as our long-term strategic plan and financial objectives, the consistent rigor of LTIP performance goals established by the Compensation Committee based on the financial plans approved by the Finance Committee and the Board, the market environment, and the overall objectives of our compensation program), and approved a “performance floor” set at 85% of the target award. As a result, no payouts would be earned for the 2016-17 period if the actual performance is below 85% of the target. The “performance gate,” whereby no amounts would be earned under the LTIP unless the Company’s average annual after-tax income for the performance period exceeded the Company’s after-tax income in the year prior to the beginning of the relevant performance period, was removed. The Compensation Committee made this change to set a consistent performance threshold for each performance period and ensure that our LTIP is market-competitive among peer companies with similar program designs. We believe this change supports the goals of our overall compensation program, which are to attract, motivate, and retain executives most critical to the long-term success of the Company.

Procedures for Determining Compensation

Setting Compensation, Establishing Goals, and Evaluating Performance

The Compensation Committee oversees a rigorous and comprehensive compensation approval and goal setting process. Each year, in advance of making compensation decisions for the forthcoming year, the Compensation Committee meets with management and reviews the Company’s overall executive compensation program in light of the Company’s long-term strategy and financial objectives approved by the Finance Committee and the Board. The Compensation Committee meets with management, the Company’s compensation consultant, and the Compensation Committee’s independent compensation consultant to review the executive compensation environment, including recent developments and trends in executive compensation relative to the Company’s executive compensation program, and a historical view of the pay-for-performance correlation in the program and any changes to the program being recommended by management or either of the consultants.

After the financial results for the prior year have been finalized and audited, the Compensation Committee meets to review and approve bonus and incentive compensation payments for the prior year and to review and approve compensation arrangements—base salaries, stock awards, and incentive plan targets—for the upcoming year. The Compensation Committee meets privately with its independent compensation consultant for the purpose of establishing the compensation of the Chief Executive Officer, including establishing target awards under the Annual Bonus Plan and the LTIP, and making stock awards under the Stock Incentive Plan to him. Except in the case of promotions or other unusual circumstances, the Compensation Committee considers stock awards only at this meeting, which is normally held within a few weeks following the issuance of the Company’s full-year earnings release for the prior year.

The Compensation Committee may hold other meetings during the year to review specific issues related to executive compensation, new developments in executive compensation, or other issues related to management resources. It also has responsibility, along with the Nominating Committee, for annually reviewing compensation paid to non-employee directors.

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Use of Compensation Consultants

The Compensation Committee has retained as its advisor a nationally-recognized executive compensation consultant—Compensation Advisory Partners—that is independent and performs no other work for the Company. Compensation Advisory Partners reports directly to the Compensation Committee, meets with the Compensation Committee privately without management present, and regularly communicates privately with the Compensation Committee Chair. The Compensation Committee has assessed the independence of Compensation Advisory Partners based on standards promulgated by the SEC and concluded that no conflict of interest exists that would prevent it from serving as an independent consultant to the Compensation Committee. Each year, the Compensation Committee’s compensation consultant reviews a report on risk in relation to the Company’s compensation policies and practices, provides a pay-for-performance analysis of our executive compensation program, and reviews the Chief Executive Officer’s compensation. In addition, each year the Compensation Committee’s consultant reviews the compensation program for non-employee directors, and the Compensation Committee, together with the Nominating Committee, consider the consultant’s report on the program. Management utilizes the services of ClearBridge Compensation Group, a nationally-recognized compensation consultant, to provide advice on the executive compensation program and plan design.

Management Involvement in Developing the Compensation Program

Management is involved in various aspects of developing the executive compensation program. Our Senior Vice President and Chief Human Resources Officer, Vice President—Global Total Rewards, and staff in the Human Resources Department work with our Chief Executive Officer to develop compensation recommendations for all corporate officers other than the Chief Executive Officer. The Chief Executive Officer or the Senior Vice President and Chief Human Resources Officer reviews these proposals with the Compensation Committee Chair, and may make changes to the recommendations based upon his input, before the recommendations are forwarded to the Compensation Committee for review. Our Senior Vice President and General Counsel also attends meetings of the Compensation Committee and participates in some of these discussions and preparations.

Additional Information

Key Compensation Governance Policies

Independent Compensation Consultant

With regard to executive and director compensation matters, our Compensation Committee directly retains, and is advised by, an independent compensation consultant who performs no other work for the Company.

Clawback Policy

We have adopted a clawback policy that provides for the recovery of incentive compensation—paid in cash or equity—if the Compensation Committee determines that an executive engaged in fraud or gross misconduct which results in an accounting adjustment, whether or not the adjustment results in a restatement of our financial statements. The SEC proposed rules in 2015 on clawback policies, and we intend to review our clawback policy once the SEC and NYSE establish final rules governing clawbacks.

Stock Ownership Guidelines

We have meaningful stock ownership guidelines for our senior executives. These are set at six times annual base salary for the Chief Executive Officer, three times annual base salary for executive vice presidents, two times annual base salary for senior vice presidents and divisional chief executive officers, and a multiple of annual base salary for other covered executives. If an executive has not met the ownership requirements following a five-year phase-in period, the executive

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is required to hold 100% of net shares acquired from the vesting of restricted stock or RSUs or the exercise of stock options until they comply with the stock ownership guidelines. At the end of 2015, all of the named executive officers met or exceeded their applicable ownership guidelines.

No Tax Gross-Ups

We do not provide a tax gross-up with regard to any compensation, benefit, or perquisite paid by the Company, other than our executive relocation program that is applicable to all executives. We also do not provide tax gross-ups for any amount paid to an executive upon termination of employment or in connection with a change-in-control.

Anti-Hedging Policy

We do not permit our executive officers to take short positions in our shares or to hedge their economic interest in their shares.

No Stock Option Repricing

Our Stock Incentive Plan does not permit the repricing of stock options without shareholder approval.

Compensation Plans and Risk

We believe that our compensation program encourages our named executive officers to take energetic action to improve the Company’s performance without encouraging them to take undue risk. The performance-based annual cash bonus and LTIP elements of the program are paid based upon performance as compared to the Company’s annual and two-year financial plans, which are prepared each year by the Company’s management and reviewed and approved by the Finance Committee and the Board. No bonuses are paid unless the applicable performance goals are achieved. We believe that, on balance, the plans are reasonably achievable under normal business conditions. This encourages our executives to manage the business well without pressuring them to take undue risks in order to obtain a bonus payment.

Our equity-based compensation for the named executive officers is designed with a similar goal in mind. We believe that our equity grants are reasonable in relation to overall compensation. Stock options normally vest ratably over a three-year period and have a 10-year term, reducing the risk that an executive will take short-term action to inflate the price of the Company’s stock for a brief period.

LTIP payouts are calculated at the conclusion of a two-year performance period, but are not actually paid to the participant until after an additional year of vesting has been satisfied. In addition to serving as a retention vehicle, this also requires that the executive continue to have the value of the stock portion of his or her award at risk, dependent on fluctuations in stock price, for an additional year. It also allows a year to pass in which any issues concerning the Company’s operating or financial performance may come to light before payments are made.

In addition, there are certain other factors related to our compensation programs for the named executive officers that we believe help reduce the likelihood that our compensation programs will encourage our executives to take undue risk, as described below. Please also see Page 28 for a discussion of compensation and risk in our compensation plans more generally, and the procedures we followed to evaluate this.

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Factor	Description
Bonus Targets Based on Financial Plan	As the bonus targets are based on the financial plan, any significant deviation from the plan undertaken by management during the course of the year must be reviewed and approved by the Board.
ROIC as Bonus Measurement	As a retail company, we believe that one of the potential risks we have is that management will attempt to achieve profit targets without taking into account the capital used, particularly working capital invested in inventory. We have, therefore, designed our LTIP for senior management, including the named executive officers, to take into account ROIC as well as net income in determining whether a bonus will be paid.
No Bonus Payments to Executives with Poor Performance Ratings	We have designed our plans so that executives who receive a “Not Meeting Expectations” or an “Unsatisfactory” rating under the Company’s annual performance appraisal process are not eligible to receive an annual bonus payment. This helps prevent an individual executive from taking any action inconsistent with the business plan or otherwise exposing the Company to undue risk.
Incentive Payments Proportional to Base Salary	We believe that our cash incentive payments are not outsized in relation to base salary. Mr. Johnson, as Chief Executive Officer, has the opportunity to earn at target 125% of his base salary in annual bonus and 175% of his base salary in LTIP award. Prior to his promotion to Chief Executive Officer, Mr. Johnson’s target LTIP award opportunity was 100%. Comparable percentages for the Executive Vice Presidents are 65% and 75%; and for the Senior Vice Presidents, 50% and 75%. Prior to his retirement, Mr. Hicks’ comparable percentages were 125% and 175%.
Bonus Caps	Annual cash bonus and the cash portion of the LTIP awards to executives are capped and do not include excessive leverage.
Mix of Components	We use a mix of annual and long-term incentive components, as well as a mix between the use of cash and equity.

Executive Employment Agreements

As more fully described on Pages 48 through 52, we have employment agreements with each of our named executive officers, other than Mr. Hicks, who retired in 2015. We had an employment agreement with Mr. Hicks prior to his retirement as Executive Chairman. Other than the agreements with Mr. Johnson as President and Chief Executive Officer, Mr. Verma as Senior Vice President and Chief Information Officer, and Mr. Hicks as Executive Chairman, the agreements with the named executive officers are in the same form.

Our employment agreements with the named executive officers provide for severance payments to the executive if we terminate the executive’s employment without cause or if the executive terminates his or her employment for good reason. These payments to the named executive officers, calculated as if termination of employment occurred at the end of our last fiscal year, are set out in the tables on Pages 63 through 74.

The named executive officers receive an enhanced severance payment if the executive’s employment is terminated without cause or if the executive terminates employment for good reason within two years following a change-in-control. For an executive to receive the enhanced severance payment, two events must occur: first, employment must be terminated for one of the specified reasons, and second, this termination must occur within two years following a change-in-control. We believe

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that these provisions, which we have had in place for a number of years, provide appropriate protection to our executives, comparable to that available at other public companies, and, with regard to the enhanced severance following a change-in-control, protect us from losing key executives during a period when a change-in-control may be threatened or pending. None of the named executive officers is entitled to a gross-up payment for any excise taxes that may become payable in connection with a change-in-control.

All of the named executive officers have agreed in their employment contracts not to compete with the Company for two years following the termination of employment and not to hire Company employees during that same period. This restriction does not apply following a change-in-control.

Delegation of Authority

The Compensation Committee currently has delegated authority to its Chair to approve stock option awards of up to 25,000 shares per individual award and time-vested RSU awards up to a maximum of 7,500 RSUs per individual award to employees other than executive officers, corporate officers, and general managers of operating divisions. It is expected that the Chair would use this authority to approve awards made during the course of the year in connection with promotions or new hires. Options are priced at fair market value on the date the Chair signs the approval, which is the date of grant for awards made under this delegation authority. The Chair did not use any delegation authority in 2015. The Compensation Committee has not delegated authority to management to make stock option, restricted stock, RSU, or other equity-based awards.

Items Disregarded for Bonus Calculations

Under normal circumstances, the Compensation Committee has no discretion to increase annual bonus or LTIP payments, which are formula-driven based upon Company performance, and our program for the named executive officers does not provide for discretionary adjustments based upon individual performance. The Compensation Committee has not adjusted any of the annual bonus or LTIP payments to the named executive officers shown in the Summary Compensation Table from payouts calculated based upon the applicable formula. When determining bonus and incentive payments, consistent with Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), the Compensation Committee is required to disregard certain events that it determines to be unusual or non-recurring. When establishing the targets, the Compensation Committee normally specifies certain items that it considers to be unusual or non-recurring, and these events, if they occur, are automatically excluded when calculating payments. All of the references in this CD&A to target and actual performance levels refer to amounts after taking these adjustments into consideration.

Accounting and Tax Considerations

While we review both the accounting and tax effects of various components of compensation, these effects are not a significant factor in the Compensation Committee’s allocation of compensation among the different components. In general, it is our position that compensation paid to executive officers should be fully deductible for U.S. tax purposes, and we have structured our bonus, long-term incentive, and stock option programs so that payments made under them are deductible. In certain instances, however, we believe that it is in the Company’s best interests, and that of its shareholders, to have the flexibility to pay compensation that is not deductible under the limitations of Section 162(m) in order to provide compensation consistent with our program and objectives. The portion of base salary paid to Mr. Johnson that exceeds $1 million, the value of time-based restricted stock awards made to Mr. Johnson, the taxable portion of certain perquisites provided to Mr. Johnson, and potentially a portion of the value of time-based restricted stock awards made to one or more of the other named executive officers, are not expected to be deductible.

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Compensation and Management Resources Committee Report

The Compensation Committee has reviewed and discussed the CD&A required by Item 402(b) of Regulation S-K with management and, based on that review and discussion, has recommended to the Board that the CD&A be included in this Proxy Statement.

Members of the Compensation Committee

Alan D. Feldman, Chair
Nicholas DiPaolo
Steven Oakland
Cheryl Nido Turpin
Dona D. Young

Summary Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
							Change
							in Pension
							Value and
						Non-Equity	Nonqualified
						Incentive	Deferred	All
				Stock	Option	Plan	Compensation	Other
Name and Principal Position		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
(1)	Year	($)(2)	($)(3)	($)(4)(5)	($)(4)	($)(6)	($)(7)	($)(8)	($)
Richard A. Johnson	2015	1,037,500	—	918,793	3,328,479	2,866,278	420,164	49,353	8,620,567
President and Chief	2014	931,250	—	4,728,272	1,596,328	1,690,209	365,092	427,558	9,738,709
Executive Officer	2013	887,500	—	450,016	512,869	1,510,966	229,672	36,866	3,627,889
Lauren B. Peters	2015	595,000	—	226,888	512,320	857,976	196,559	20,404	2,409,147
Executive Vice President	2014	561,250	—	1,196,558	506,437	762,160	231,420	377,010	3,634,835
and Chief Financial Officer	2013	537,500	—	206,262	458,308	721,929	130,619	10,133	2,064,751
Robert W. McHugh	2015	673,000	—	252,415	512,320	991,178	218,484	20,651	2,668,048
Executive Vice President—	2014	668,500	—	1,881,414	506,437	907,754	255,538	324,380	4,544,023
Operations Support	2013	650,000	—	245,638	458,308	895,793	150,471	19,528	2,419,738
Jeffrey L. Berk	2015	488,524	—	183,225	256,160	622,318	189,895	4,327	1,744,449
Senior Vice President—	2014	488,524	—	255,018	253,218	568,398	216,813	259,860	2,041,831
Real Estate	2013	488,524	—	183,218	229,154	608,945	147,539	7,039	1,664,439
Pawan Verma	2015	216,071	455,095	1,665,162	225,105	208,958	49,650	80,988	2,901,029
Senior Vice President
and Chief Information Officer
Ken C. Hicks	2015	290,278	—	—	—	1,499,848	—	37,716	1,827,842
Retired Executive Chairman	2014	1,075,000	—	870,540	3,291,817	3,068,544	440,639	243,149	8,989,689
	2013	1,100,000	—	3,496,281	5,669,402	3,290,375	291,428	218,739	14,066,225

Notes to Summary Compensation Table

(1)	Richard A. Johnson has served as President and Chief Executive Officer since December 1, 2014. Mr. Johnson served as Executive Vice President and Chief Operating Officer from May 16, 2012 to November 30, 2014. He served as Executive Vice President and Group President—Retail Stores from July 1, 2011 to May 15, 2012; President and Chief Executive Officer of Foot Locker U.S., Lady Foot Locker, Kids Foot Locker, and Footaction from January 8, 2010 to June 30, 2011; President and Chief Executive Officer of Foot Locker Europe from August 2007 to January 2010; and President and Chief Executive Officer of Footlocker.com/Eastbay from April 2003 to August 2007.

Lauren B. Peters has served as Executive Vice President and Chief Financial Officer since July 1, 2011. Ms. Peters previously served as Senior Vice President—Strategic Planning.

Robert W. McHugh has served as Executive Vice President—Operations Support since July 1, 2011. Mr. McHugh previously served as Executive Vice President and Chief Financial Officer from May 1, 2009 to June 30, 2011.

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Jeffrey L. Berk has served as Senior Vice President—Real Estate since February 9, 2000.

Pawan Verma has served as Senior Vice President and Chief Information Officer since the commencement of his employment with the Company on August 10, 2015.

Ken C. Hicks served as Executive Chairman from January 31, 2010 to May 20, 2015 and previously served as President and Chief Executive Officer from August 17, 2009 to November 30, 2014.

(2)	The amounts in column (c) reflect the annual base salaries earned by our named executive officers for 2015. Including the non-equity incentive plan compensation included in column (g), these amounts represented the following percentages of the named executive officers’ total compensation for 2015: Mr. Johnson (45.3%), Ms. Peters (60.3%), Mr. McHugh (62.4%), Mr. Berk (63.7%), Mr. Verma (14.7%), and Mr. Hicks (97.9%). Information on the named executive officers’ employment agreements appears beginning on Page 48.

(3)	The amount in this column reflects (i) the sign-on bonus of $300,000 that Mr. Verma received in connection with the commencement of his employment in August 2015, plus (ii) the difference between Mr. Verma’s prorated annual bonus paid to him under the Annual Bonus Plan for 2015 and the annual bonus payment that would have been paid to him under the Annual Bonus Plan if he had been a participant for the entire 2015 fiscal year.

(4)	The amounts in these columns reflect the stock and option awards granted in the designated years. The amounts represent the aggregate grant date fair value of the awards granted in each respective year calculated in accordance with stock-based compensation accounting rules (ASC Topic 718). A discussion of the assumptions used in computing the award values may be found in Note 22 to our financial statements in our 2015 Annual Report on Form 10-K. As provided under the SEC’s rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions and include for restricted stock awards expected dividend payments at the same rate as paid on our shares of Common Stock. Please see the Grants of Plan-Based Awards Table on Page 53 for additional information on awards granted in 2015. The amounts shown in the table do not necessarily reflect the actual value that may be recognized by the named executive officers.

(5)	The amounts in column (e) include the grant date fair value of performance-based RSUs granted for the long-term performance measurement periods of 2015-16, 2014-15, and 2013-14, valued at grant date based upon the probable outcome of meeting the performance conditions. The amounts are consistent with the estimates of the aggregate compensation cost to be recognized over the service period determined at the grant date under FASB ASC Topic 718, and exclude the effect of estimated forfeitures. Column (e) also includes restricted stock awards where applicable. Please see the Grants of Plan-Based Awards Table on Page 53 for additional information on the awards granted in 2015.

(6)	For 2015, this column reflects the sum of the cash incentive payouts made in 2016 under the Annual Bonus Plan for 2015 and the cash portion of the earned payout under the LTIP for the 2014-15 performance measurement period that is payable in 2017 if the executive continues to be employed by us on the payment date, as shown in Table I below. For 2014, this column reflects the sum of the cash incentive payouts made in 2015 under the Annual Bonus Plan for 2014 and the cash portion of the earned LTIP payout for the 2013-14 performance measurement period that was paid in 2016, as shown in Table II below. For 2013, this column reflects the sum of the cash incentive payouts made in 2014 under the Annual Bonus Plan for 2013 and the cash portion of the earned LTIP payout for the 2012-13 performance measurement period that was paid in 2015, as shown in Table III below.

I—Cash Incentive Payouts for 2015

	Payout in 2016	Payout in 2017
		LTIP
		2014-15 Performance Period	Total
	Annual Bonus Plan	(Cash Payout Earned—	As Shown in Summary
Name	Cash Payment for 2015 ($)	Payable in 2017) ($)	Compensation Table ($)
R. Johnson	1,719,656	1,146,622	2,866,278
L. Peters	512,831	345,145	857,976
R. McHugh	580,059	411,119	991,178
J. Berk	323,891	298,427	622,318
P. Verma	143,255	65,703	208,958
K. Hicks*	481,135	1,018,713	1,499,848
*	Due to Mr. Hicks’ retirement in 2015, he earned the pro rata portion of his long-term incentive award for the 2014-15 performance measurement period, as shown in the table, and this amount will be paid to him at the same time as the payouts to the other named executive officers in 2017.

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II—Cash Incentive Payouts for 2014

	Payout in 2015	Payout in 2016
		LTIP
		2013-14 Performance Period	Total
	Annual Bonus Plan	(Cash Payout Earned—	As Shown in Summary
Name	Cash Payment for 2014 ($)	Paid in 2016) ($)	Compensation Table ($)
R. Johnson	1,063,990	626,219	1,690,209
L. Peters	496,510	265,650	762,160
R. McHugh	591,389	316,365	907,754
J. Berk	332,441	235,957	568,398
P. Verma	—	—	—
K. Hicks	1,828,844	1,239,700	3,068,544

III—Cash Incentive Payouts for 2013

	Payout in 2014	Payout in 2015
		LTIP
		2012-13 Performance Period	Total
	Annual Bonus Plan	(Cash Payout Earned—	As Shown in Summary
Name	Cash Payment for 2013 ($)	Paid in 2015) ($)	Compensation Table ($)
R. Johnson	660,966	850,000	1,510,966
L. Peters	346,929	375,000	721,929
R. McHugh	419,543	476,250	895,793
J. Berk	242,552	366,393	608,945
P. Verma	—	—	—
K. Hicks	1,365,375	1,925,000	3,290,375
(7)	Amounts shown in column (i) represent the annual change in pension value during each of our last three fiscal years for each of the executives. Please see Pages 59 through 60 for more information on 2015 pension benefits.

(8)	This column includes perquisites and other compensation attributable to the executives for 2015, valued at the incremental cost to the Company of providing them, which represents the actual cost:

•	The amounts shown for financial planning and medical expense reimbursement reflect amounts reimbursed in 2015, which may also include reimbursement of amounts submitted in 2015 for expenses incurred in 2014.

•	The amounts shown in the table under the 401(k) Match column represent the Company’s matching contribution under the Foot Locker 401(k) Plan made to the named executive’s account.

		Car		Med.						Tax
	Auto.	Service	Univ. Life	Expense	Exec.	Supp. LTD	Financial	401(k)	Relocation	Gross
	Allowance	Reimb.	Ins. Prem.	Reimb.	Physical	Ins. Prem.	Planning	Match	Payment	Up	Total
Name	($)	($)	($)	($)	($)	($)	($)	($)	($)	($)	($)
R. Johnson	13,216	8,743	5,223	3,644	907	6,075	8,945	2,600	—	—	49,353
L. Peters	13,489	—	2,708	1,607	—	—	—	2,600	—	—	20,404
R. McHugh	12,316	—	—	5,735	—	—	—	2,600	—	—	20,651
J. Berk	933	—	—	3,394	—	—	—	—	—	—	4,327
P. Verma	—	—	—	892	—	—	—	—	49,113	30,983	80,988
K. Hicks	4,893	11,432	—	3,589	—	6,257	8,945	2,600	—	—	37,716

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Employment Agreements

We have employment agreements with each of the named executive officers, and we describe the material terms of each of these agreements below. We had an employment agreement with Mr. Hicks prior to his retirement. Information on potential payments and benefits upon termination of the agreements is described under Potential Payments Upon Termination or Change in Control, beginning on Page 63.

Richard A. Johnson

Position. We entered into an employment agreement with Mr. Johnson on November 6, 2014 in connection with his promotion to serve as our Chief Executive Officer.

Term. The term of this agreement began on December 1, 2014 and ends on January 31, 2018. The agreement contains an “evergreen” renewal provision that provides for additional one-year renewals of the employment term, unless either party gives notice of non-renewal one year prior to the end of the then-current term.

Base Salary and Bonus. During the term of the agreement, the Company shall pay Mr. Johnson an annual base salary of not less than $1,000,000. Mr. Johnson’s 2015 base salary rate was $1,050,000. As Chief Executive Officer, Mr. Johnson’s annual bonus at target under the Annual Bonus Plan is 125% of his base salary, and his annual bonus at target under the LTIP is 175% of his base salary at the start of the performance period.

Stock Awards. Mr. Johnson’s agreement provided for certain restricted stock and stock option awards effective December 1, 2014, with vesting subject to his continued employment with the Company.

Benefit Plans and Perquisites. Mr. Johnson is entitled to participate in all bonus, incentive, and equity plans offered to senior executives. He is also eligible to participate in all pension, welfare, and fringe benefit plans and perquisites offered to senior executives. The benefits and perquisites available to Mr. Johnson include:

•	Company-paid life insurance in the amount of his annual base salary;

•	Long-term disability insurance coverage of $25,000 per month;

•	Annual out-of-pocket medical expense reimbursement of up to $7,500;

•	Reimbursement for financial planning expenses of up to $9,000 per year; and

•	Automobile expense reimbursement for up to $40,000 annually and reimbursement of reasonable expenses for car service for transportation within the New York metropolitan area.

Non-Compete Provision. Mr. Johnson’s agreement provides that he may not compete with the Company or solicit our employees for two years following the termination of his employment agreement.

Certain Defined Terms in the Agreement:

“Cause” means with regard to Mr. Johnson:

•	his refusal or willful failure to substantially perform his duties;

•	his dishonesty, willful misconduct, misappropriation, breach of fiduciary duty or fraud with regard to the Company, its business or assets;

•	his willful breach of any material provision of the agreement, which is not cured; or

•	his conviction of a felony (other than a traffic violation) or any other crime involving moral turpitude.

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“Change in Control” means any of the following:

•	the Company merges with another company or sells all (or substantially all) of its assets. This event would exclude, for example, mergers (or similar transactions) in which shareholders of the Company prior to the transaction continue to represent a majority of the stock outstanding after the transaction;

•	the acquisition of 35% or more of the outstanding stock; or

•	during any period of not more than 12 months, the directors at the start of the period, plus any new director whose election or nomination for election was approved by at least two-thirds of the directors then remaining on the Board who either were directors at the beginning of the period or whose election or nomination was approved in this manner, do not comprise at least a majority of the Board.

“Good Reason” means,

•	prior to a Change in Control, (A) a reduction in his rate of base salary, other than a reduction that occurs in connection with, and in the same percentage as, an across-the-board reduction over any 3-year period in the base salaries of all senior executives and where the reduction is less than 20% of his base salary; or (B) a material and adverse change in the nature and status of his authority or responsibilities.

•	on or after a Change in Control, (A) a reduction in his rate of base salary; (B) a failure to continue, or a reduction in, the benefits applicable to him without providing a substitute plan(s) providing materially similar benefits; or (C) any material demotion or reduction in his authority or responsibility.

•	at any time, (A) a reduction in his annual bonus classification level; (B) any successor’s failure to assume in writing the Company’s obligations under the agreement; or (C) the Company’s failure to renew the agreement.

Lauren B. Peters, Robert W. McHugh, Jeffrey L. Berk, and Pawan Verma

Position/Term/Base Salary. We have substantially identical employment agreements (except as described below related to Mr. Verma) with these executives in their current positions, as follows:

		Current Term	2015 Base
Name	Position	End Date	Salary Rate ($)
L. Peters	Executive Vice President and Chief Financial Officer	1/31/2017	605,000
R. McHugh	Executive Vice President—Operations Support	1/31/2017	673,000
J. Berk	Senior Vice President—Real Estate	1/31/2017	488,524
P. Verma	Senior Vice President and Chief Information Officer	1/31/2018	450,000

The terms of the agreements will automatically be extended for another year unless notice of non-renewal is given by the October 31 prior to the then-current expiration of the term. We pay these executives annual base salaries at rates not less than their salaries at the start of their agreements. The executives’ base salaries for 2015 are shown in the table above.

Special Provisions Related to P. Verma’s Employment Agreement:

Sign-On Equity Awards. Mr. Verma was granted (i) a time-based restricted stock award having a value of $1.5 million on the date of grant, which will vest over a three-year period in annual installments beginning one year following the date of grant, subject to Mr. Verma’s continued employment (the “Sign-On Restricted Stock Award”); and (ii) a nonstatutory stock option having a Black-Scholes value on the date of grant of $225,000, which will vest over a three-year period in annual installments beginning one year following the date of grant, subject to Mr. Verma’s continued employment (the “Sign-On Stock Option Grant” and, together with the Sign-On Restricted Stock Award, the “Sign-On Equity Awards”).

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Annual Bonus. Solely with respect to the 2015 fiscal year, Mr. Verma was eligible to receive a payment equal to the difference between the prorated annual bonus payable to him under the Annual Bonus Plan and the annual bonus that would have been paid to him under the Annual Bonus Plan if he had been a participant in the Annual Bonus Plan for the entire 2015 fiscal year.

Accelerated Vesting. If Mr. Verma’s employment is terminated by the Company without Cause prior to the second anniversary of his employment commencement date, the first two installments of the Sign-On Equity Awards would, to the extent not already vested, vest on his termination date, and the balance of the Sign-On Equity Awards would be cancelled as of the termination date. If Mr. Verma terminates his employment without Good Reason or the Company terminates his employment with Cause prior to the second anniversary of his employment commencement date, Mr. Verma would be obligated to pay to the Company (a) the sign-on bonus and relocation payments he received, (b) the intrinsic value of the vested portion of his Sign-On Stock Option Grant, to the extent exercised either pre- or post-termination, net of taxes withheld by the Company upon exercise, and (c) the value of the vested portion of his Sign-On Restricted Stock Award at vesting, net of taxes that had been withheld by the Company upon vesting. No payment obligation is required if his termination of employment is due to his death or disability.

Benefit Plans and Perquisites. These executives are entitled to participate in all benefit plans and arrangements in effect at the start of the agreement, including retirement plans, Annual Bonus Plan, LTIP, medical, dental, and disability plans, and any other plans subsequently offered to our senior executives.

Non-Compete Provision. The executives’ agreements provide that they may not compete with the Company or solicit our employees for two years following the termination of their employment agreements.

Certain Defined Terms in the Agreements:

“Cause” means each executive’s:

•	refusal or willful failure to substantially perform his or her duties;

•	dishonesty, willful misconduct, or fraud with regard to the Company’s business or assets;

•	willful breach of his or her employment agreement and the executive does not correct the breach; or

•	conviction of a felony (other than a traffic violation) or any other crime involving moral turpitude.

“Change in Control” means any of the following:

•	the Company merges with another company or sells all (or substantially all) of its assets. This event would exclude, for example, mergers (or similar transactions) in which shareholders of the Company prior to the transaction continue to represent a majority of the stock outstanding after the transaction;

•	the acquisition of 35% or more of the outstanding stock; or

•	during any period of not more than 12 months, the directors at the start of the period, plus any new director whose election or nomination for election was approved by at least two-thirds of the directors then remaining on the Board who either were directors at the beginning of the period or whose election or nomination was approved in this manner, do not comprise at least a majority of the Board.

“Disability” means:

•	The executive is incapacitated due to physical or mental illness and, as a result, has not performed his or her duties on a full-time basis for six months, and does not return to perform his or her duties after the Company gives notice.

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“Good Reason” means:

Prior to a Change in Control,

•	a reduction in base salary, other than an across-the-board reduction in senior executive salaries over a three-year period and the reduction is less than 20% of the executive’s salary from the beginning of the three-year period; or

•	a material change in the executive’s authority or responsibilities, except temporarily as a result of illness or other absence;

Following a Change in Control,

•	any reduction in base salary;

•	failure to continue the benefit plans and programs that apply to the executive, or the reduction of his or her benefits, without providing substitute comparable plans and benefits; or

•	a material demotion or reduction in executive’s authority or responsibility (except temporarily because of illness or other absence);

At any time,

•	a reduction in the executive’s annual bonus classification level, other than in connection with a redesign that affects all other employees in the executive’s bonus level;

•	failure by a successor to the Company to confirm in writing that it will assume the Company’s obligations under the agreement; or

•	failure by the Company to renew the agreement.

Ken C. Hicks

Prior to his retirement, we had an employment agreement with Mr. Hicks substantially in the same form as Mr. Johnson’s agreement.

Position and Term. In connection with his retirement as part of a planned succession process, Mr. Hicks’s amended employment agreement provided that Mr. Hicks would serve as Executive Chairman until his planned retirement on May 20, 2015.

Base Salary and Bonus. Mr. Hicks’ annual base salary was $950,000 in his position as Executive Chairman. His annual bonus at target under the Annual Bonus Plan was 125% of his base salary, and his bonus at target under the LTIP was 175% of his base salary for performance periods prior to 2015-16. Mr. Hicks did not participate in the LTIP beginning with the 2015-16 performance period.

Benefit Plans and Perquisites. Mr. Hicks was entitled to participate in all bonus, incentive, and equity plans offered to senior executives. He was also eligible to participate in all pension, welfare, and fringe benefit plans and perquisites offered to senior executives. The benefits and perquisites available to Mr. Hicks included:

•	Company-paid life insurance in the amount of his annual base salary;

•	Long-term disability insurance coverage of $25,000 per month;

•	Annual out-of-pocket medical expense reimbursement of up to $7,500;

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•	Financial planning expenses of up to $7,500 annually, as adjusted for adviser fee increases;

•	Reimbursement of up to $15,000 for legal fees in connection with his employment agreement; and

•	Automobile expense reimbursement for up to $40,000 annually and reimbursement of reasonable expenses for car service for transportation within the New York metropolitan area.

Non-Compete Provision. Mr. Hicks’ agreement provided that he may not compete with the Company or solicit our employees for two years following the termination of his employment agreement.

Certain Defined Terms in the Agreement:

“Cause” means with regard to Mr. Hicks:

•	his refusal or willful failure to substantially perform his duties;

•	his dishonesty, willful misconduct, misappropriation, breach of fiduciary duty or fraud with regard to the Company, its business or assets;

•	his willful breach of any material provision of the agreement, which is not cured;

•	his conviction of a felony (other than a traffic violation) or any other crime involving moral turpitude; or

•	his willful failure to take lawful and reasonable directions from the Board.

“Change in Control” means any of the following:

•	the Company merges with another company or sells all (or substantially all) of its assets. This event would exclude, for example, mergers (or similar transactions) in which shareholders of the Company prior to the transaction continue to represent a majority of the stock outstanding after the transaction;

•	the acquisition of 35% or more of the outstanding stock; or

•	during any period of not more than 12 months, the directors at the start of the period, plus any new director whose election or nomination for election was approved by at least two-thirds of the directors then remaining on the Board who either were directors at the beginning of the period or whose election or nomination was approved in this manner, do not comprise at least a majority of the Board.

“Good Reason” means, following a Change in Control,

•	a material demotion or reduction in Mr. Hicks’ authority or responsibility (except in connection with a termination for Cause or disability or temporarily because of illness or other absence);

•	a reduction in his base salary rate;

•	a reduction in his annual bonus classification level;

•	failure to continue the benefit plans and programs that apply to him, or the reduction of his benefits, without providing substitute comparable plans, programs and benefits;

•	failure by a successor company to assume in writing the Company’s obligations under the agreement; or

•	the Company breaches a material provision of the agreement and does not correct the breach.

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Grants of Plan-Based Awards Table

The following table shows the awards made to the named executive officers in 2015 under the Annual Bonus Plan and the LTIP, as well as the RSU and stock option awards under the Stock Incentive Plan:

		Estimated Future Payouts			Estimated Future Payouts
		Under Non-Equity Incentive			Under Equity Incentive
		Plan Awards			Plan Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
									All
								All	Other		Grant
								Other	Option		Date
								Stock	Awards:		Fair
								Awards:	Number of	Exercise	Value of
								Number of	Securities	or Base	Stock
								Shares	Under-	Price of	and
								of Stock	lying	Option	Option
		Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Awards
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)(5)
R. Johnson	03/25/15(1)	328,125	1,312,500	2,296,875
	03/25/15(2)	229,688	918,750	1,837,500
	03/25/15(2)				3,699	14,793	29,585				918,793
	03/25/15(3)								207,900	62.11	3,328,479
L. Peters	03/25/15(1)	98,313	393,250	688,188
	03/25/15(2)	56,719	226,875	453,750
	03/25/15(2)				914	3,653	7,306				226,888
	03/25/15(3)								32,000	62.11	512,320
R. McHugh	03/25/15(1)	109,363	437,450	765,538
	03/25/15(2)	63,094	252,375	504,750
	03/25/15(2)				1,016	4,064	8,127				252,415
	03/25/15(3)								32,000	62.11	512,320
J. Berk	03/25/15(1)	61,066	244,262	427,459
	03/25/15(2)	45,799	183,197	366,393
	03/25/15(2)				738	2,950	5,900				183,225
	03/25/15(3)								16,000	62.11	256,160
P. Verma	08/10/15(1)	27,009	108,036	189,063
	08/10/15(2)	10,083	40,333	80,666
	08/10/15(2)	31,177	124,708	249,416
	08/10/15(2)				138	551	1,102				40,339
	08/10/15(2)				426	1,704	3,407				124,750
	08/10/15(3)								11,346	73.21	225,105
	08/10/15(4)							20,490			1,500,073
K. Hicks	03/25/15(1)	90,712	362,847	634,983

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Notes to Grants of Plan-Based Awards Table

(1)	Annual Incentive Awards

Amounts shown reflect the payment levels at threshold, target, and maximum performance for the 2015 fiscal year under the Annual Bonus Plan and reflect the potential amounts that would be paid at the end of the period if the applicable performance goals were achieved. The estimated bonus payouts are based on a percentage of the executive’s base salary, as shown in the table below:

Name	Threshold	Target	Maximum
R. Johnson	31.25%	125%	218.75%
L. Peters	16.25%	65%	113.75%
R. McHugh	16.25%	65%	113.75%
J. Berk	12.5%	50%	87.5%
P. Verma	12.5%	50%	87.5%
K. Hicks	31.25%	125%	218.75%

The amounts shown for Mr. Verma are pro rated, as he commenced employment on August 10, 2015; the amounts shown for Mr. Hicks are pro rated, as he retired on May 20, 2015. The annual bonus payments actually made to the named executive officers for 2015 are shown in Note 6 to the Summary Compensation Table on Pages 46 through 47.

(2)	LTIP Awards

Provided the performance goals for the 2015-16 long-term performance measurement period are achieved, the payout structure of the executives’ awards is as follows: (a) 50% of the award would be payable in cash under the LTIP, (b) 50% of the award would be payable in RSUs under the Stock Incentive Plan, and (c) both the cash portion and the stock portion of the payout would be subject to a time-based, one-year vesting period following the end of the performance measurement period before payout to the executives. The amounts shown in the table reflect the estimated payment levels in cash and number of RSUs at threshold, target, and maximum performance for the 2015-16 performance measurement period. Columns (c), (d), and (e) show the estimated cash payments and columns (f), (g), and (h) show the number of RSUs that would be paid out at threshold, target, and maximum performance if the applicable performance goals are achieved. The amounts shown for Mr. Verma are pro rated, as he commenced employment on August 10, 2015, and reflect amounts for the 2014-15 and 2015-16 long-term performance measurement periods.

The threshold, target, and maximum number of RSUs for each executive was calculated on the date of grant on the basis of that day’s closing stock price of a share of Common Stock. The closing price on the grant date of March 25, 2015 for each of the named executive officers was $62.11. The closing price on the grant date of August 10, 2015 for Mr. Verma was $73.21. Similarly, the grant date fair values of the RSU awards are based on the closing stock price on these grant dates. The actual number of RSUs paid out will be based on the Company’s performance compared to targets. The value of the RSUs received by an executive will depend upon the Company’s stock price on the payment date in 2018. No dividends are paid or accrued for the RSUs.

The aggregate payout in cash and stock at threshold, target, and maximum performance for each of the named executive officers is based on a percentage of the executive’s base salary in the first year of the performance period, adjusted for promotion-related salary increases. The percent of base salary for each executive at threshold, target, and maximum performance is shown in the table below:

Name	Threshold	Target	Maximum
R. Johnson	43.75%	175%	350%
L. Peters	18.75%	75%	150%
R. McHugh	18.75%	75%	150%
J. Berk	18.75%	75%	150%
P. Verma	18.75%	75%	150%

No amounts would be paid to the executives under the LTIP awards unless the performance goals for the performance measurement period are achieved.

(3)	Stock Option Grants

The amounts in column (j) reflect the number of stock options granted in 2015 under the Stock Incentive Plan. The exercise price reflected in column (k) is equal to the closing price of a share of Common Stock on the grant date. In general, no portion of any

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stock option may be exercised until the first anniversary of its date of grant. Vested options may be exercised for ten years following the date of grant, unless the option is cancelled or exercised sooner. If the executive retires, becomes disabled, or dies while employed by the Company or one of its subsidiaries, all unexercised options that are then exercisable, plus those options that would have become exercisable on the next anniversary of the grant date, will remain (or become) exercisable as of that date. For options granted prior to May 21, 2014, outstanding options will become immediately exercisable upon the occurrence of a Change in Control. For options granted after May 21, 2014, outstanding options will become exercisable upon a participant’s termination of employment on or within 24 months following a Change in Control. In general, options may remain exercisable for up to three years following a participant’s retirement or termination due to disability, and for up to one year for any other termination of employment for reasons other than cause.

The vesting schedule for options granted to the executives in 2015 is as follows:

			Vest Date:		Vest Date:		Vest Date:
Name	Grant Date	Shares (#)	Shares (#)		Shares (#)		Shares (#)
R. Johnson	03/25/15	207,900	03/25/16:	69,300	03/25/17:	69,300	03/25/18:	69,300
L. Peters	03/25/15	32,000	03/25/16:	10,666	03/25/17:	10,667	03/25/18:	10,667
R. McHugh	03/25/15	32,000	03/25/16:	10,666	03/25/17:	10,667	03/25/18:	10,667
J. Berk	03/25/15	16,000	03/25/16:	5,333	03/25/17:	5,333	03/25/18:	5,334
P. Verma	08/10/15	11,346	08/10/16:	3,782	08/10/17:	3,782	08/10/18:	3,782

(4)	Restricted Stock

The amounts shown in the table under column (i) represent the number of shares of restricted stock granted to Mr. Verma under the Stock Incentive Plan. This restricted stock award will vest in equal annual installments beginning one year following the date of grant, provided that Mr. Verma continues to be in service with the Company until the applicable vesting dates. Mr. Verma has the right to receive all regular cash dividends payable after the date of grant to all record holders of our Common Stock. The grant date fair value of the restricted stock award shown in column (l) includes expected dividend payments on the shares.

(5)	Grant Date Fair Value

The amounts shown in column (l) reflect the aggregate grant date fair value of the restricted stock, RSU, and stock option awards granted in 2015, calculated in accordance with stock-based compensation accounting rules (FASB ASC Topic 718). A discussion of the assumptions used in computing the award values may be found in Note 22 to our financial statements in our 2015 Annual Report on Form 10-K. As provided under the SEC’s rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions and include, where applicable, expected dividend payments at the same rate as paid on our shares of Common Stock. For option awards, the value is calculated by multiplying the Black-Scholes value by the number of options granted. For restricted stock, the fair value is calculated by multiplying the closing price of our Common Stock on the NYSE on the award date by the number of shares granted. For the performance-based RSUs awarded under the Stock Incentive Plan in connection with the 2015-16 long-term performance measurement period, the fair value is calculated based upon the probable outcome of meeting the performance conditions at the target performance level and multiplying the number of units that would be received at that level by the closing price of a share of our Common Stock on the grant date. This is consistent with the estimate of the aggregate compensation cost to be recognized over the service period determined at the grant date under FASB ASC Topic 718. All of these values are shown in the table below.

Name	Black-Scholes Value for Stock Options Granted on March 25, 2015 ($)	Black-Scholes Value for Stock Options Granted on August 10, 2015 ($)	Restricted Stock Awards Granted on August 10, 2015 ($)	Performance- Based RSU Awards Granted on March 25, 2015 ($)	Performance- Based RSU Awards Granted on August 10, 2015 ($)
R. Johnson	16.01	—	—	62.11	—
L. Peters	16.01	—	—	62.11	—
R. McHugh	16.01	—	—	62.11	—
J. Berk	16.01	—	—	62.11	—
P. Verma	—	19.84	73.21	—	73.21
K. Hicks	—	—	—	—	—

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Outstanding Equity Awards at Fiscal Year-End

The following table shows the number of outstanding stock options, both vested and unvested, and the number of unvested shares of restricted stock and RSUs held by the named executive officers at the end of the 2015 fiscal year:

	Option Awards					Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
									Equity
									Incentive
								Equity	Plan Awards:
			Equity					Incentive	Market or
			Incentive					Plan Awards:	Payout
	Number of	Number of	Plan Awards:				Market	Number of	Value of
	Securities	Securities	Number of			Number	Value of	Unearned	Unearned
	Underlying	Underlying	Securities			of Shares	Shares or	Shares,	Shares,
	Unexercised	Unexercised	Underlying			or Units	Units of	Units or	Units or
	Options	Options	Unexercised	Option		of Stock	Stock	Other Rights	Other Rights
	(#)	(#)	Unearned	Exercise	Option	That Have	That Have	That Have	That Have
	Exercisable	Unexercisable	Options	Price	Expiration	Not Vested	Not Vested	Not Vested	Not Vested
Name	(1)	(1)	(#)	($)	Date	(#)(2)	($)(3)	(#)(2)	($)(3)
R. Johnson	20,000	—	—	23.42	03/28/2017	—	—	—	—
	20,000	—	—	18.80	07/30/2017	—	—	—	—
	10,000	—	—	11.66	03/26/2018	—	—	—	—
	25,000	—	—	9.93	03/25/2019	—	—	—	—
	80,000	—	—	15.10	03/23/2020	—	—	—	—
	80,000	—	—	18.84	03/23/2021	—	—	—	—
	49,000	—	—	30.92	03/21/2022	—	—	—	—
	31,333	15,667	—	34.24	03/28/2023	—	—	—	—
	12,333	24,667	—	45.08	03/26/2024	—	—	—	—
	18,333	36,667	—	56.35	12/01/2024	—	—	—	—
	—	207,900	—	62.11	03/25/2025	—	—	—	—
	—	—	—	—	—	60,000	4,053,600	—	—
	—	—	—	—	—	18,520	1,251,211	—	—
	—	—	—	—	—	17,190	1,161,356	—	—
	—	—	—	—	—	—	—	21,736	1,468,484
	—	—	—	—	—	—	—	29,585	1,998,763
L. Peters	20,000	—	—	23.42	03/28/2017	—	—	—	—
	25,000	—	—	11.66	03/26/2018	—	—	—	—
	25,000	—	—	9.93	03/25/2019	—	—	—	—
	40,000	—	—	24.75	05/26/2021	—	—	—	—
	44,000	—	—	30.92	03/21/2022	—	—	—	—
	28,000	14,000	—	34.24	03/28/2023	—	—	—	—
	11,333	22,667	—	45.08	03/26/2024	—	—	—	—
	—	32,000	—	62.11	03/25/2025	—	—	—	—
	—	—	—	—	—	20,000	1,351,200	—	—
	—	—	—	—	—	7,759	524,198	—	—
	—	—	—	—	—	—	—	7,657	517,307
	—	—	—	—	—	—	—	7,306	493,593
R. McHugh	80,000	—	—	15.10	03/23/2020	—	—	—	—
	80,000	—	—	18.84	03/23/2021	—	—	—	—
	44,000	—	—	30.92	03/21/2022	—	—	—	—
	28,000	14,000	—	34.24	03/28/2023	—	—	—	—
	11,333	22,667	—	45.08	03/26/2024	—	—	—	—
	—	32,000	—	62.11	03/25/2025	—	—	—	—
	—	—	—	—	—	20,000	1,351,200	—	—
	—	—	—	—	—	9,240	624,254	—	—
	—	—	—	—	—	—	—	9,120	616,147
	—	—	—	—	—	—	—	8,127	549,060
J. Berk	20,000	—	—	23.42	03/28/2017	—	—	—	—
	25,000	—	—	11.66	03/26/2018	—	—	—	—
	40,000	—	—	18.84	03/23/2021	—	—	—	—
	22,000	—	—	30.92	03/21/2022	—	—	—	—
	14,000	7,000	—	34.24	03/28/2023	—	—	—	—
	5,666	11,334	—	45.08	03/26/2024	—	—	—	—
	—	16,000	—	62.11	03/25/2025	—	—	—	—
	—	—	—	—	—	6,892	465,624	—	—
	—	—	—	—	—	—	—	6,620	447,247
	—	—	—	—	—	—	—	5,900	398,604
P. Verma	—	11,346	—	73.21	08/10/2025	—	—	—	—
	—	—	—	—	—	6,830	461,435	—	—
	—	—	—	—	—	6,830	461,435	—	—
	—	—	—	—	—	6,830	461,435	—	—
	—	—	—	—	—	—	—	898	60,669
	—	—	—	—	—	—	—	3,407	230,177
K. Hicks	200,000	—	—	10.10	08/25/2019	—	—	—	—
	300,000	—	—	15.10	03/23/2020	—	—	—	—
	400,000	—	—	18.84	03/23/2021	—	—	—	—
	—	—	—	—	—	36,207	2,446,145	—	—
	—	—	—	—	—	—	—	22,598	1,526,721

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Notes to Table on Outstanding Equity Awards at Fiscal Year-End

(1)	The Vesting Schedules for the options shown in columns (b) and (c) are as follows:

Total
	Securities Underlying		Vesting Date for 1/3	Vesting Date for 1/3	Vesting Date for 1/3
Name	Unexercised Options (#)	Date of Grant	of Total Grant	of Total Grant	of Total Grant
R. Johnson	20,000	03/28/2007	03/28/2008	03/28/2009	03/28/2010
	20,000	07/30/2007	07/30/2008	07/30/2009	07/30/2010
	10,000	03/26/2008	03/26/2009	03/26/2010	03/26/2011
	25,000	03/25/2009	03/25/2010	03/25/2011	03/25/2012
	80,000	03/23/2010	03/23/2011	03/23/2012	03/23/2013
	80,000	03/23/2011	03/23/2012	03/23/2013	03/23/2014
	49,000	03/21/2012	03/21/2013	03/21/2014	03/21/2015
	47,000	03/28/2013	03/28/2014	03/28/2015	03/28/2016
	37,000	03/26/2014	03/26/2015	03/26/2016	03/26/2017
	55,000	12/01/2014	12/01/2015	12/01/2016	12/01/2017
	207,900	03/25/2015	03/25/2016	03/25/2017	03/25/2018
630,900
L. Peters	20,000	03/28/2007	03/28/2008	03/28/2009	03/28/2010
	25,000	03/26/2008	03/26/2009	03/26/2010	03/26/2011
	25,000	03/25/2009	03/25/2010	03/25/2011	03/25/2012
	40,000	05/26/2011	05/26/2012	05/26/2013	05/26/2014
	44,000	03/21/2012	03/21/2013	03/21/2014	03/21/2015
	42,000	03/28/2013	03/28/2014	03/28/2015	03/28/2016
	34,000	03/26/2014	03/26/2015	03/26/2016	03/26/2017
	32,000	03/25/2015	03/25/2016	03/25/2017	03/25/2018
262,000
R. McHugh	80,000	03/23/2010	03/23/2011	03/23/2012	03/23/2013
	80,000	03/23/2011	03/23/2012	03/23/2013	03/23/2014
	44,000	03/21/2012	03/21/2013	03/21/2014	03/21/2015
	42,000	03/28/2013	03/28/2014	03/28/2015	03/28/2016
	34,000	03/26/2014	03/26/2015	03/26/2016	03/26/2017
	32,000	03/25/2015	03/25/2016	03/25/2017	03/25/2018
312,000
J. Berk	20,000	03/28/2007	03/28/2008	03/28/2009	03/28/2010
	25,000	03/26/2008	03/26/2009	03/26/2010	03/26/2011
	40,000	03/23/2011	03/23/2012	03/23/2013	03/23/2014
	22,000	03/21/2012	03/21/2013	03/21/2014	03/21/2015
	21,000	03/28/2013	03/28/2014	03/28/2015	03/28/2016
	17,000	03/26/2014	03/26/2015	03/26/2016	03/26/2017
	16,000	03/25/2015	03/25/2016	03/25/2017	03/25/2018
161,000
P. Verma	11,346	08/10/2015	08/10/2016	08/10/2017	08/10/2018
11,346
K. Hicks	200,000	08/25/2009	08/25/2010	08/25/2011	08/25/2012
	300,000	03/23/2010	03/23/2011	03/23/2012	03/23/2013
	400,000	03/23/2011	03/23/2012	03/23/2013	03/23/2014
900,000

(2)	The vesting dates for the restricted stock and RSU awards shown in columns (g) and (i) are set forth in the table below. The RSU awards shown in column (g) granted in 2013 were earned following the end of the 2014 fiscal year when the Compensation Committee certified the achievement of the performance goals at above-target performance for the 2013-14 long-term performance measurement period and vested in March 2016; the RSU awards shown in column (i) granted in 2014 for the 2014-15 performance period were earned following the end of the 2015 fiscal year when the Compensation Committee

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certified the achievement of above-target performance for the 2014-15 long-term performance measurement period and will vest in 2017; and the RSU awards shown in column (i) granted in 2015 will be earned only if the maximum performance goals for the 2015-16 performance measurement period are achieved and, if earned, will vest in 2018. Due to Mr. Hicks’ retirement in 2015, he earned the pro rata portion of his long-term incentive award for the 2014-15 performance measurement period, as shown in the table, and this amount will be paid to him at the same time as the payouts to the other named executive officers in 2017.

Name	Date of Grant	Type of Award	Shares/RSUs (#)		Vesting Date
R. Johnson	03/28/2013	RSU	17,190		03/28/2016
	03/26/2014	RSU	21,736		03/26/2017
	03/26/2014	Restricted Stock	60,000		03/26/2017
	12/01/2014	Restricted Stock	18,520		12/01/2017
	03/25/2015	RSU	29,585		03/25/2018
L. Peters	03/28/2013	RSU	7,759		03/28/2016
	03/26/2014	Restricted Stock	20,000		03/26/2017
	03/26/2014	RSU	7,657		03/26/2017
	03/25/2015	RSU	7,306		03/25/2018
R. McHugh	03/28/2013	RSU	9,240		03/28/2016
	03/26/2014	Restricted Stock	20,000		03/26/2017
	03/26/2014	RSU	9,120		03/26/2017
	03/25/2015	RSU	8,127		03/25/2018
J. Berk	03/28/2013	RSU	6,892		03/28/2016
	03/26/2014	RSU	6,620		03/26/2017
	03/25/2015	RSU	5,900		03/25/2018
P. Verma	08/10/2015	Restricted Stock	6,830		08/10/2016
	08/10/2015	RSU	898		03/26/2017
	08/10/2015	Restricted Stock	6,830		08/10/2017
	08/10/2015	RSU	3,407		03/25/2018
	08/10/2015	Restricted Stock	6,830		08/10/2018
K. Hicks	03/28/2013	RSU	36,207		03/28/2016
	03/26/2014	RSU	22,598	*	03/26/2017
*	Due to Mr. Hicks’ retirement in 2015, he earned the pro rata portion of his long-term incentive award for the 2014-15 performance measurement period, as shown in the table, and this amount will be paid to him at the same time as the payouts to the other named executive officers in 2017.
(3)	Value calculated by multiplying the number of unvested shares or units by the closing price of $67.56 on January 29, 2016, which was the last business day of the 2015 fiscal year. The values shown in columns (h) and (j) for the RSUs are based on:
•	the number of RSUs at above-target performance earned for the 2013-14 performance period, which vested in March 2016;

•	the number of RSUs at above-target performance earned for the 2014-15 performance period, which will vest in March 2017; and

•	the number of RSUs that may be earned at maximum performance for the 2015-16 long-term performance period.

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Option Exercises and Stock Vested

The following table provides information on the stock options exercised by the named executive officers during 2015 and restricted stock and RSU awards that vested during the year:

	Options Awards		Stock Awards
(a)	(b)	(c)	(d)	(e)
	Number of Shares		Number of Shares
	Acquired on	Value Realized	Acquired on	Value Realized
Name	Exercise(#)	on Exercise($)	Vesting(#)	on Vesting($)
R. Johnson	—	—	27,491	1,723,686
L. Peters	65,000	3,225,875	12,129	760,488
R. McHugh	75,000	3,499,750	15,403	965,768
J. Berk	50,000	1,736,625	11,850	742,995
P. Verma	—	—	—	—
K. Hicks	1,459,333 *	56,079,633 *	99,258	6,192,027
*	Includes 1,059,333 shares acquired upon exercise by Mr. Hicks after his retirement in 2015.

Pension Benefits

The following table provides the present value of the accumulated benefit payable to each of the named executive officers and the years of service credited to each of them under the Retirement Plan, the Excess Plan, and the SERP determined using interest rate and mortality rate assumptions consistent with those used in our 2015 financial statements:

(a)	(b)	(c)	(d)	(e)
		Number of Years	Present Value of	Payments During
		Credited Service	Accumulated Benefit	Last Fiscal Year
Name	Plan Name	(#)(1)	($)(1)	($)
R. Johnson	Retirement Plan	17	155,347	—
	Excess Plan	17	486,529
	SERP	13	1,607,485
			2,249,361
L. Peters	Retirement Plan	17	165,845	—
	Excess Plan	17	277,593
	SERP	14	1,070,905
			1,514,343
R. McHugh	Retirement Plan	17	151,905	—
	Excess Plan	17	370,700
	SERP	11	1,036,917
			1,559,522
J. Berk	Retirement Plan	18	158,491	—
	Excess Plan	18	361,734
	SERP	16	1,576,846
			2,097,071
P. Verma	Retirement Plan	0	—	—
	Excess Plan	0	—
	SERP	1	49,650
			49,650
K. Hicks	Retirement Plan	6	28,749	1,229
	Excess Plan	6	—	272,807
	SERP	7	1,547,256	388,933
			1,576,005	662,969

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Notes to Pension Benefits Table

(1)	In general, the present value of accumulated benefits was determined using the same measurement date (January 30, 2016) and assumptions used for financial reporting purposes. Expected retirement age for the Retirement Plan and the Excess Plan is equal to normal retirement age as defined by the plans. For the SERP, the age at which participants become eligible for retirement under the plan is used as the expected retirement age. The following key assumptions were used in calculating the values in the table above:

•	ASC 715 discount rate of 4.1% for the Retirement Plan and ASC 715 discount rate of 3.3% for the Excess Plan and the SERP;
•	Retirement age is assumed to be 65 for the Retirement Plan and the Excess Plan; for the SERP, the retirement age is assumed to be when age plus years of service equals 65 for participants in the plan on May 26, 2011 and, for participants in the SERP after this date, when the participant reaches age 55 with 10 years of service; and
•	Form of payment for the Retirement Plan and the Excess Plan is a lump sum and form of payment for the SERP is 12 quarterly installments.

The years of service for the SERP reflect the number of years that the executive has been approved by the Compensation Committee as a participant in that plan. Mr. Verma’s and Mr. Hicks’ years of service under the Retirement Plan and the Excess Plan are less than the number of years of credited service under the SERP because of the requirement that an employee must complete a year of eligibility service before becoming eligible for participation in these plans.

Retirement Plans

Foot Locker Retirement Plan

The Retirement Plan is a defined benefit plan with a cash balance formula, which covers eligible employees of the Company and substantially all of its U.S. subsidiaries. All qualified employees who are at least 21 years old with one year of service are covered under the Retirement Plan. Plan participants become fully vested in their benefits under this plan generally upon completion of three years of service or upon reaching normal retirement age (age 65) while actively employed.

Under the cash balance formula, each participant has an account, for record keeping purposes only, to which credits are allocated annually based upon a percentage of the participant’s W-2 Compensation, as defined in the Retirement Plan. This percentage is determined by the participant’s years of service with the Company as of the beginning of each calendar year. The following table shows the percentages used to determine credits for each of the years of service indicated:

Years of Service	Percent of All W-2 Compensation (%)	+	Percent of W-2 Compensation Over $22,000 (%)
Fewer than 6	1.10		0.55
6–10	1.50		0.75
11–15	2.00		1.00
16–20	2.70		1.35
21–25	3.70		1.85
26–30	4.90		2.45
31–35	6.60		3.30
More than 35	8.90		4.45

In addition, all balances in the participants’ accounts earn interest at the fixed rate of 6%, which is credited annually. At retirement or other termination of employment, an amount equal to the vested balance then credited to the account under the Retirement Plan is payable to the participant in the form of a qualified joint and survivor annuity (if the participant is married) or a life annuity (if the participant is unmarried). The participant may elect to waive the annuity form of benefit and

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receive benefits under the plan upon retirement in an optional annuity form or an immediate or deferred lump sum, or, upon other termination of employment, in a lump sum. Additional optional forms of payment are available to participants who were participating in the Retirement Plan as of December 31, 1995.

Foot Locker Excess Cash Balance Plan

The Internal Revenue Code limits annual retirement benefits that may be paid to, and the compensation that may be taken into account in calculating benefits for, any person under a qualified retirement plan, such as the Retirement Plan. Accordingly, for any person covered by the Retirement Plan whose annual retirement benefit, calculated in accordance with the terms of the Retirement Plan, exceeds the limitations of the Internal Revenue Code, the Company has adopted the Foot Locker Excess Cash Balance Plan (the “Excess Plan”). The Excess Plan is an unfunded, nonqualified benefit plan, under which the individual is paid the difference between the Internal Revenue Code limitations and the retirement benefit to which he or she would otherwise be entitled under the Retirement Plan.

Early Retirement Eligibility

The Retirement Plan provides for a reduced benefit payment to a participant who retires after reaching early retirement age but prior to normal retirement age. Early retirement age is defined under the Retirement Plan and the Excess Plan as age 55 with at least 5 years of vesting service. Of the named executive officers, Mr. Johnson, Mr. McHugh, and Mr. Berk are currently eligible for early retirement under these plans. Mr. Hicks was eligible for early retirement under the plans and elected early retirement in 2015.

Foot Locker Supplemental Executive Retirement Plan

In addition, the SERP, which is an unfunded, nonqualified benefit plan, provides for payment by the Company of supplemental retirement, death, and disability benefits to certain executive officers and certain other key employees of the Company and its subsidiaries who participate in this plan. The Compensation Committee sets an annual targeted incentive award under the SERP for each participant consisting of a percentage of salary and bonus based on the Company’s performance against the target. Achievement of the target causes an 8% credit to a participant’s account for that year. The applicable percentage for the year increases or decreases proportionately to the percentage of the Company’s performance in relation to the target, but may not be less than 4% or more than 12% in any year. Participants’ accounts accrue simple interest at the rate of 6% annually.

The named executive officers and five other executive officers of the Company currently participate in the SERP. Participants in the SERP prior to May 26, 2011 are eligible to receive a benefit only if their age plus years of service at retirement equals at least 65. For persons who become participants in the SERP on or after this date, they would be eligible to receive a benefit only if they are at least age 55 at retirement with 10 years of service. Other than Mr. Verma, each of the named executive officers participated in the SERP on May 26, 2011 and has age plus years of service totaling at least 65. Mr. Verma became a participant in the SERP when he commenced his employment in August 2015, and he is not currently vested in the plan. Mr. Hicks met the age and service requirement at the time of his retirement and has begun receiving a benefit under the plan.

If a participant’s employment terminates due to death or disability, he (or his estate) would be entitled to payment of his SERP balance. A participant’s SERP benefit is paid in 12 quarterly installments following retirement, with the first two quarters payable no earlier than six months following retirement. Upon death or disability, a participant’s SERP benefit is paid in a lump sum. For participants in the plan prior to February 2, 2014, the SERP provides for the continuation of medical and dental insurance benefits if an executive meets the applicable age and service requirements when his employment terminates. The benefits would be substantially the same as those benefits to which senior executives are entitled under the Company’s medical and dental plans for active employees. The terminated executive would be required to pay the insurance premium applicable to actively employed senior executives, including any increases in the premiums, and the Company would pay the difference between the actual premium rate and the active employee rate.

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2015 Nonqualified Deferred Compensation

(a)	(b)	(c)	(d)	(e)	(f)
	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals/	Balance at
	in Last FY	in Last FY	in Last FY	Distributions	Last FYE
Name	($)	($)(1)	($)	($)	($)(2)
R. Johnson	—	1,146,622	—	—	1,772,841
L. Peters	—	345,145	—	—	610,795
R. McHugh	—	411,119	—	—	727,484
J. Berk	—	298,427	—	—	534,384
P. Verma	—	65,703	—	—	65,703
K. Hicks	—	1,018,713	—	—	2,258,413

(1)	The amounts shown in column (c) in the table above are reported as 2015 compensation in the Summary Compensation Table and reflect the cash portion of the earned LTIP award for the 2014-15 performance measurement period. The payout of these amounts to the named executive officers is automatically deferred under the terms of the award and will be paid in March 2017, provided the executives, other than Mr. Hicks, continue in service with the Company on the payout date. Due to Mr. Hicks’ retirement in 2015, he earned the pro rata portion of his LTIP award for the 2014-15 performance measurement period shown in the table, and this amount will be paid to him at the same time as the payouts to the other named executive officers in 2017. No earnings are accrued on these amounts.
(2)	The aggregate balances shown in column (f) equal the sum of the amounts shown in column (c) for the 2014-15 long-term performance measurement period plus the cash portion of the executives’ earned LTIP awards for the 2013-14 performance measurement period reported as 2014 compensation that was paid out in March 2016, as follows:

Earned Cash LTIP Award
For the 2013-14 Performance Period
Name	Paid in March 2016 ($)
R. Johnson	626,219
L. Peters	265,650
R. McHugh	316,365
J. Berk	235,957
P. Verma	—
K. Hicks	1,239,700

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Executive Compensation

Potential Payments Upon Termination or Change in Control

The executives’ employment agreements and certain of the plans and programs that executives participate in require the Company to pay compensation to the executives if their employment terminates in certain circumstances. The estimated amount of compensation, benefits, and vesting of restricted stock, RSUs, and stock options that may be payable to the named executive officers following termination of their employment, including amounts already vested, is stated in the tables below. Other than with regard to Mr. Hicks, who retired on May 20, 2015, the information in the tables assumes a termination date of January 30, 2016.

Richard A. Johnson

							Senior
		Vesting of	LTIP		Excess	Continuation	Executive
Reason for	Severance	RS, RSUs and	Payout	SERP	Cash Balance	of Health	Life
Termination	Payment ($)	Options ($)	Eligibility ($)	Benefit ($)	Plan Benefit ($)	Benefits ($)	Insurance ($)	Total ($)
By Company Without Cause or By Executive if Company Breaches Employment Agreement	4,991,278	1,468,484	—	1,680,213	407,251	843,000	—	9,390,226
	(1)	(2)		(3)	(4)
Executive Resigns Before End of Term	—	—	—	1,680,213	407,251	843,000	—	2,930,464
				(3)	(4)
Following Change in Control: By Executive for Good Reason or By Company Without Cause	4,750,000	20,757,417	2,232,216	1,680,213	407,251	843,000	—	30,670,097
(6)	(7)	(8)	(9)	(3)	(4)	(5)
Disability	—	14,864,057	2,232,216	1,680,213	407,251	843,000	—	20,026,737
		(10)	(11)	(12)	(4)	(5)(13)
Death	—	14,864,057	2,232,216	1,680,213	407,251	—	1,050,000	20,233,737
		(10)	(11)	(12)	(4)		(14)
Retirement	—	9,559,245	2,232,216	1,680,213	407,251	843,000	—	14,721,925
		(15)	(11)	(3)	(4)	(5)
Cause	—	—	—	—	407,251	—	—	407,251
					(4)

Notes to Table on Richard A. Johnson

(1)	This severance amount includes the following items provided for under Mr. Johnson’s employment agreement:

Salary continuation for 24 months. Payment of the first six months of salary continuation would be made six months following termination, and the remaining payments would then be made on a monthly basis ($2,100,000).

Annual bonus for 2015. Payment of this bonus would be made at the same time as payments are made to other participants in the plan and within two and one-half months following the end of the 2015 fiscal year ($1,719,656).

Cash portion of the LTIP award earned for the 2014-15 performance measurement period. The LTIP award earned for this performance period is payable one-half in cash and one-half in RSUs and is based on the achievement of the performance

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goals at the actual payout level. The cash portion of the earned LTIP award for this period would be paid out in March 2017 at the same time as the payouts are made to the other participants ($1,146,622).

Outplacement. The approximate cost of one year of outplacement services ($25,000).

(2)	Represents the value of the 21,736 RSUs earned at the actual performance level for the 2014-15 long-term performance period, valued at the closing price ($67.56) of the Common Stock on January 29, 2016. This stock portion of the earned long-term bonus for this period would be paid out in March 2017 at the same time as the payouts are made to the other participants. The actual value of the stock portion of the LTIP award payable to the executive in March 2017 would depend upon the Company’s stock price at that time.

(3)	This amount is the total benefit payable under the SERP. The payments would be made quarterly over a three-year period. The first two quarterly payments would be made on the first day of the calendar quarter that occurs six months following the executive’s termination date, with the remaining payments made quarterly during the remainder of the three-year period.

(4)	Benefit payable as of January 30, 2016 in a lump sum under the Foot Locker Excess Cash Balance Plan six months following the executive’s termination date. No information is provided with respect to the benefit under the Retirement Plan because that plan is available generally to all salaried employees and does not discriminate in terms of scope, terms, or operation in favor of the executive officers.

(5)	Executive would be entitled under the SERP to the continuation of medical and dental insurance benefits following termination. The benefits would be substantially the same as those benefits to which senior executives are entitled under the Company’s medical and dental plans for active employees. Executive would be required to pay the insurance premium applicable to actively employed senior executives, including any subsequent increases in the premiums. The amount shown in the table represents the actuarial present value of all future expected post-termination medical and dental benefits.

(6)	This covers termination by the Company without Cause or by the executive for Good Reason during the two-year period following a Change in Control.

(7)	The severance amount equals two times the sum of executive’s annual base salary ($1,050,000) plus annual bonus at target ($1,312,500). Payment would be made in a lump sum six months following termination. The severance amount also includes the approximate cost of one year of outplacement services ($25,000). If the payments or benefits received by the executive following a Change in Control are subject to the excise tax under Section 4999 of the Internal Revenue Code (“Section 4999”), then the Company would automatically reduce the executive’s payments and benefits to an amount equal to $1 less than the amount that would subject him to the excise tax, as long as the reduced amount would result in a greater benefit to him compared to the unreduced amount on a net after-tax basis.

(8)	The amount shown represents the sum of the (A) value of 78,520 shares of restricted stock that would vest; (B) value of the RSUs that the executive would have been entitled to receive under the LTIP based on the (i) actual level of achievement of the performance goals for the 2013-14 performance measurement period (17,190 RSUs), (ii) actual level of achievement of the performance goals for the 2014-15 performance period (21,736 RSUs), and (iii) pro rated target level achievement of the performance goals for the 2015-16 performance measurement period (7,397 RSUs); and (C) intrinsic value on January 30, 2016 of 215,601 stock options that would vest. The RSUs would become immediately vested and payable. The restricted stock and RSUs were valued at $67.56.

(9)	Upon a Change in Control, the Compensation Committee may, but is not required to, approve a pro rata payment to a participant under the LTIP. The amount shown in the table assumes approval of a payout under the plan and represents the cash portion of the LTIP award for the (i) 2013-14 performance measurement period at the actual payout level ($626,219), (ii) 2014-15 performance period at the actual payout level ($1,146,622), and (iii) 2015-16 performance measurement period at the target payout level pro rated to the termination date ($459,375). The amounts would be payable to the executive on the date of the Change in Control, or as soon as practicable thereafter.

(10)	The amount shown represents the sum of the (A) value of 78,520 shares of restricted stock, which the Compensation Committee may, but is not obligated to, accelerate vesting of some or all of these shares; (B) value of the RSUs that the executive would have been entitled to receive under the LTIP based on the (i) actual level of achievement of the performance goals for the 2013-14 performance measurement period (17,190 RSUs), (ii) actual level of achievement of the performance goals for the 2014-15 performance measurement period (21,736 RSUs), and (iii) target level achievement of the performance goals for the 2015-16 performance period, pro rated to the termination date (7,397 RSUs); and (C) intrinsic value on January 30, 2016 of 115,633 stock options that would vest. The RSUs would be paid out at the same time as the payouts are made to the other participants in the plan for these performance periods in 2016, 2017, and 2018, respectively. The restricted stock and RSUs were valued at

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$67.56. The actual value of the RSUs to the executive would depend upon the Company’s stock price on the payout dates in 2016, 2017, and 2018, respectively.

(11)	The Compensation Committee may, but is not obligated to, approve a pro rata payment under the LTIP following the end of the applicable performance period, provided the performance goals for the period are met. The amount shown assumes the approval of a payout to the executive and represents the cash portion of the LTIP award for the (i) 2013-14 performance measurement period based on the actual level of achievement of the performance goals ($626,219), (ii) 2014-15 performance measurement period based on the actual level of achievement of the performance goals ($1,146,622), and (iii) 2015-16 performance measurement period, pro rated to the termination date, based on a target level of achievement of the performance goals ($459,375). The amounts would be payable to the executive at the same time as the payouts are made for these performance periods to the other participants in 2016, 2017, and 2018, respectively.

(12)	Benefit under the SERP payable in a lump sum following the determination of disability or the date of death.

(13)	The benefit amount assumes the executive does not qualify for disability benefits under Medicare.

(14)	Senior executive life insurance is payable following death in a lump sum to the executive’s beneficiary.

(15)	The amount shown represents the sum of the (A) value of the RSUs that the executive would have been entitled to receive under the LTIP based on the (i) actual level of achievement of the performance goals for the 2013-14 performance measurement period (17,190 RSUs), (ii) actual level of achievement of the performance goals for the 2014-15 performance measurement period (21,736 RSUs), and (iii) target level achievement of the performance goals for the 2015-16 performance period, pro rated to the termination date (7,397 RSUs); and (B) intrinsic value on January 30, 2016 of 115,633 stock options that would vest. The RSUs would be paid out at the same time as the payouts are made to the other participants in the plan for these performance periods in 2016, 2017, and 2018, respectively. The RSUs were valued at $67.56. The actual value of the RSUs to the executive would depend upon the Company’s stock price on the payout dates in 2016, 2017, and 2018, respectively.

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Lauren B. Peters

					Excess
		Vesting of			Cash		Senior
		RS, RSUs	LTIP		Balance	Continuation	Executive
Reason for	Severance	and	Payout	SERP	Plan	of Health	Life
Termination	Payment ($)	Options ($)	Eligibility ($)	Benefit ($)	Benefit ($)	Benefits ($)	Insurance ($)	Total ($)
By Company Without Cause	907,500	—	—	1,119,356	212,711	983,804	—	3,223,371
	(1)			(2)	(3)	(4)
By Executive for Good Reason	907,500	779,376	—	1,119,356	212,711	983,804	—	4,002,747
	(1)	(5)		(2)	(3)	(4)
Executive Resigns Before End of Term	—	—	—	1,119,356	212,711	983,804	—	2,315,871
				(2)	(3)	(4)
Following Change in Control: By Executive for Good Reason or By Company Without Cause	1,603,250	3,666,571	724,233	1,119,356	212,711	983,804	—	8,309,925
(6)	(7)	(8)	(9)	(2)	(3)	(4)
Disability	—	3,295,513	724,233	1,119,356	212,711	983,804	—	6,335,617
		(10)	(11)	(12)	(3)	(4)(13)
Death	—	3,295,513	724,233	1,119,356	212,711	—	605,000	5,956,813
		(10)	(11)	(12)	(3)		(14)
Cause	—	—	—	—	212,711	—	—	212,711
					(3)

Notes to Table on Lauren B. Peters

(1)	The severance amount equals one-and-a-half times the executive’s annual salary.

(2)	This amount is the total benefit payable under the SERP. The payments would be made quarterly over a three-year period. The first two quarterly payments would be made on the first day of the calendar quarter that occurs six months following the executive’s termination date, with the remaining payments made quarterly during the remainder of the three-year period.

(3)	Benefit payable as of January 30, 2016 in a lump sum under the Foot Locker Excess Cash Balance Plan six months following the executive’s termination date. No information is provided with respect to the benefit under the Retirement Plan because that plan is available generally to all salaried employees and does not discriminate in terms of scope, terms, or operation in favor of the executive officers.

(4)	Executive would be entitled under the SERP to the continuation of medical and dental insurance benefits following termination. The benefits would be substantially the same as those benefits to which senior executives are entitled under the Company’s medical and dental plans for active employees. Executive would be required to pay the insurance premium applicable to actively employed senior executives, including any subsequent increases in the premiums. The amount shown in the table represents the actuarial present value of all future expected post-termination medical and dental benefits.

(5)	The amount shown represents the intrinsic value on January 30, 2016 of 35,999 stock options that would vest.

(6)	This covers termination by the Company without Cause or by the executive for Good Reason within 24 months following a Change in Control.

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(7)	The severance amount equals two times the executive’s annual salary plus annual bonus at target under the Annual Bonus Plan or other annual incentive plan applicable to the executive. If the payments or benefits received by the executive following a Change in Control are subject to the excise tax under Section 4999, then the Company would automatically reduce the executive’s payments and benefits to an amount equal to $1 less than the amount that would subject her to the excise tax, as long as the reduced amount would result in a greater benefit to her compared to the unreduced amount on a net after-tax basis.

(8)	The amount shown represents the sum of the (A) value of 20,000 shares of restricted stock that would vest; (B) value of the RSUs that the executive would have been entitled to receive under the LTIP based on the (i) actual level of achievement of the performance goals for the 2013-14 performance measurement period (7,759 RSUs), (ii) actual level of achievement of the performance goals for the 2014-15 performance period (7,657 RSUs), and (iii) pro rated target level achievement of the performance goals for the 2015-16 performance measurement period (1,827 RSUs); and (C) intrinsic value on January 30, 2016 of 68,667 stock options that would vest. The RSUs would become immediately vested and payable. The restricted stock and RSUs were valued at $67.56.

(9)	Upon a Change in Control, the Compensation Committee may, but is not required to, approve a pro rata payment to a participant under the LTIP. The amount shown in the table assumes approval of a payout under the plan and represents the cash portion of the LTIP award for the (i) 2013-14 performance measurement period at the actual payout level ($265,650), (ii) 2014-15 performance period at the actual payout level ($345,145), and (iii) 2015-16 performance measurement period at the target payout level pro rated to the termination date ($113,438). The amounts would be payable to the executive on the date of the Change in Control, or as soon as practicable thereafter.

(10)	The amount shown represents the sum of the (A) value of 20,000 shares of restricted stock, which the Compensation Committee may, but is not obligated to, accelerate vesting of some or all of these shares; (B) value of the RSUs that the executive would have been entitled to receive under the LTIP based on the (i) actual level of achievement of the performance goals for the 2013-14 performance measurement period (7,759 RSUs), (ii) actual level of achievement of the performance goals for the 2014-15 performance measurement period (7,657 RSUs), and (iii) target level achievement of the performance goals for the 2015-16 performance period, pro rated to the termination date (1,827 RSUs); and (C) intrinsic value on January 30, 2016 of 35,999 stock options that would vest. The RSUs would be paid out at the same time as the payouts are made to the other participants in the plan for these performance periods in 2016, 2017, and 2018, respectively. The restricted stock and RSUs were valued at $67.56. The actual value of the RSUs to the executive would depend upon the Company’s stock price on the payout dates in 2016, 2017, and 2018, respectively.

(11)	The Compensation Committee may, but is not obligated to, approve a pro rata payment under the LTIP following the end of the applicable performance period, provided the performance goals for the period are met. The amount shown assumes the approval of a payout to the executive and represents the cash portion of the LTIP award for the (i) 2013-14 performance measurement period based on the actual level of achievement of the performance goals ($265,650), (ii) 2014-15 performance measurement period based on the actual level of achievement of the performance goals ($345,145), and (iii) 2015-16 performance measurement period, pro rated to the termination date, based on a target level of achievement of the performance goals ($113,438). The amounts would be payable to the executive at the same time as the payouts are made for these performance periods to the other participants in 2016, 2017, and 2018, respectively.

(12)	Benefit under the SERP payable in a lump sum following the determination of disability or the date of death.

(13)	The benefit amount assumes the executive does not qualify for disability benefits under Medicare.

(14)	Senior executive life insurance benefit is payable following death in a lump sum to the executive’s beneficiary.

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Robert W. McHugh

					Excess
		Vesting of			Cash
		RS, RSUs	LTIP		Balance	Continuation
Reason for	Severance	and	Payout	SERP	Plan	of Health
Termination	Payment ($)	Options ($)	Eligibility ($)	Benefit ($)	Benefit ($)	Benefits ($)	Total ($)
By Company	1,009,500	—	—	1,083,831	306,917	843,000	3,243,248
Without Cause
	(1)			(2)	(3)	(4)
By Executive	1,009,500	779,376	—	1,083,831	306,917	843,000	4,022,624
for Good
Reason
	(1)	(5)		(2)	(3)	(4)
Executive	—	—	—	1,083,831	306,917	843,000	2,233,748
Resigns Before
End of Term
				(2)	(3)	(4)
Following	1,783,450	3,879,318	853,672	1,083,831	306,917	843,000	8,750,188
Change in
Control:
By Executive
for Good
Reason or
By Company
Without Cause
(6)	(7)	(8)	(9)	(2)	(3)	(4)
Disability	—	3,508,259	853,672	1,083,831	306,917	843,000	6,595,679
		(10)	(11)	(12)	(3)	(4)(13)
Death	—	3,508,259	853,672	1,083,831	306,917	—	5,752,679
		(10)	(11)	(12)	(3)
Retirement	—	2,157,059	853,672	1,083,831	306,917	843,000	5,244,479
		(14)	(11)	(2)	(3)	(4)
Cause	—	—	—	—	306,917	—	306,917
					(3)

Notes to Table on Robert W. McHugh

(1)	The severance amount equals one-and-a-half times the executive’s annual salary.

(2)	This amount is the total benefit payable under the SERP. The payments would be made quarterly over a three-year period. The first two quarterly payments would be made on the first day of the calendar quarter that occurs six months following the executive’s termination date, with the remaining payments made quarterly during the remainder of the three-year period.

(3)	Benefit payable as of January 30, 2016 in a lump sum under the Foot Locker Excess Cash Balance Plan six months following the executive’s termination date. No information is provided with respect to the benefit under the Retirement Plan because that plan is available generally to all salaried employees and does not discriminate in terms of scope, terms, or operation in favor of the executive officers.

(4)	Executive would be entitled under the SERP to the continuation of medical and dental insurance benefits following termination. The benefits would be substantially the same as those benefits to which senior executives are entitled under the Company’s medical and dental plans for active employees. Executive would be required to pay the insurance premium applicable to actively employed senior executives, including any subsequent increases in the premiums. The amount shown in the table represents the actuarial present value of all future expected post-termination medical and dental benefits.

(5)	The amount shown represents the intrinsic value on January 30, 2016 of 35,999 stock options that would vest.

(6)	This covers termination by the Company without Cause or by the executive for Good Reason within 24 months following a Change in Control.

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(7)	The severance amount equals two times the executive’s annual salary plus annual bonus at target under the Annual Bonus Plan or other annual incentive plan applicable to the executive. If the payments or benefits received by the executive following a Change in Control are subject to the excise tax under Section 4999, then the Company would automatically reduce the executive’s payments and benefits to an amount equal to $1 less than the amount that would subject her to the excise tax, as long as the reduced amount would result in a greater benefit to her compared to the unreduced amount on a net after-tax basis.

(8)	The amount shown represents the sum of the (A) value of 20,000 shares of restricted stock that would vest; (B) value of the RSUs that the executive would have been entitled to receive under the LTIP based on the (i) actual level of achievement of the performance goals for the 2013-14 performance period (9,240 RSUs), (ii) actual level of achievement of the performance goals for the 2014-15 performance period (9,120 RSUs), and (iii) pro rated target level achievement of the performance goals for the 2015-16 performance measurement period (2,032 RSUs); and (C) intrinsic value on January 30, 2016 of 68,667 stock options that would vest. The RSUs would become immediately vested and payable. The restricted stock and RSUs were valued at $67.56.

(9)	Upon a Change in Control, the Compensation Committee may, but is not required to, approve a pro rata payment to a participant under the LTIP. The amount shown in the table assumes approval of a payout under the plan and represents the cash portion of the LTIP award for the (i) 2013-14 performance measurement period at the actual payout level ($316,365), (ii) 2014-15 performance period at the actual payout level ($411,119), and (iii) 2015-16 performance measurement period at the target payout level pro rated to the termination date ($126,188). The amounts would be payable to the executive on the date of the Change in Control, or as soon as practicable thereafter.

(10)	The amount shown represents the sum of the (A) value of 20,000 shares of restricted stock, which the Compensation Committee may, but is not obligated to, accelerate vesting of some or all of these shares; (B) value of the RSUs that the executive would have been entitled to receive under the LTIP based on the (i) actual level of achievement of the performance goals for the 2013-14 performance measurement period (9,240 RSUs), (ii) actual level of achievement of the performance goals for the 2014-15 performance measurement period (9,120 RSUs), and (iii) target level achievement of the performance goals for the 2015-16 performance period, pro rated to the termination date (2,032 RSUs); and (C) intrinsic value on January 30, 2016 of 35,999 stock options that would vest. The RSUs would be paid out at the same time as the payouts are made to the other participants in the plan for these performance periods in 2016, 2017, and 2018, respectively. The restricted stock and RSUs were valued at $67.56. The actual value of the RSUs to the executive would depend upon the Company’s stock price on the payout dates in 2016, 2017, and 2018, respectively.

(11)	The Compensation Committee may, but is not obligated to, approve a pro rata payment under the LTIP following the end of the applicable performance period, provided the performance goals for the period are met. The amount shown assumes the approval of a payout to the executive and represents the cash portion of the LTIP award for the (i) 2013-14 performance measurement period based on the actual level of achievement of the performance goals ($316,365), (ii) 2014-15 performance measurement period based on the actual level of achievement of the performance goals ($411,119), and (iii) 2015-16 performance measurement period, pro rated to the termination date, based on a target level of achievement of the performance goals ($126,188). The amounts would be payable to the executive at the same time as the payouts are made for these performance periods to the other participants in 2016, 2017, and 2018, respectively.

(12)	SERP benefit payable in a lump sum following the determination of disability or the date of death.

(13)	The benefit amount assumes the executive does not qualify for disability benefits under Medicare.

(14)	The amount shown represents the sum of the (A) value of the RSUs that the executive would have been entitled to receive under the LTIP based on the (i) actual level of achievement of the performance goals for the 2013-14 performance measurement period (9,240 RSUs), (ii) actual level of achievement of the performance goals for the 2014-15 performance measurement period (9,120 RSUs), and (iii) target level achievement of the performance goals for the 2015-16 performance period, pro rated to the termination date (2,032 RSUs); and (B) intrinsic value on January 30, 2016 of 35,999 stock options that would vest. The RSUs would be paid out at the same time as the payouts are made to the other participants in the plan for these performance periods in 2016, 2017, and 2018, respectively. The RSUs were valued at $67.56. The actual value of the RSUs to the executive would depend upon the Company’s stock price on the payout dates in 2016, 2017, and 2018, respectively.

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Jeffrey L. Berk

					Excess
		Vesting of			Cash
		RS, RSUs	LTIP		Balance	Continuation
Reason for	Severance	and	Payout	SERP	Plan	of Health
Termination	Payment ($)	Options ($)	Eligibility ($)	Benefit ($)	Benefit ($)	Benefits ($)	Total ($)
By Company Without Cause	732,786	—	—	1,648,188	322,904	650,938	3,354,816
	(1)			(2)	(3)	(4)
By Executive for Good Reason	732,786	389,699	—	1,648,188	322,904	650,938	3,744,515
	(1)	(5)		(2)	(3)	(4)
Executive Resigns Before End of Term	—	—	—	1,648,188	322,904	650,938	2,622,030
				(2)	(3)	(4)
Following Change in Control: By Executive for Good Reason or By Company Without Cause	1,221,310	1,587,750	625,982	1,648,188	322,904	650,938	6,057,072
(6)	(7)	(8)	(9)	(2)	(3)	(4)
Disability	—	1,402,221	625,982	1,648,188	322,904	650,938	4,650,233
		(10)	(11)	(12)	(3)	(4)(13)
Death	—	1,402,221	625,982	1,648,188	322,904	—	3,999,295
		(10)	(11)	(12)	(3)
Retirement	—	1,402,221	625,982	1,648,188	322,904	650,938	4,650,233
		(10)	(11)	(2)	(3)	(4)
Cause	—	—	—	—	322,904	—	322,904
					(3)

Notes to Table on Jeffrey L. Berk

(1)	The severance amount equals one-and-a-half times the executive’s annual salary.

(2)	This amount is the total benefit payable under the SERP. The payments would be made quarterly over a three-year period. The first two quarterly payments would be made on the first day of the calendar quarter that occurs six months following the executive’s termination date, with the remaining payments made quarterly during the remainder of the three-year period.

(3)	Benefit payable as of January 30, 2016 in a lump sum under the Foot Locker Excess Cash Balance Plan six months following the executive’s termination date. No information is provided with respect to the benefit under the Retirement Plan because that plan is available generally to all salaried employees and does not discriminate in terms of scope, terms, or operation in favor of the executive officers.

(4)	Executive would be entitled under the SERP to the continuation of medical and dental insurance benefits following termination. The benefits would be substantially the same as those benefits to which senior executives are entitled under the Company’s medical and dental plans for active employees. Executive would be required to pay the insurance premium applicable to actively employed senior executives, including any subsequent increases in the premiums. The amount shown in the table represents the actuarial present value of all future expected post-termination medical and dental benefits.

(5)	The amount shown represents the intrinsic value on January 30, 2016 of 18,000 stock options that would vest.

(6)	This covers termination by the Company without Cause or by the executive for Good Reason within 24 months following a Change in Control.

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(7)	The severance amount equals two times the executive’s annual salary plus annual bonus at target under the Annual Bonus Plan or other annual incentive plan applicable to the executive. If the payments or benefits received by the executive following a Change in Control are subject to the excise tax under Section 4999, then the Company would automatically reduce the executive’s payments and benefits to an amount equal to $1 less than the amount that would subject her to the excise tax, as long as the reduced amount would result in a greater benefit to her compared to the unreduced amount on a net after-tax basis.

(8)	The amount shown represents the sum of the (A) value of the RSUs that the executive would have been entitled to receive under the LTIP based on the (i) actual level of achievement of the performance goals for the 2013-14 performance period (6,892 RSUs), (ii) actual level of achievement of the performance goals for the 2014-15 performance period (6,620 RSUs), and (iii) pro rated target level achievement of the performance goals for the 2015-16 performance measurement period (1,475 RSUs); and (B) intrinsic value on January 30, 2016 of 34,334 stock options that would vest. The RSUs would become immediately vested and payable. The restricted stock and RSUs were valued at $67.56.

(9)	Upon a Change in Control, the Compensation Committee may, but is not required to, approve a pro rata payment to a participant under the LTIP. The amount shown in the table assumes approval of a payout under the plan and represents the cash portion of the LTIP award for the (i) 2013-14 performance measurement period at the actual payout level ($235,957), (ii) 2014-15 performance period at the actual payout level ($298,427), and (iii) 2015-16 performance measurement period at the target payout level pro rated to the termination date ($91,598). The amounts would be payable to the executive on the date of the Change in Control, or as soon as practicable thereafter.

(10)	The amount shown represents the sum of the (A) value of the RSUs that the executive would have been entitled to receive under the LTIP based on the (i) actual level of achievement of the performance goals for the 2013-14 performance measurement period (6,892 RSUs), (ii) actual level of achievement of the performance goals for the 2014-15 performance measurement period (6,620 RSUs), and (iii) target level achievement of the performance goals for the 2015-16 performance period, pro rated to the termination date (1,475 RSUs); and (B) intrinsic value on January 30, 2016 of 18,000 stock options that would vest. The RSUs would be paid out at the same time as the payouts are made to the other participants in the plan for these performance periods in 2016, 2017, and 2018, respectively. The restricted stock and RSUs were valued at $67.56. The actual value of the RSUs to the executive would depend upon the Company’s stock price on the payout dates in 2016, 2017, and 2018, respectively.

(11)	The Compensation Committee may, but is not obligated to, approve a pro rata payment under the LTIP following the end of the applicable performance period, provided the performance goals for the period are met. The amount shown assumes the approval of a payout to the executive and represents the cash portion of the LTIP award for the (i) 2013-14 performance measurement period based on the actual level of achievement of the performance goals ($235,957), (ii) 2014-15 performance measurement period based on the actual level of achievement of the performance goals ($298,427), and (iii) 2015-16 performance measurement period, pro rated to the termination date, based on a target level of achievement of the performance goals ($91,598). The amounts would be payable to the executive at the same time as the payouts are made for these performance periods to the other participants in 2016, 2017, and 2018, respectively.

(12)	SERP benefit payable in a lump sum following the determination of disability or the date of death.

(13)	The benefit amount assumes the executive does not qualify for disability benefits under Medicare.

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Executive Compensation

Pawan Verma

		Vesting of			Senior
		RS, RSUs	LTIP		Executive
Reason for	Severance	and	Payout	SERP	Life
Termination	Payment ($)	Options ($)	Eligibility ($)	Benefit ($)	Insurance ($)	Total ($)
By Company Without Cause	675,000	1,553,809	—	—	—	2,228,809
	(1)	(2)
By Executive for Good Reason	675,000	276,880	—	—	—	951,880
	(1)	(3)
Following Change in Control: By Executive for Good Reason or By Company Without Cause	1,125,000	2,458,832	128,057	—	—	3,711,889
(4)	(5)	(6)	(7)
Disability	—	1,905,071	128,057	34,855	—	2,067,983
		(8)	(9)	(10)
Death	—	1,905,071	128,057	34,855	450,000	2,517,983
		(8)	(9)	(10)	(11)

Notes to Table on Pawan Verma

(1)	The severance amount equals one-and-a-half times the executive’s annual salary.

(2)	The amount shown represents the sum of the (a) value of 13,660 shares of restricted stock that would vest; and intrinsic value on January 30, 2016 of 7,564 stock options that would vest. The restricted stock was valued at $73.21

(3)	The amount shown represents the intrinsic value on January 30, 2016 of 3,782 stock options that would vest.

(4)	This covers termination by the Company without Cause or by the executive for Good Reason within 24 months following a Change in Control.

(5)	The severance amount equals two times the executive’s annual salary plus annual bonus at target under the Annual Bonus Plan or other annual incentive plan applicable to the executive. If the payments or benefits received by the executive following a Change in Control are subject to the excise tax under Section 4999, then the Company would automatically reduce the executive’s payments and benefits to an amount equal to $1 less than the amount that would subject her to the excise tax, as long as the reduced amount would result in a greater benefit to her compared to the unreduced amount on a net after-tax basis.

(6)	The amount shown represents the sum of the (A) value of 20,490 shares of restricted stock that would vest; (B) value of the RSUs that the executive would have been entitled to receive under the LTIP based on the (i) actual level of achievement of the performance goals of the 2014-15 performance period (898 RSUs), and (ii) pro rated target level achievement of the performance goals for the 2015-16 performance measurement period (852 RSUs); and (C) intrinsic value on January 30, 2016 of 11,346 stock options that would vest. The RSUs under the LTIP would become immediately vested and payable. The restricted stock and RSUs were valued at $73.21.

(7)	Upon a Change in Control, the Compensation Committee may, but is not required to, approve a pro rata payment to a participant under the LTIP. The amount shown in the table assumes approval of a payout under the plan and represents the cash portion of the LTIP award for the (i) 2014-15 performance period at the actual payout level ($65,703), and (ii) 2015-16 performance measurement period at the target payout level pro rated to the termination date ($62,354). The amounts would be payable to the executive on the date of the Change in Control, or as soon as practicable thereafter.

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Executive Compensation

(8)	The amount shown represents the sum of the (A) value of 20,490 shares of restricted stock, which the Compensation Committee may, but is not obligated to, accelerate vesting of some or all of these shares; (B) value of the performance RSUs that the executive would have been entitled to receive under the LTIP based on the (i) actual level of achievement of the performance goals for the 2014-15 performance measurement period (898 RSUs), and (ii) target level achievement of the performance goals for the 2015-16 performance period, pro rated to the termination date (852 RSUs); and (C) intrinsic value on January 30, 2016 of 3,782 stock options that would vest. The RSUs under the LTIP would be paid out at the same time as the payouts are made to the other participants in the plan for these performance periods in 2016, 2017, and 2018, respectively. The restricted stock and RSUs were valued at $73.21. The actual value to the executive of the RSUs under the LTIP would depend upon the Company’s stock price on the payout dates in 2016, 2017, and 2018, respectively.

(9)	The Compensation Committee may, but is not obligated to, approve a pro rata payment under the LTIP following the end of the applicable performance period, provided the performance goals for the period are met. The amount shown assumes the approval of a payout to the executive and represents the cash portion of the LTIP award for the (i) 2014-15 performance measurement period based on the actual level of achievement of the performance goals ($65,703), and (ii) 2015-16 performance measurement period, pro rated to the termination date, based on a target level of achievement of the performance goals ($62,354). The amounts would be payable to the executive at the same time as the payouts are made for these performance periods to the other participants in 2016, 2017, and 2018, respectively.

(10)	SERP benefit payable in a lump sum following the determination of disability or the date of death.

(11)	Senior executive life insurance benefit is payable following death in a lump sum to the executive’s beneficiary.

Ken C. Hicks

				Excess
				Cash
	Vesting of	Bonus		Balance	Continuation
Reason for	RS, RSUs	Payout	SERP	Plan	of Health
Termination	and Options ($)	Eligibility ($)	Benefit ($)	Benefit ($)	Benefits ($)	Total ($)
Retirement	3,972,866	3,580,325	2,000,228	272,807	576,805	10,403,031
	(1)	(2)	(3)	(4)	(5)

Notes to Table on Ken C. Hicks

(1)	The amount shown represents the sum of the value of the RSUs that the executive is entitled to receive under the LTIP based on the (i) actual level of achievement of the performance goals for the 2013-14 performance measurement period (36,207 RSUs), and (ii) actual level of achievement of the performance goals for the 2014-15 performance measurement period (22,598 RSUs). The RSUs would be paid out at the same time as the payouts are made to the other participants in the plan for these performance periods in 2016 and 2017, respectively. The RSUs were valued at $67.56. The actual value of the RSUs to the executive would depend upon the Company’s stock price on the payout dates in 2016 and 2017, respectively.

(2)	The Compensation Committee may, but is not obligated to, approve a pro rata payment under the LTIP following the end of the applicable performance period, provided the performance goals for the period are met. The amount shown assumes the approval of a payout to the executive and represents the cash portion of the LTIP award for the (i) 2013-14 performance measurement period based on the actual level of achievement of the performance goals ($1,925,000), and (ii) 2014-15 performance measurement period based on the actual level of achievement of the performance goals ($1,239,700). The amounts would be payable to the executive at the same time as the payouts are made for these performance periods to the other participants in 2016 and 2017, respectively.

(3)	This amount is the total benefit payable under the SERP. The payments will be made quarterly over a three-year period. The first two quarterly payments were made in January 2016 (the first day of the calendar quarter that occurred six months following the executive’s termination date), and the remaining payments will be made quarterly during the remainder of the three-year period.

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Executive Compensation

(4)	Benefit paid in a lump sum under the Foot Locker Excess Cash Balance Plan in December 2015 (six months following the executive’s termination date). No information is provided with respect to the benefit under the Retirement Plan because that plan is available generally to all salaried employees and does not discriminate in terms of scope, terms, or operation in favor of the executive officers.

(5)	Executive is entitled under the SERP to the continuation of medical and dental insurance benefits. The benefits would be substantially the same as those benefits to which senior executives are entitled under the Company’s medical and dental plans for active employees. Executive is required to pay the insurance premium applicable to actively employed senior executives, including any subsequent increases in the premiums. The amount shown in the table represents the actuarial present value of all future expected post-termination medical and dental benefits.

Trust Agreement for Certain Benefit Plans

The Company has established a trust for certain benefit plans, arrangements, and agreements, including the SERP, the Foot Locker Excess Cash Balance Plan, the executive employment agreements, and other benefit plans, agreements or arrangements that may be covered at a later date (collectively, the “Benefit Obligations”). Under the trust agreement, if there is a Change in Control of the Company (as defined in the Trust agreement), the trustee would pay to the persons entitled to the Benefit Obligations the amounts to which they may become entitled under the Benefit Obligations. Upon the occurrence of a Potential Change in Control of the Company as defined in the trust agreement, the Company is required to fund the trust with an amount sufficient to pay the total amount of the Benefit Obligations. Following the occurrence, and during the pendency, of a Potential Change in Control, the trustee would be required to make payments of Benefit Obligations to the extent these payments are not made by the Company.

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Equity Compensation Plan Information

The following table provides information as of January 30, 2016 for compensation plans under which equity securities may be issued:

	(a)	(b)	(c)
Number of Securities
Remaining Available
For Future Issuance
	Number of Securities		Under Equity
	to be Issued Upon	Weighted-Average	Compensation Plans
	Exercise of	Exercise Price of	(Excluding Securities
	Outstanding Options,	Outstanding Options,	Reflected in
Plan Category	Warrants and Rights (#)	Warrants and Rights ($)	Column(a)) (#)
Equity Compensation Plans Approved by Security Holders	3,693,787	32.62	15,753,244(1)(2)
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	3,693,787	32.62	15,753,244

Notes to Equity Compensation Plan Table

(1)	Includes 2,714,647 shares available for future issuance under the 2013 Employees Stock Purchase Plan (the “2013 Purchase Plan”) other than upon the exercise of an option, warrant or right.

Participating employees under the 2013 Purchase Plan may contribute up to 10% of their annual compensation during a plan year to acquire shares of the Company’s Common Stock at 85% of the lower market price on one of two specified dates in each plan year. In no event may the number of shares purchased on behalf of any one participant in any plan year exceed the number determined by dividing $25,000 by the fair market value of a share on the date of grant.

(2)	The Stock Incentive Plan currently is the only plan under which stock awards may be granted to directors, officers and other employees of the Company.

Payouts under the LTIP may be made in cash or shares of Common Stock. If shares are used, they would be issued as Other Stock-Based Awards under the Stock Incentive Plan.

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Proposal 2: Ratification of the Appointment of Independent Registered Public Accounting Firm

The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. The Audit Committee conducts an annual evaluation of the independent registered public accounting firm’s qualifications, performance, and independence. The Audit Committee exercises sole authority to approve all audit engagement fees. In addition to ensuring the regular rotation of the lead audit partner as required by law, the Audit Committee is involved in the selection of, and reviews and evaluates, the lead audit partner.

The Audit Committee has appointed KPMG LLP as our independent registered public accounting firm for the 2016 fiscal year. We are asking shareholders at this meeting to ratify this appointment of KPMG LLP for 2016. The Audit Committee and the Board believe that the continued retention of KPMG LLP to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders. Although ratification is not required by our By-laws or otherwise, the Board is submitting the appointment of KPMG LLP to our shareholders for ratification because we value our shareholders’ views on this appointment and as a matter of good corporate governance. In the event that shareholders fail to ratify the appointment, it will be considered a recommendation to the Board and the Audit Committee to consider the selection of a different firm. Even if the appointment is ratified, the Audit Committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Representatives of KPMG will be present at the 2016 Annual Meeting and will have an opportunity to make a statement and respond to appropriate questions.

The Board recommends a vote FOR Proposal 2.

Audit and Non-Audit Fees

The following table shows the fees we paid to KPMG for the audit of the Company’s annual financial statements for 2015 and 2014, as well as the fees billed for other services KPMG provided during these two fiscal years:

	2015	2014
Category	($)	($)
Audit Fees(1)	2,908,000	3,068,000
Audit-Related Fees(2)	170,000	165,000
Tax Fees(3)	253,000	259,000
All Other Fees	—	—
Total	3,331,000	3,492,000

Notes to Audit and Non-Audit Fees Table

(1)	Audit fees consisted of professional services provided in connection with the audit of our annual financial statements, reviews of financial statements included in our Form 10-Qs, as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory audits.

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Proposal 2

(2)	Audit-related fees consisted principally of audits of financial statements of certain employee benefit plans.
(3)	Tax fees consisted principally of assistance with matters related to tax compliance.

Audit Committee Preapproval Policies and Procedures

The Audit Committee has a policy that all audit and non-audit services to be provided by our independent accountants, including services for our subsidiaries and affiliates, are to be approved in advance by the Audit Committee, regardless of the estimated cost for providing such services. Between meetings of the Audit Committee, the Audit Committee has delegated this authority to the Audit Committee Chair. In practice, these fees are normally approved by the Audit Committee Chair and reviewed with the Audit Committee at a subsequent meeting. Management reviews with the Audit Committee at regularly scheduled meetings the total amount and nature of the audit and non-audit services provided by the independent accountants, including services for our subsidiaries and affiliates, since the Audit Committee’s last meeting. None of the services preapproved by the Audit Committee or the Chair of the Audit Committee during 2015 utilized the de minimis exception to preapproval contained in the applicable SEC rules.

Audit Committee Report

In accordance with the charter adopted by the Board, the Audit Committee assists the Board in fulfilling its oversight responsibilities in the areas of the Company’s accounting policies and practices and financial reporting. The Audit Committee has responsibility for appointing the independent registered public accounting firm. The Company’s management is responsible for establishing and maintaining adequate internal control over financial reporting.

The Audit Committee consists of four independent directors, as independence is defined under the NYSE rules. All of the Audit Committee members meet the expertise requirements under the NYSE rules.

The Audit Committee held nine meetings in 2015. At its meetings during 2015, the Audit Committee discussed with management, the Company’s independent registered public accounting firm (KPMG LLP), and the Company’s internal auditors the assessment of the Company’s internal control over financial reporting. The Audit Committee also discussed with KPMG its attestation report and opinion on the Company’s internal control over financial reporting contained in the 2015 Annual Report on Form 10-K. The Audit Committee also regularly meets privately with KPMG during the year.

The Audit Committee reviewed and discussed with management and KPMG the audited financial statements for the 2015 fiscal year, which ended January 30, 2016. The Audit Committee also discussed with KPMG the matters required to be discussed by Public Company Accounting Oversight Board (the “PCAOB”) Auditing Standard No. 16, Communications with Audit Committees. The Audit Committee, both with and without management present, discussed and reviewed the results of KPMG’s examination of the financial statements and the overall quality of the Company’s financial reporting.

The Audit Committee obtained from KPMG the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with KPMG its independence and any relationships that may affect its objectivity. The Audit Committee also considered whether the non-audit services provided by KPMG to the Company are compatible with maintaining KPMG’s independence. The Audit Committee has satisfied itself that KPMG is independent.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the 2015 Annual Report on Form 10-K.

Members of the Audit Committee

Guillermo G. Marmol, Chair
Maxine Clark
Jarobin Gilbert, Jr.
Matthew M. McKenna

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Proposal 3: Reapproval of the Performance Goals under the Foot Locker Annual Incentive Compensation Plan, as Amended and Restated

The Annual Bonus Plan is designed to comply with the requirements of Section 162(m). Under Section 162(m), the Company cannot deduct certain compensation in excess of $1 million paid to each of the chief executive officer and the three other most highly paid executive officers (other than the chief financial officer) of the Company (each, a “Covered Employee”). Certain compensation, including compensation paid based on the achievement of pre-established performance goals, is excluded from this deduction limit if the material terms under which the compensation is to be paid, including the performance goals to be used, are approved by shareholders. Shareholders approved the Annual Bonus Plan at the 2008 annual meeting of shareholders and last approved the performance goals under the plan at the 2012 annual meeting. Section 162(m) generally requires that shareholders reapprove the performance goals under the plan at least every five years.

We are asking shareholders at this meeting to reapprove the performance goals under the Annual Bonus Plan, rather than waiting until next year’s meeting, so that the timing of the reapproval of the goals under this plan and the Long-Term Incentive Compensation Plan occurs on the same schedule. If shareholders do not reapprove the performance goals on or after the first meeting of the Company’s shareholders that occurs in the fifth year following the year of shareholder approval (i.e., by the 2017 meeting), any amounts paid under the Annual Bonus Plan after such date may not be deductible.

Material Features of the Annual Bonus Plan

The following is only a summary of the principal features of the Annual Bonus Plan. This summary is qualified in its entirety by the complete text of the plan. Capitalized terms that are used in this summary but that are not defined here have the meanings contained in the Annual Bonus Plan.

Purpose of the Plan. The purposes of the Annual Bonus Plan are to reinforce corporate, organizational, and business development goals; to promote the achievement of year-to-year financial and other business objectives; to reward the performance of individual officers and other employees in fulfilling their personal responsibilities for year-to-year achievements; and to serve as a qualified performance-based compensation program under Section 162(m) with regard to the Company’s Covered Employees.

Administration. The Annual Bonus Plan is administered by the Compensation Committee. Each member of this committee is an “outside director” under Section 162(m). The Committee has the authority to grant awards, determine performance criteria, certify attainment of performance goals, construe and interpret the Annual Bonus Plan and make all other determinations deemed necessary or advisable for the administration of this plan.

Participation. Participation in the Annual Bonus Plan is limited to those officers and other key employees of the Company, its subsidiaries and divisions, as selected by the Compensation Committee. In determining the persons to whom awards shall be granted, the Compensation Committee takes into account such factors as it considers appropriate to accomplish the purposes of the Annual Bonus Plan. Currently, 427 executives are eligible to participate in the Annual Bonus Plan.

Awards and Payment. Awards under the Annual Bonus Plan relate to a performance period coinciding with the Company’s fiscal year (the “Performance Period”). The individual target award for each participant is expressed as a percentage of Annual Base Salary. Payment for the awards is made only if the performance goals for the Performance Period are achieved and certified by the Compensation Committee and generally only if the participant remains employed by the Company through the Payment Date. Any payments under the plan must be made within two and one-half months following the end of the applicable performance period.

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Proposal 3

Limit on Payment. Payment to a Covered Employee may not exceed $3 million for any performance period.

Performance Goals. The Annual Bonus Plan provides that the Compensation Committee generally has the authority to determine the performance goals that will be in effect for a Performance Period and to determine them for the Covered Employees solely to the extent permitted by Section 162(m). The Compensation Committee also has the authority to incorporate provisions in the performance goals allowing for adjustments in recognition of unusual or non-recurring events affecting the Company or our financial statements or in response to changes in applicable laws, regulations or accounting principles.

The performance goals for the Covered Employees will be determined by the Compensation Committee based on attaining one or more of the following criteria:

•	target levels of, or percentage increase in,

o	pre-tax profit;

o	division profit;

o	after-tax profits of Foot Locker (or a subsidiary, division, or other operational unit of Foot Locker);

o	after-tax or pre-tax return on shareholders’ equity of Foot Locker (or any subsidiary, division or other operational unit of Foot Locker);

•	target levels of, or a specified increase in,

o	operational cash flow of Foot Locker (or a subsidiary, division, or other operational unit of Foot Locker);

o	return on invested capital or return on investment;

•	a certain level of, a reduction of, or other specified objectives with regard to limiting the level of increase in, Foot Locker’s bank debt, other long-term or short-term public or private debt, or other similar financial obligations of Foot Locker, if any, which may be calculated net of any cash balances and/or other offsets and adjustments as may be established by the Compensation Committee;

•	a specified percentage increase in earnings per share or earnings per share from continuing operations of Foot Locker (or a subsidiary, division or other operational unit of Foot Locker);

•	target levels of, or a specified percentage increase in, revenues, net income, or earnings before interest, taxes, depreciation and/or amortization, of Foot Locker (or a subsidiary, division, or other operational unit of Foot Locker); and

•	a certain target level of, or reduction in, selling, general and administrative expense as a percentage of revenue of Foot Locker (or any subsidiary, division or other operational unit of Foot Locker).

Amendment or Termination of Plan. The Compensation Committee may amend, suspend, or terminate the Annual Bonus Plan, or any part of it, but no amendment that requires shareholder approval in order for the plan to continue to comply with Section 162(m) will be effective unless it is approved by the required vote of our shareholders. Also, no amendment may adversely affect the rights of any participant without the participant’s consent under any awards previously granted under the plan.

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Proposal 3

Benefits Not Determinable. Because performance goal criteria may vary from year to year, benefits under the Annual Bonus Plan are not determinable. The Annual Bonus Plan is designed to provide payments only if the performance goals established by the Compensation Committee have been met and the attainment of the goals has been certified by the Compensation Committee. The payments made to the named executive officers under the Annual Bonus Plan for the 2015 fiscal year are set out in Note 6 to the Summary Compensation Table on Pages 46 through 47.

The Board recommends a vote FOR Proposal 3.

80 | 2016 Proxy Statement

Proposal 4: Approval of the Foot Locker Long-Term Incentive Compensation Plan, as Amended and Restated

The Foot Locker Long-Term Incentive Compensation Plan was amended and restated (the “Restated LTIP”) on March 23, 2016 by the Compensation Committee, subject to our shareholders’ approval at the 2016 Annual Meeting as to Covered Employees. The Restated LTIP is designed to comply with the requirements of Section 162(m), under which the Company cannot deduct certain compensation in excess of $1 million paid to each of the chief executive officer and the three other most highly paid executive officers (other than the chief financial officer) of the Company, (each, a “Covered Employee”). Certain compensation, including compensation paid based on the achievement of pre-established performance goals, is excluded from this deduction limit if the material terms under which the compensation is to be paid, including the performance goals to be used, are approved by shareholders. Shareholders last approved the performance goals under the plan at the 2011 annual meeting. Section 162(m) generally requires that shareholders reapprove the performance goals under the plan at least every five years. If shareholders do not reapprove the performance goals on or after the first meeting of the Company’s shareholders that occurs in the fifth year following the year of shareholder approval (i.e., by the 2016 meeting), any amounts paid under this plan after such date may not be deductible.

We are asking shareholders at this meeting to approve the Restated LTIP, including the performance goals under this plan. Under the Restated LTIP, we have expanded the performance goal criteria so that the Compensation Committee may determine the performance goals for individual performance periods based on a wider range of metrics, which are described below under the paragraph headed “Performance Goals.” The expanded goals incorporate the performance goals that shareholders previously approved in 2011 and include new criteria based on total shareholder return, enterprise value, and gross or operating margins of the Company. We believe that the broader range of metrics will provide the Compensation Committee with flexibility to utilize different metrics, as may be appropriate, in a manner that links the executive to the stated performance goal, which may change over time. A complete copy of the Restated LTIP is attached to this proxy statement as Appendix A.

2016 Amendments

As noted above, we have expanded the performance goal criteria in the Restated LTIP so that the Compensation Committee may determine the performance goals for individual performance periods based on a wider range of metrics. By expanding the criteria on which performance goals may be set, this will provide the Compensation Committee with greater flexibility to consider additional aspects of the Company’s business to incentivize executives with regard to the long-term goals of the Company.

Material Features of the Restated LTIP

The following is only a summary of the principal features of the Restated LTIP. This summary is qualified in its entirety by the complete text of the Restated LTIP. Capitalized terms used in this summary but that are not defined here have the meanings contained in the Restated LTIP.

Purpose of the Plan. The purposes of the Restated LTIP are to reinforce corporate, organizational, and business development goals; to promote the achievement of year-to-year and long-range financial and other business objectives; to reward the performance of individual officers and other employees in fulfilling their personal responsibilities for long-range achievements; and to serve as a qualified performance-based compensation program under Section 162(m) with regard to Covered Employees.

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Proposal 4

Administration. The Restated LTIP is administered by the Compensation Committee, each member of which is an “outside director” under Section 162(m). The Compensation Committee has the authority to approve the designation of eligible participants, determine performance criteria, certify attainment of performance goals, construe and interpret the Restated LTIP and make all other determinations deemed necessary or advisable for the administration of the Restated LTIP.

Participation. Participation in the Restated LTIP is limited to those officers and other key employees of the Company, its subsidiaries and divisions, as selected by the Compensation Committee. In determining the persons to whom awards shall be granted, the Compensation Committee takes into account such factors as the Compensation Committee deems appropriate to accomplish the purposes of the Restated LTIP. Currently, 23 executives participate in this plan.

Awards and Payment. Restated LTIP awards relate to a performance period of three consecutive fiscal years or such other period as determined by the Compensation Committee, beginning with the fiscal year in which the award is made (the “Performance Period”). The individual target award for each participant is expressed as a percentage of Annual Base Salary approved by the Compensation Committee at the time the award is made to the participant for a Performance Period. In general, payment for such awards shall be made only if and to the extent performance goals for the Performance Period are attained and only if the participant remains employed by the Company throughout the Performance Period. Payment to a participant for each Performance Period will be made in cash, shares of Common Stock, or a combination of these forms of payment. If payment is made in shares of Common Stock, the number of shares of Common Stock is determined by dividing the achieved percentage of a participant’s Annual Base Salary by the Fair Market Value of the Common Stock on the payment date. “Fair Market Value” of the Common Stock on the date of payment, as defined in the Restated LTIP, is the average of the daily closing prices of a share of Common Stock during the 60-day period immediately preceding the payment date.

Limit on Payment. Payment for a Performance Period to a Covered Employee cannot be in an amount that exceeds the lesser of (a) 300% of that employee’s Annual Base Salary or (b) $5,000,000. Awards of Common Stock made pursuant to the Restated LTIP are Other Stock-Based Awards and are issued under, and subject to, the provisions of the Company’s 2007 Stock Incentive Plan.

Performance Goals. The Compensation Committee generally has the authority to determine the performance goals that will be in effect for a Performance Period. The Compensation Committee has the authority to determine the performance goals for the Covered Employees solely to the extent permitted by Section 162(m).

The performance goals for the Covered Employees will be determined by the Compensation Committee based on attaining one or more of the following criteria selected by the Compensation Committee:

•	target levels of, or percentage increase in, Consolidated Net Income;

•	target levels of, or a specified increase in, ROIC or return on investment;

•	target levels of, or percentage increase in, pre-tax profit;

•	target levels of, or a percentage increase in, after-tax profits of Foot Locker (or a subsidiary, division, or other operational unit of Foot Locker);

•	target levels of, or a specified increase in, operational cash flow or economic value added of Foot Locker (or a subsidiary, division, or other operational unit of Foot Locker);

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Proposal 4

•	a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, all or a portion of, Foot Locker’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of Foot Locker, if any, which may be calculated net of such cash balances and/or other offsets and adjustments as may be established by the Compensation Committee;

•	a specified percentage increase in earnings per share or earnings per share from continuing operations of Foot Locker (or a subsidiary, division or other operational unit of Foot Locker);

•	target levels of, or a specified percentage increase in, revenues, net income, or earnings before (a) interest, (b) taxes, (c) depreciation, and/or (d) amortization, of Foot Locker (or a subsidiary, division, or other operational unit of Foot Locker);

•	target levels of, or a percentage increase in, after-tax or pre-tax return on shareholders’ equity of Foot Locker (or any subsidiary, division or other operational unit of Foot Locker);

•	a certain target level of, or reduction in, selling, general, and administrative expense as a percentage of revenue of Foot Locker (or any subsidiary, division or other operational unit of Foot Locker);

•	target levels of, or a specified increase in, enterprise value or value creation targets of Foot Locker (or any subsidiary, division or other operational unit of Foot Locker);

•	a certain target level of, or a specified increase in, gross or operating margins of Foot Locker (or any subsidiary, division or other operational unit of Foot Locker); and

•	target levels of, or a specified increase in, the fair market value of the shares of Common Stock or total shareholder return, including the value of an investment in Common Stock assuming the reinvestment of dividends.

To the extent permitted by law, unless the Compensation Committee determines otherwise at the time the performance goals are set, the Compensation Committee shall exclude the impact of any of the following events or occurrences:

•	restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges;

•	any acquisition or divestiture of an operating business during the plan year or performance period;

•	impairment charges taken under relevant accounting rules;

•	an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; or

•	a change in tax law or accounting standards required by generally accepted accounting principles.

Performance goals may also be based on individual participant performance goals, as determined by the Compensation Committee, in its sole discretion.

In addition, all performance goals may be based upon the attainment of specified levels of Company (or subsidiary, division or other operational unit of the Company) performance under one or more of the measures described above relative to the performance of other corporations. The Compensation Committee may designate additional business criteria on which the performance goals may be based or adjust, modify, or amend those criteria.

Amendment or Termination of the Plan. The Compensation Committee may amend, suspend, or terminate the Restated LTIP, or any part of it, but no amendment that requires shareholder approval in order for the Restated LTIP to continue to comply with Section 162(m) will be effective unless it is approved by the required vote of our shareholders. Also, no amendment may adversely affect the rights of any participant without the participant’s consent under any awards previously granted under the plan.

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Proposal 4

Benefits Not Determinable. Because performance goal criteria may vary from year to year, benefits under the Restated LTIP are not determinable. The Restated LTIP is designed to provide payments only if the performance goals established by the Compensation Committee have been met and the attainment of the goals has been certified by the Compensation Committee. The Summary Compensation Table on Page 45 states the payouts under the plan to the named executive officers for the 2014-15, 2013-14, and 2012-13 Performance Periods.

The Board recommends a vote FOR Proposal 4.

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Proposal 5: Advisory Approval of Executive Compensation

The Board is asking you to approve, on a nonbinding, advisory basis, the compensation of our named executive officers, as described in this Proxy Statement on Pages 28 through 74. This advisory “Say-on-Pay” vote is required under Section 14A of the Exchange Act. We currently hold our Say-on-Pay vote every year.

As described in detail under the CD&A beginning on Page 28, our compensation program is designed to attract, motivate and retain talented executives in order to maintain and enhance the Company’s performance and its return to shareholders. In order to accomplish this, we have a compensation program for our executives, including the named executive officers, that ties pay closely to performance. A significant portion of the compensation provided to the named executive officers is based upon the Company’s performance or the performance of our share price, and we believe this compensation structure closely aligns the interests of our named executive officers with the interests of our shareholders. The more senior an executive’s position, the greater portion of his or her compensation that is tied to performance. We believe you should read the CD&A and the compensation tables beginning on Page 28 and also consider the following factors in determining whether to approve this proposal:

2015 Results. Our 2015 fiscal year was the fifth consecutive year that our sales and profit results represented the highest levels ever achieved in our history as an athletic footwear and apparel business. As a result of our strong performance, we already achieved one of the objectives set in our long-range strategic plan adopted in early 2015, and made significant progress on the others, as shown in the table below:

			2015-20
			Long-Term
Financial Metrics	2014	2015	Objectives
Sales (billions)	$7.2	$7.4	$10
Sales Per Gross Square Foot	$490	$504	$600
Adjusted Earnings Before Interest and Taxes (EBIT) Margin	11.4%	12.8%	12.5%
Adjusted Net Income Margin	7.3%	8.2%	8.5%
Return on Invested Capital (ROIC)	15.0%	15.8%	17%

The table above includes non-GAAP results. We provide a reconciliation to GAAP on Pages 16 through 17 of our 2015 Annual Report on Form 10-K.

Meaningful Stock Ownership Requirements. The Company’s Stock Ownership Guidelines require that the named executive officers hold a significant amount of the Company’s Common Stock as a percentage of their base salaries. Mr. Johnson is required to hold six times his annual base salary; Ms. Peters and Mr. McHugh are required to hold three times their annual base salaries; and Messrs. Berk and Verma are required to hold two times their annual base salaries. Each of the named executive officers currently meets or exceeds these guidelines.

Pay for Performance Culture. Our executive compensation program is designed to reinforce our pay-for-performance culture. Payouts under our Annual Bonus Plan and LTIP are earned only if the Company performs.

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Proposal 5

Earned Payouts for Performance. Based upon the Company’s performance, payments were made to the named executive officers under the Annual Bonus Plan for 2015. LTIP payouts were earned for the 2014-15 performance measurement period and will be paid out in 2017. As described on Page 36 of the CD&A, our LTIP is based on a two-year performance measurement period with an additional one-year vesting period, payable one-half in cash and one-half in equity under the Stock Incentive Plan if the goals are achieved. Beginning with the 2016-17 performance measurement period, earned awards under the LTIP will be paid out 25% in cash and 75% in equity.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers as a whole, as described in this Proxy Statement in accordance with the SEC’s compensation disclosure rules. The vote is advisory, which means that the vote is not binding on the Company, our Board or the Compensation Committee. Our Board and the Compensation Committee value the opinions of all of our shareholders. The Compensation Committee will review and consider the results of this advisory vote.

The Board recommends approval of the following resolution:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the Company’s Proxy Statement for the 2016 Annual Meeting of Shareholders pursuant to the SEC’s compensation disclosure rules, including the CD&A, the 2015 Summary Compensation Table, and the other related tables and disclosures.”

The Board recommends a vote FOR Proposal 5.

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Proposal 6: Advisory Vote on Frequency of Executive Compensation Vote

The Company is presenting the following proposal, which gives shareholders the opportunity to vote on a nonbinding, advisory basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules (“Say-on-Pay”). By voting on this Proposal 6, shareholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation every one, two, or three years.

Consistent with the views our shareholders expressed in 2011, we have held our Say-on-Pay vote every year since then. The Board is recommending that the annual Say-on-Pay vote be continued so that shareholders may continue to provide timely, direct input on our executive compensation program. The vote is advisory, which means that the vote is not binding on the Company, our Board, or the Compensation Committee. Our Board and the Compensation Committee value the opinions of all of our shareholders. The Compensation Committee will review and consider the results of this advisory vote. The Board recommends that you vote for the one-year interval for the advisory vote on executive compensation.

The Board recommends a vote for holding
an advisory vote on the compensation of our
named executive officers EVERY ONE YEAR.

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Deadlines and Procedures for Nominations and Shareholder Proposals

SEC Rule 14a-8

Under SEC Rule 14a-8, if a shareholder would like us to include a proposal in our proxy statement and form of proxy for the 2017 Annual Meeting, our Secretary must receive the proposal at our corporate headquarters at 330 West 34th Street, New York, New York 10001 by December 9, 2016 in order to be considered for inclusion in the 2017 proxy statement.

Other Proposals

For any shareholder proposal that is not submitted under SEC Rule 14a-8, including nominations for directors, our By-laws describe the procedures that must be followed. Under these procedures, we must receive notice of a shareholder’s intention to introduce a nomination or proposed item of business for an annual meeting not less than 90 days nor more than 120 days before the first anniversary of the prior year’s annual meeting. For 2017, we must receive this notice no earlier than January 18, 2017 and no later than February 17, 2017, assuming that our 2017 Annual Meeting is held on schedule. However, if we hold the 2017 annual meeting on a date that is not within 30 days before or after the first anniversary of the prior year’s Annual Meeting, then we must receive the notice no later than ten days after the earlier of the date we first provide notice of the meeting to shareholders or announce it publicly.

Proposals for nomination for directors and other items of business should be addressed to the Secretary, 330 West 34th Street, New York, New York 10001 and must contain the information specified in the Company’s By-Laws, which are available on the corporate governance section of our corporate website at http://www.footlocker-inc.com/investors.cfm?page=corporate-governance or from the Secretary.

By Order of the Board of Directors Sheilagh M. Clarke Secretary

April 8, 2016

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Questions and Answers about this Annual Meeting and Voting

Q: What is included in these proxy materials?

A: The proxy materials include our 2016 Proxy Statement and 2015 Annual Report on Form 10-K. If you received printed copies of these materials by mail, these materials also include the proxy card for the 2016 Annual Meeting.

Q: May I obtain an additional copy of the 2015 Annual Report on Form 10-K?

A: You may obtain an additional copy of our 2015 Annual Report on Form 10-K without charge by writing to our Investor Relations Department at Foot Locker, Inc., 330 West 34th Street, New York, New York 10001. It is also available free of charge through our corporate website at http://www.footlocker-inc.com/investors.cfm?page=corporate-governance.

Q: What constitutes a quorum for the Annual Meeting?

A: We will have a quorum and will be able to conduct the business of the Annual Meeting if the holders of a majority of the shares outstanding and entitled to vote are present at the meeting, either in person or by proxy. We will count abstentions and broker non-votes, if any, as present and entitled to vote in determining whether we have a quorum.

Q: What is the record date for this meeting?

A: The record date for this meeting is March 21, 2016. If you were a Foot Locker shareholder on this date, you are entitled to vote on the items of business described in this Proxy Statement.

Q: Who may vote at the Annual Meeting?

A: Each share of Common Stock is entitled to one vote. Only shareholders of record on the books of the Company as of March 21, 2016 are entitled to vote at the Annual Meeting and any adjournments or postponements. There were 136,094,471 shares of Common Stock outstanding as of March 21, 2016.

Q: Can I vote shares held in employee plans?

A: If you hold shares of Foot Locker Common Stock through the Foot Locker 401(k) Plan or the Foot Locker Puerto Rico 1165(e) Plan, your proxy card includes the number of shares allocated to your plan account. Your proxy card will serve as a voting instruction card for these shares for the plan trustee to vote the shares. The trustee will vote only those shares for which voting instructions have been given. To allow sufficient time for voting by the trustees of these plans, your voting instructions must be received by 11:59 p.m. EDT on May 15, 2016.

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Questions and Answers

Q: What proposals are shareholders voting on at this meeting and what are the voting recommendations of the Board and the vote requirements to approve the proposals?

A: The proposals that you are being asked to vote on at the Annual Meeting, our Board’s voting recommendations, and the vote required to approve each proposal are as follows:

Board’s Voting
Proposal		Recommendation	Vote Required to Approve
Proposal 1	Election of Six Directors to Serve for One-Year Terms	FOR EACH NOMINEE	Plurality of Votes Cast by Shareholders (please see our policy described on Page 9 regarding resignations by directors who do not receive more “For” votes than “Withheld” votes)
Proposal 2	Ratification of the Appointment of KPMG LLP as Our Independent Registered Public Accounting Firm for 2016	FOR	Majority of Votes Cast by Shareholders
Proposal 3	Reapproval of the Performance Goals under the Foot Locker Annual Incentive Compensation Plan, as Amended and Restated	FOR	Majority of Votes Cast by Shareholders
Proposal 4	Approval of the Foot Locker Long-Term Incentive Compensation Plan, as Amended and Restated	FOR	Majority of Votes Cast by Shareholders
Proposal 5	Advisory Approval of the Compensation of our Named Executive Officers	FOR	Majority of Votes Cast by Shareholders
Proposal 6	Advisory Vote on Whether the Shareholder Vote to Approve the Compensation of our Named Executive Officers Should Occur Every 1, 2, or 3 Years	FOR EVERY ONE YEAR	Majority of Votes Cast by Shareholders

Q: Could other matters be voted on at the Annual Meeting?

A: We do not know of any other business that will be presented at the 2016 Annual Meeting. If any other matters are properly brought before the meeting for consideration, then the persons named as proxies will have the discretion to vote on those matters for you using their best judgment.

Q: What happens if I do not vote my shares?

A: This depends on how you hold your shares and the type of proposal. If you hold your shares in “street name,” such as through a bank or brokerage account, it is important that you cast your vote if you want it to count for Proposals 1, 3, 4, 5, and 6. If you do not instruct your bank or broker how to vote your shares on these proposals, no votes will be cast on your behalf because the broker does not have discretionary authority to vote. This is called a “broker non-vote.” With regard to Proposal 2, your bank or broker will have discretion to vote any uninstructed shares for this proposal.

If you are a “shareholder of record” where your stock ownership is reflected directly on the books and records of the Company’s transfer agent, or if you hold your shares through the Foot Locker 401(k) Plan or Foot Locker 1165(e) Plan, no votes will be cast on your behalf on any of the proposals if you do not cast your vote.

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Questions and Answers

Q: How will the votes be counted?

A: Votes will be counted and certified by an independent inspector of election.

Votes withheld for the election of one or more of the nominees for director will not be counted as votes cast for them. If you abstain from voting or there is a broker non-vote on any matter, your abstention or broker non-vote will not affect the outcome of such vote because abstentions and broker non-votes are not considered to be votes cast.

The Company’s Certificate of Incorporation and By-laws do not contain any provisions on the effect of abstentions or broker non-votes.

Q: How do I vote my shares?

A: You may vote using any of the following methods:

Telephone	Scanning	Ballot

If you are located within the United States or Canada, you can vote your shares by calling 1-800-690-6903 and following the recorded instructions. Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m. EDT on May 17, 2016.The telephone voting system has easy to follow instructions and allows you to confirm that the system has properly recorded your vote. If you vote by telephone, you do NOT need to return a proxy card or voting instruction form.	You may also choose to scan the QR Code provided to you to vote your shares through the Internet with your mobile device. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. EDT on May 17, 2016.You will be able to confirm that the system has properly recorded your vote.You do NOT need to return a proxy card or voting instruction form if you scan your QR code to vote.	You may also vote by ballot at the Annual Meeting if you decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting. If you plan to vote by ballot at the Annual Meeting, you do not need to return a proxy card or voting instruction form.

Internet	Mail

You can also choose to vote your shares through the Internet at www.proxyvote.com. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. EDT on May 17, 2016. As with telephone voting, you will be able to confirm that the system has properly recorded your vote. If you vote via the Internet, you do NOT need to return a proxy card or voting instruction form.	If you received printed copies of the proxy materials by mail, you may choose to vote by mail. Simply mark your proxy card or voting instruction form, date and sign it, and return it in the postage-paid envelope that we included with your materials.

All shares that have been properly voted and not revoked will be voted at the Annual Meeting. If you sign and return a proxy card but do not give voting instructions, the shares represented by that proxy card will be voted as recommended by the Board.

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Questions and Answers

Q: Can I change my mind after voting my shares?

A: You may revoke your proxy at any time before it is used by (i) sending a written notice to the Company at its corporate headquarters, (ii) delivering a valid proxy card with a later date, (iii) providing a later dated vote by telephone or Internet, or (iv) voting by ballot at the Annual Meeting.

Q: Will my vote be confidential?

A: We maintain the confidentiality of our shareholders’ votes. All proxy cards, electronic voting, voting instructions, ballots, and voting tabulations identifying shareholders are kept confidential from the Company, except:

•	as necessary to meet any applicable legal requirements,

•	when a shareholder requests disclosure or writes a comment on a proxy card,

•	in a contested proxy solicitation, and

•	to allow independent inspectors of election to tabulate and certify the vote.

Q: Do I need a ticket to attend the Annual Meeting?

A: You will need an admission ticket to attend the Annual Meeting. Attendance at the meeting will be limited to shareholders as of March 21, 2016 (or their authorized representatives) having an admission ticket or proof of their share ownership, and guests of the Company. If you plan to attend the meeting, please indicate this when you are voting by telephone or Internet or check the box on your proxy card, and we will promptly mail an admission ticket to you.

If your shares are held in the name of a bank, broker, or other holder of record and you plan to attend the meeting, you can obtain an admission ticket in advance by providing proof of your ownership, such as a bank or brokerage account statement, to the Secretary at Foot Locker, Inc., 330 West 34th Street, New York, New York 10001. If you do not have an admission ticket, you must show proof of your ownership of the Company’s Common Stock at the registration table at the door.

Q: Who pays the cost of this proxy solicitation?

A: We will pay for the cost of the solicitation of proxies, including the preparation, printing, and mailing of the proxy materials.

Proxies may be solicited, without additional compensation, by our directors, officers, or employees by mail, telephone, fax, in person, or otherwise. We will request banks, brokers, and other custodians, nominees, and fiduciaries to deliver proxy materials to the beneficial owners of Foot Locker’s Common Stock and obtain their voting instructions, and we will reimburse those firms for their expenses under both SEC and NYSE rules. In addition, we have retained Innisfree M&A Incorporated to assist us in the solicitation of proxies for a fee of $12,500 plus out-of-pocket expenses.

Q: Why did I receive a Notice of Internet Availability of Proxy Materials but no proxy materials?

A: We are furnishing proxy materials to our shareholders primarily over the Internet under the SEC’s notice and access rules instead of mailing full sets of the printed materials. We believe that this procedure reduces costs, provides greater flexibility to our shareholders, and lessens the environmental impact of our Annual Meeting. On or about April 8, 2016, we started mailing to most of our shareholders in the United States a Notice of Internet Availability of Proxy Materials (the “Foot Locker Notice”). The Foot Locker Notice contains instructions on how to access and read our 2016 Proxy Statement and our 2015 Annual Report to Shareholders on the Internet and to vote online. If you received a Foot Locker Notice by mail, you will not receive paper copies of the proxy materials in the mail unless you request them. Instead, the Foot Locker Notice instructs you on how to access and read the Proxy Statement and Annual Report and how you may submit your proxy over the Internet. If you received a Foot Locker Notice by mail and would like to receive a printed copy of the materials, please follow the instructions on the Foot Locker Notice for requesting the materials, and we will promptly mail the materials to you.

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Questions and Answers

We are mailing to shareholders, or making available to shareholders via the Internet, this Proxy Statement, form of proxy card, and our 2015 Annual Report on Form 10-K on or about April 8, 2016.

Q: Where is the location of the 2016 Annual Meeting?

A: As we have moved our corporate headquarters, this year’s annual meeting will be held nearby at AMC Loews Theatre, 312 West 34th Street, New York, New York 10001 (located between 8th Avenue and 9th Avenue).

Directions

By subway

Take any of the A, C, E, 1, 2, or 3 subway lines to 34th Street–Penn Station. AMC Loews Theatre is on the south side of 34th Street between 8th Avenue and 9th Avenue.

By car or taxi

Take the Lincoln Tunnel into New York City, following the signs for 34th Street. Turn left onto West 34th Street. AMC Loews Theatre is on the south side of 34th Street between 8th Avenue and 9th Avenue.

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Appendix A

Foot Locker Long-Term Incentive Compensation Plan

Amended and Restated as of March 23, 2016

Effective as of February 1, 1981, the Board of Directors of Foot Locker Specialty, Inc. adopted a Long-Term Incentive Compensation Plan (the “Plan”) for certain executives of Foot Locker Specialty, Inc. and its subsidiaries. Effective as of August 7, 1989, Foot Locker, Inc. (“Foot Locker” or the “Company”) adopted the Plan, as amended. The Plan has been amended and restated from time to time, and in accordance with the requirements of “Section 162(m) of the Code” (as defined below), the performance goals under the Plan were initially approved at the 1996 annual meeting of shareholders and were reapproved in 2001, 2006 and 2011. The Plan is again amended and restated as of March 23, 2016 in the form set forth below, subject to shareholder approval of the performance goals set forth herein at the 2016 annual meeting of shareholders.

The objectives of the Plan are:

(a) to reinforce corporate organizational and business-development goals.

(b) to promote the achievement of year-to-year and long-range financial and other business objectives such as high quality of service and product, improved productivity and efficiencies for the benefit of our customers’ satisfaction and to assure a reasonable return to Foot Locker’s shareholders.

(c) to reward the performance of individual executives in fulfilling their personal responsibilities for long-range achievements.

(d) to serve as a qualified performance-based compensation program under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) or any successor section and the Treasury regulations promulgated thereunder (“Section 162(m) of the Code”).

(e) to award shares of Common Stock (as defined below) after attainment of pre-established performance goals and completion of the Performance Period (as defined below), which shall be considered “Other Stock-Based Awards” under the Foot Locker 2007 Stock Incentive Plan, amended and restated as of May 21, 2014, and as further amended from time to time, or other applicable stock incentive plan of the Company (the “Stock Incentive Plan”).

1. Definitions. The following terms, as used herein, shall have the following meanings:

(a) “Annual Base Salary” shall mean the annual base salary approved by the Committee with respect to the executive at the time the performance goals are established by the Committee, as described in Section 5(b) hereof without reduction for any amounts withheld pursuant to participation in a “cafeteria plan” under Section 125 of the Code, a cash or deferred arrangement under Section 401(k) of the Code or a qualified transportation arrangement under Section 132(f) of the Code. Notwithstanding the foregoing in the event of an executive’s promotion during a Performance Period, such participant’s Annual Base Salary shall reflect any salary increase paid as a result of the participant’s promotion.

(b) “Board” shall mean the Board of Directors of Foot Locker.

2016 Proxy Statement | A-1

(c) “Change in Control” shall mean any of the following: (i) the merger or consolidation of the Company with, or the sale or disposition of all or substantially all of the assets of the Company to, any person other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) fifty percent (50%) or more of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation; or (B) a merger or capitalization effected to implement a recapitalization of the Company (or similar transaction) in which no person is or becomes the beneficial owner, directly or indirectly (as determined under Rule 13d-3 promulgated under the Securities Exchange Act of 1934), of securities representing more than the amounts set forth in (ii) below; (ii) the acquisition of direct or indirect beneficial ownership (as determined under Rule 13d-3 promulgated under the Securities Exchange Act of 1934), in the aggregate, of securities of the Company representing thirty-five percent (35%) or more of the total combined voting power of the Company’s then issued and outstanding voting securities by any person acting in concert; or (iii) during any period of not more than twelve (12) months, individuals who at the beginning of such period constitute the Board of Directors of the Company (referred to herein as the “Board”), and any new director whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (?) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof.

(d) “Committee” shall mean two or more members of the Compensation Committee of the Board, each of whom is an “outside director” within the meaning of Section 162(m) of the Code.

(e) “Common Stock” shall mean common stock of Foot Locker, par value $0.01 per share.

(f) “Consolidated Net Income” shall mean the net income of Foot Locker and its subsidiaries for each fiscal year determined in accordance with generally accepted accounting principles and reported upon by Foot Locker’s independent accountants but before provision for accrued expenses net of the related income tax reduction for payments to be made pursuant to this Plan.

(g) “Fair Market Value” of a share of Common Stock shall mean the average of the closing prices of a share of such Common Stock as reported on the Composite Tape for the New York Stock Exchange during the sixty (60) day period immediately preceding the payment date relating to the applicable Performance Period.

(h) “Individual Target Award” shall mean the targeted performance award for a Plan Year specified by the Committee as provided in Section 5 herein.

(i) “Performance Period” shall mean the period of three consecutive Plan Years or such other period as determined by the Committee, beginning with the Plan Year in which the award is made.

(j) “Plan Year” shall mean Foot Locker’s fiscal year during which the Plan is in effect.

2. Administration of the Plan. The Plan shall be administered by the Committee. No member of the Committee while serving as such shall be eligible for participation in the Plan. The Committee shall have exclusive and final authority in all determinations and decisions affecting the Plan and its participants. The Committee shall also have the sole authority to interpret the Plan, to establish and revise rules and regulations relating to the Plan, to delegate such responsibilities or duties as it deems desirable, and to make any other determination that it believes necessary or advisable for the administration of the Plan including, but not limited to: (i) approving the designation of eligible participants; (ii) setting the performance criteria within the Plan guidelines; and (iii) certifying attainment of performance goals and other material terms. To the extent any provision of the Plan, other than Section 7 herein, creates impermissible discretion under Section 162(m) of the Code or would otherwise violate Section 162(m) of the Code, such provision shall have no force or effect.

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3. Participation. Participation in the Plan is limited to officers or other key employees of Foot Locker or any subsidiary thereof, as selected by the Committee in its sole discretion. The Committee may from time to time designate additional participants who satisfy the criteria for participation as set forth herein, and shall determine when an officer or key employee of Foot Locker ceases to be a participant in the Plan.

4. Right to Payment. Unless otherwise determined by the Committee in its sole discretion, a participant shall have no right to receive payment under this Plan unless the participant remains in the employ of Foot Locker at all times during the applicable Performance Period; provided, however, that notwithstanding any other provision of the Plan, the Committee may make a pro-rata payment following the end of the Performance Period to any participant in circumstances the Committee deems appropriate including, but not limited to a participant’s death, disability, retirement, or other termination of employment during the Performance Period, provided the performance goals for the Performance Period are met. Furthermore, upon a Change in Control the Committee may, in its sole discretion, but only to the extent permitted under Section 162(m) of the Code (if applicable), make a payment to any participant who is a participant at the time of such Change in Control, on the date of the Change in Control, or as soon as practicable thereafter, and prior to the end of the Performance Period (to the extent determinable), which is equal to or less than the pro-rata portion (through the date of the Change in Control) of the Individual Target Award based on (a) the actual performance results achieved relative to the Performance Period’s performance goals with respect to the period from the commencement of the Performance Period to the date of the Change in Control, and (b) the performance results that would have been achieved had the Performance Period’s Target been met for the balance of such Performance Period. Any pro-ration required hereunder shall be based on a fraction, the numerator of which is the number of months completed before the termination of employment or Change in Control, as the case may be, and the denominator of which is the number of months in the Performance Period.

5. Payment.

(a) Payment to a participant under this Plan for each Performance Period shall be made in cash, shares of the Company’s Common Stock, or any combination thereof, as determined by the Committee for each Performance Period. If payment is to be made in shares of the Company’s Common Stock, the number of shares of Common Stock shall be determined by the Committee by dividing the achieved percentage of such participant’s Annual Base Salary payable in Common Stock (as determined by the Committee for each Performance Period) by the Fair Market Value of the Common Stock on the date of payment as determined in accordance with Section 4 or 6 herein. Such achieved percentage shall be based on the participant’s achievement of his or her Individual Target Award. Except to the extent provided for in Section 4 hereof, payment shall be made only if and to the extent the relevant performance goals with respect to the Performance Period are attained. Awards of Common Stock made pursuant to this Plan are Other Stock-Based Awards (as defined in the Stock Incentive Plan) and are issued under and subject to, the applicable provisions of the Stock Incentive Plan including, without limitation, Section 9 (Other Stock-Based Awards) and Section 5 (Stock Subject to the Plan; Limitation on Grants). In the event that any payment results in other than a whole number of shares of Common Stock, the value of the fractional share of Common Stock shall be paid in cash.

(b) At the beginning of each Performance Period (or within the time period prescribed by Section 162(m) of the Code), the Committee shall establish all performance goals and the Individual Target Awards for such Performance Period and Foot Locker shall inform each participant of the Committee’s determination with respect to such participant for such Performance Period. Individual Target Awards shall be expressed as a percentage of such participant’s Annual Base Salary. At the time the performance goals are established, the Committee shall prescribe a formula to determine the percentage of the Individual Target Award which may be payable based upon the degree of attainment of the performance goals during the Performance Period.

2016 Proxy Statement | A-3

(c) Notwithstanding anything to the contrary contained in this Plan,

(1) the performance goals in respect of awards granted to participants hereunder, shall be based on one or more of the following criteria:

(i) the attainment of certain target levels of, or percentage increase in, pre-tax profit;

(ii) the attainment of certain target levels of, or percentage increase in, division profit;

(iii) the attainment of certain target levels of, or a percentage increase in, after-tax profits of Foot Locker (or a subsidiary, division, or other operational unit of Foot Locker);

(iv) the attainment of certain target levels of, or a specified increase in, operational cash flow or economic value added of Foot Locker (or a subsidiary, division, or other operational unit of Foot Locker);

(v) the achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, all or a portion of, Foot Locker’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of Foot Locker, if any, which may be calculated net of such cash balances and/or other offsets and adjustments as may be established by the Committee;

(vi) the attainment of a specified percentage increase in earnings per share or earnings per share from continuing operations of Foot Locker (or a subsidiary, division or other operational unit of Foot Locker);

(vii) the attainment of certain target levels of, or a specified percentage increase in, revenues, net income, or earnings before (A) interest, (B) taxes, (C) depreciation and/or (D) amortization, of Foot Locker (or a subsidiary, division, or other operational unit of Foot Locker);

(viii) the attainment of certain target levels of, or a specified increase in, return on invested capital or return on investment;

(ix) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on shareholders’ equity of Foot Locker (or any subsidiary, division or other operational unit of Foot Locker);

(x) the attainment of a certain target level of, or reduction in, selling, general and administrative expense as a percentage of revenue of Foot Locker (or any subsidiary, division or other operational unit of Foot Locker);

(xi) the attainment of a certain target level of, or percentage increase in, Consolidated Net Income;

(xii) the attainment of certain target levels of, or a specified increase in, enterprise value or value creation targets of Foot Locker (or any subsidiary, division or other operational unit of Foot Locker);

(xiii) the attainment of a certain target level of, or a specified increase in, gross or operating margins of Foot Locker (or any subsidiary, division or other operational unit of Foot Locker); and

(xiv) the attainment of certain target levels of, or a specified increase in, the fair market value of the shares of Common Stock or total shareholder return, including the value of an investment in Common Stock assuming the reinvestment of dividends.

In addition, performance goals may be based upon the attainment of specified levels of Foot Locker (or a subsidiary, division or other operational unit of Foot Locker) performance under one or more of the measures described above relative to the performance of other corporations. The Committee may designate additional business criteria on which the performance goals may be based or adjust, modify, or amend those criteria.

A-4 | 2016 Proxy Statement

(2) To the extent permitted under Section 162(m) of the Code, unless otherwise determined by the Committee at the time the performance goals are set and incorporated into the performance goals, the Committee shall exclude the impact of any of the following events or occurrences:

(i) restructurings, discontinued operations, extraordinary items or other special, unusual or non-recurring items or charges;

(ii) any acquisition or divestiture of an operating business during the Plan Year or Performance Period;

(iii) impairment charges taken under relevant accounting rules;

(iv) an event either not directly related to the operations of the Company (or any subsidiary, division or other operational unit of the Company) or not within the reasonable control of the Company’s management; or

(v) a change in tax law or accounting standards required by generally accepted accounting principles.

(3) In no event shall payment in respect of an award granted for a Performance Period be made to a participant as of the end of such Performance Period in a dollar value which exceeds the lesser of (i) 300% of such participant’s Annual Base Salary or (ii) $5,000,000.

6. Time of Payment. Subject to Section 4 herein, all payments earned by participants under the Plan shall be based on the achievement of performance goals established by the Committee and will be paid in accordance with Section 5 herein after performance goal achievements for the Performance Period have been finalized, reviewed, approved and certified by the Committee, but in no event later than two and one-half months following the end of the fiscal year for the last year of the applicable Performance Period. Foot Locker’s independent accountants shall examine as of the close of the Performance Period and communicate the results of such examination to the Committee as to the appropriateness of the proposed payments under the Plan.

7. Interim Participation. Notwithstanding anything else herein, the Committee may, in its sole discretion, grant an award hereunder to a participant who commences employment with Foot Locker during a Plan Year. Such award is not required to satisfy the exception for performance-based compensation set forth in Section 162(m) of the Code.

8. Miscellaneous Provisions.

(a) A participant’s rights and interests under the Plan may not be sold, assigned, transferred, pledged or alienated.

(b) In the case of a participant’s death, payment, if any, under the Plan shall be made to his or her designated beneficiary, or in the event no beneficiary is designated or surviving, to the participant’s estate.

(c) Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of Foot Locker or any subsidiary.

(d) Foot Locker and any of its subsidiaries shall have the right to make such provisions as it deems necessary or appropriate to satisfy any obligations it may have to withhold federal, state or local income or other taxes incurred by reason of payments made pursuant to the Plan.

(e) Except with regard to an award made pursuant to Section 7 herein, the Plan is designed and intended to comply with Section 162(m) of the Code and all provisions hereof shall be limited, construed and interpreted in a manner to so comply.

2016 Proxy Statement | A-5

(f) While neither Foot Locker nor any of its subsidiaries guarantee any particular tax treatment, the Plan is designed and intended to comply with the short-term deferral rules under Section 409A of the Code and the applicable regulations thereunder and shall be limited, construed and interpreted with such intent. All amounts payable under the Plan shall be payable within the short-term deferral period in accordance with Section 409A and regulations issued thereunder.

(g) The Board or the Committee may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part; provided, that, no amendment which requires shareholder approval in order for the Plan to continue to comply with the exception for performance based compensation under Section 162(m) of the Code shall be effective unless the same shall be approved by the requisite vote of the shareholders of Foot Locker as determined under Section 162(m) of the Code. Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any participant, without such participant’s consent, under the award theretofore granted under the Plan.

(h) Notwithstanding anything herein to the contrary, amounts payable hereunder shall be subject to Foot Locker’s clawback policy with respect to the recovery of incentive compensation to the extent and in the manner provided therein.

A-6 | 2016 Proxy Statement

Thank you	for being a shareholder and for the trust you have in Foot Locker, Inc.

Y O U R V O T E I S I M P O R T A N T P L E A S E V O T E Y O U R P R O X Y

FOOT LOCKER, INC.
330 WEST 34TH STREET
NEW YORK, NY 10001

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

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VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E01289-P75627-Z67382	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FOOT LOCKER, INC.

A	Proposals - The Board of Directors recommends a vote FOR EACH NOMINEE for Director in Proposal 1.

1.	Election of Six Directors to Serve for One-Year Terms.

	Nominees:	For	Withhold

	1a. Maxine Clark	☐	☐

	1b. Alan D. Feldman	☐	☐

	1c. Jarobin Gilbert, Jr.	☐	☐

	1d. Richard A. Johnson	☐	☐

	1e. Guillermo G. Marmol	☐	☐

	1f. Dona D. Young	☐	☐

The Board of Directors recommends a vote FOR Proposals 2, 3, 4, and 5.		For	Against	Abstain

2.	Ratification of the Appointment of Independent Registered Public Accounting Firm.	☐	☐	☐

3.	Reapproval of the Performance Goals under the Foot Locker Annual Incentive Compensation Plan, as Amended and Restated.	☐	☐	☐

4.	Approval of the Foot Locker Long-Term Incentive Compensation Plan, as Amended and Restated.	☐	☐	☐

5.	Advisory Approval of the Company’s Executive Compensation.	☐	☐	☐

The Board of Directors recommends a vote FOR EVERY ONE YEAR.		1 Year	2 Years	3 Years	Abstain

6.	Advisory Vote Regarding Frequency of Advisory Approval of Executive Compensation.	☐	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

Please indicate if you plan to attend this meeting.	☐	☐

	Yes	No

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report with Form 10-K are available at www.proxyvote.com.

E01290-P75627-Z67382

FOOT LOCKER, INC.
Annual Meeting of Shareholders

May 18, 2016 at 9:00 A.M. Eastern Daylight Time

This proxy is solicited by the Board of Directors of Foot Locker, Inc.

Sheilagh M. Clarke, John A. Maurer, and Lauren B. Peters, or any of them, each with the power of substitution, are hereby authorized to vote the shares of the undersigned at the Annual Meeting of Shareholders of Foot Locker, Inc., to be held on May 18, 2016, at 9:00 A.M., local time, at AMC Loews Theatre, 312 West 34th Street, New York, New York 10001, and at any adjournment or postponement thereof, upon the matters set forth in Foot Locker, Inc.’s Proxy Statement and upon such other matters as may properly come before the Annual Meeting, voting as specified on the reverse side of this card with respect to the matters set forth in the Proxy Statement, and voting in the discretion of the above-named persons on such other matters as may properly come before the Annual Meeting.

IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET, PLEASE SIGN AND DATE THE REVERSE SIDE OF THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE. THE PERSONS NAMED ABOVE AS PROXIES CANNOT VOTE THE SHARES UNLESS YOU SIGN AND RETURN THIS CARD OR VOTE BY TELEPHONE OR INTERNET. YOU MAY SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, BUT YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.

EMPLOYEE PLANS

IF YOU ARE A PARTICIPANT IN THE FOOT LOCKER 401(k) PLAN OR THE FOOT LOCKER PUERTO RICO 1165(e) PLAN, BY SIGNING AND RETURNING THIS PROXY CARD (OR VOTING BY TELEPHONE OR INTERNET), YOU WILL AUTHORIZE THE PLAN TRUSTEES TO VOTE THOSE SHARES ALLOCATED TO YOUR ACCOUNT AS YOU HAVE DIRECTED.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

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FOOT LOCKER, INC.
ANNUAL MEETING FOR HOLDERS AS OF 3/21/16
TO BE HELD ON 5/18/16
Your vote is important. Thank you for voting.

Read the Proxy Statement and have the voting instruction form below at hand. Please note that the telephone and Internet voting turns off at 11:59 p.m. ET the night before the meeting or cutoff date.

Vote by Internet:	www.proxyvote.com, or scan the QR Barcode above.

Vote by Phone:	1-800-454-8683

Vote by Mail:	Use the envelope enclosed

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	E01346-P75656

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting. The following materials are available at www.proxyvote.com: Notice and Proxy Statement and Annual Report with Form 10-K

A	Proposals - The Board of Directors recommends a vote FOR EACH NOMINEE for Director in Proposal 1.

1.	Election of Six Directors to Serve for One-Year Terms.

	Nominees:	For	Withhold

	1a. Maxine Clark	☐	☐

	1b. Alan D. Feldman	☐	☐

	1c. Jarobin Gilbert, Jr.	☐	☐

	1d. Richard A. Johnson	☐	☐

	1e. Guillermo G. Marmol	☐	☐

	1f. Dona D. Young	☐	☐

PLEASE “X” HERE ONLY IF YOU PLAN TO ATTEND THE MEETING AND VOTE THESE SHARES IN PERSON		☐

The Board of Directors recommends a vote FOR		For	Against	Abstain
Proposals 2, 3, 4, and 5.

2.	Ratification of the Appointment of Independent Registered Public Accounting Firm.	☐	☐	☐

3.	Reapproval of the Performance Goals under the Foot Locker Annual Incentive Compensation Plan, as Amended and Restated.	☐	☐	☐

4.	Approval of the Foot Locker Long-Term Incentive Compensation Plan, as Amended and Restated.	☐	☐	☐

5.	Advisory Approval of the Company’s Executive Compensation.	☐	☐	☐

The Board of Directors recommends a vote FOR EVERY ONE YEAR.		1 Year	2 Years	3 Years	Abstain

6.	Advisory Vote Regarding Frequency of Advisory Approval of Executive Compensation.	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date